The information in this prospectus supplement and the attached prospectus is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                Subject To Completion, Dated February 21, 2007

Prospectus Supplement
(To Prospectus Dated February 21, 2007)

                                 $845,750,000
                                 (Approximate)
                            MSCC HELOC Trust 2007-1
                               (Issuing Entity)
                    HELOC Asset-Backed Notes, Series 2007-1
                       Morgan Stanley ABS Capital I Inc.
                                  (Depositor)
                       Morgan Stanley Credit Corporation
                        (Sponsor, Seller and Servicer)

                        ------------------------------

The issuing entity will issue one class of notes and two classes of certificates, but is offering only the single class of notes pursuant to this prospectus supplement and the accompanying prospectus:

------------------------------------------------------------------------------
You should read the section  The Assets of the Issuing Entity--
entitled "Risk Factors"        o   The assets of the issuing entity will
starting on page S-10 of           consist primarily of a pool of
this prospectus supplement         adjustable-rate revolving credit loans and
and page 7 of the                  closed-end adjustable-rate and fixed-rate
accompanying prospectus and        mortgage loans (which are together referred
consider these factors             to in this prospectus supplement as the
before making a decision to        home equity loans), secured by first or
invest in the notes.               second liens on one- to four-family
The notes represent debt           residential properties. The issuing entity
obligations  of the issuing        will also include funds that are to be used
entity only and are not            to acquire additional revolving credit
interests in or obligations        loans secured by first or second liens on
of any other person.               one- to four-family residential properties
Neither the notes nor the          not included in the initial cut-off date
underlying home equity             pool.
loans will be insured or     The Notes--
guaranteed by any              o   The notes will represent non-recourse debt
governmental agency or             obligations of the issuing entity, as
instrumentality.                   described in this prospectus supplement.
This prospectus supplement   Credit Enhancement--
may be used to offer and       o   Excess interest and overcollateralization
sell the offered notes only        as described in this prospectus supplement.
if accompanied by the          o   An irrevocable certificate guaranty
prospectus.                        insurance policy issued by Ambac Assurance
                                   Corporation as described in this prospectus
                                   supplement.
------------------------------------------------------------------------------
                                 [AMBAC LOGO]

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.
Morgan Stanley ABS Capital I Inc. will not list the offered notes on any securities exchanges or on any automated quotation system of any securities association.
The notes offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated, which will offer the notes to the public subject to prior sale and subject to its right to reject orders in whole or in part. Proceeds to the depositor from the sale of the offered notes are anticipated to be approximately [o]% of the note principal amount of the notes (excluding accrued interest) before the deduction of expenses payable by the depositor, estimated to be approximately $[o]. The offered notes will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about February 27, 2007.

                                --------------
                                MORGAN STANLEY
February [o], 2007

  Important notice about information presented in this prospectus supplement and the accompanying prospectus

      We provide information to you about the notes in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the HELOC Asset-Backed Notes, Series 2007-1 in any state or other jurisdiction where the offer is not permitted.

      For 90 days following the date of this prospectus supplement, all dealers selling notes will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the notes with respect to their unsold allotments or subscriptions.

      We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

      Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which can be located using the "Index of Certain Definitions" at the end of this prospectus supplement.

      In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Morgan Stanley ABS Capital I Inc.

      Morgan Stanley ABS Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                            European Economic Area

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                United Kingdom

      The underwriter has represented and agreed that:

      (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of the notes in circumstances in which Section 21(a) of the FMSA does not apply to the issuing entity; and

      (b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                      Notice To United Kingdom Investors

      The distribution of this prospectus supplement, if made by a person who is not an authorized person under the FSMA, is being made only to, or direct only at persons, who (1) are outside the United Kingdom, (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associates, etc.") or 19 (Investment Professionals) of the FSMA (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered notes, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                                      THE SERIES 2007-1 NOTES

                                                                                                                     Initial Rating
                                                                                                                         of the
                                                                                                                      Securities(2)
                                                                                                                     --------------
                           Initial                                                                      Interest
                          Principal        Note    Price to  Underwriting    Proceeds to   Interest      Accrual
        Class             Amount(1)        Rate     Public     Discount       Depositor     Period     Convention    S&P     Moody's
------------------------------------------------------------------------------------------------------------------------------------
Offered Notes
HELOC Asset-Backed
Notes,
Series 2007-1.....       $845,750,000    Floating   [100%]       [ ]%            [ ]%      Payment     Actual/360     AAA       Aaa
                                         Rate (3),                                         Date to     (6)
                                            (4)                                            Payment
                                                                                           Date
                                                                                           (5)

Non-Offered Certificates
Class L...........                 (7)      (7)     N/A     N/A             N/A            N/A         N/A            (8)       (8)
Class O...........                 (9)      (9)     N/A     N/A             N/A            N/A         N/A            (8)       (8)

(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) A description of the ratings of the offered notes is set forth under the heading "Ratings" in this prospectus supplement. The rating on the notes depends primarily on an assessment by the rating agencies of the home equity loans and the financial strength of the credit enhancer. The ratings of the notes do not address the likelihood that any prepayment interest shortfalls, relief act interest shortfalls or net funds rate carryover amounts, each as described in this prospectus supplement, will be paid to noteholders.

(3) The note rate for the notes for the interest period related to any payment date on or prior to the first Optional Redemption Date will be a per annum rate equal to the least of (i) one-month LIBOR + [ ]%, (ii) the Net Funds Cap and (iii) 12.000%. Beginning with the interest period related to the payment immediately following the first Optional Redemption Date, the note rate for the notes will be a per annum rate equal to the least of (i) one-month LIBOR + [ ]%, (ii) the Net Funds Cap and (iii) 12.000%.

(4) The note rate will be subject to the weighted average of the loan rates of the home equity loans minus certain expenses of the issuing entity (the "Net Funds Cap") as described in this prospectus supplement under "Description of the Securities--Glossary" and "--Interest Payments on the Notes." The "Optional Redemption Date" is the first payment date on which the note principal amount of the notes is less than or equal to 10% of the original investor amount.

(5) The interest period for any payment date will be the period beginning on the preceding payment date (or, in the case of the first payment date, on the closing date), and ending on the day immediately preceding that payment date.

(6) Interest will accrue at the rate described in this table on the basis of a 360 day year and the actual number of days that elapsed in that interest period.

(7) The class principal balance of the Class L Certificates on any payment date will be equal to the excess, if any, of the sum of the principal balance of the home equity loans as of the beginning of the related billing cycle and any amounts on deposit in the additional loan account over the investor amount on that payment date (prior to giving effect to payments of investor principal collections and allocations of investor liquidation loss amounts for such payment date). The Class L Certificates will be entitled to interest on its class principal balance at the weighted average loan rate of the revolving credit loans, less the servicing fee rate.

(8) The depositor has not requested that this class of certificates be rated by this rating agency.

(9) The class principal balance of the Class O Certificates for any payment date will be equal to the sum of the aggregate principal balance of the home equity loans as of the beginning of the related billing cycle and any amounts on deposit in the additional loan account minus the sum of the note principal amount of the notes and the class principal balance of the Class L Certificates as of that payment date. As of the closing date, the class principal balance of the Class O Certificates is expected to equal approximately $4,250,000.

                         TRANSACTION PARTIES OVERVIEW

The following diagram illustrates the various parties involved in this transaction and their respective functions:

                                            -----------------------------------
                                           | Morgan Stanley Credit Corporation |
                                           |  (Sponsor, Seller and Servicer)   |
                                            -----------------------------------
                                                             |
                                             Home Equity     |
                                             Loans           |
                                                             |
  -------------------                                        V
 |  Ambac Assurance  |                      -----------------------------------
 |    Corporation    |                     | Morgan Stanley ABS Capital I Inc. |
 | (Credit Enhancer) |                     |             (Depositor)           |
  -------------------                       -----------------------------------
Certificate |  ^ Premium payments              | Home Equity     ^ Notes and
   Guaranty |  | under the Certificate         | Loans           | Certificates
  Insurance |  | Guaranty Insurance Policy     |                 |
     Policy |  |                               v                 |
            |  |                       ----------------------------------------
            |   ----------------------|         MSCC HELOC Trust 2007-1        |
            |                         |            (Issuing Entity)            |
             -------------------------|                                        |
                                      |        Wilmington Trust Company        |
                                      |             (Owner Trustee)            |
                                       ----------------------------------------
                                               | Home Equity     ^ Notes and
                                               | Loans           | Certificates
                                               |                 |
                                               v                 |
                                       ----------------------------------------
                                      | Wells Fargo Bank, National Association |
                                      |    (Indenture Trustee and Custodian)   |
                                      |                                        |
                                      |                                        |
                                       ----------------------------------------

                              Table of Contents

        Prospectus Supplement
Summary....................................................................S-1
Risk Factors..............................................................S-10
Forward-Looking Statements................................................S-22
Description of the Home Equity Loans......................................S-23
General...................................................................S-23
Conveyance of the Additional Revolving Credit Loans.......................S-24
The Additional Loan Account...............................................S-25
Interest Shortfall Payments...............................................S-25
Home Equity Loan Terms....................................................S-25
Credit Scores.............................................................S-27
Home Equity Loan Characteristics..........................................S-28
The Servicer..............................................................S-41
General...................................................................S-43
Collection and Liquidation Practices; Loss Mitigation.....................S-44
Modification of Loan Rate for Certain Revolving Credit Loans..............S-44
Charged-off Mortgage Loans................................................S-44
Fees and Expenses.........................................................S-45
Adjustment to Servicing Fees in Connection with Certain Prepaid Home
  Equity Loans............................................................S-47
Static Pool Information...................................................S-47
The Sponsor...............................................................S-47
The Seller................................................................S-48
General...................................................................S-48
Origination...............................................................S-48
The Depositor.............................................................S-49
The Issuing Entity........................................................S-49
General...................................................................S-49
Assets of the Issuing Entity..............................................S-50
The Owner Trustee.........................................................S-50
The Indenture Trustee.....................................................S-52
The Credit Enhancer.......................................................S-53
General...................................................................S-53
Capitalization............................................................S-54
Incorporation of Certain Documents by Reference...........................S-54
Other Information.........................................................S-55
Certain Relationships and Related Transactions............................S-55
Description of the Securities.............................................S-55
General...................................................................S-55
Book-Entry Notes..........................................................S-56
Payments on Home Equity Loans; Accounts...................................S-60
Investments of Amounts Held in Accounts...................................S-61
Payments on the Notes.....................................................S-61
Interest Payments on the Notes............................................S-62
Principal Payments on the Notes...........................................S-63
Allocation of Payments on the Home Equity Loans...........................S-63
Glossary..................................................................S-64
Overcollateralization.....................................................S-68
Rapid Amortization Events.................................................S-68
The Paying Agent..........................................................S-69
Maturity and Optional Redemption..........................................S-69
Reports to Noteholders....................................................S-70
The Policy................................................................S-72
Certain Yield and Prepayment Considerations...............................S-75
Description of the Purchase Agreement.....................................S-81
Transfer of Home Equity Loans.............................................S-81
Representations and Warranties............................................S-81
Assignment to the Issuing Entity..........................................S-83
Optional Transfers of Revolving Credit Loans to the Class L
  Certificateholder.......................................................S-83
Description of the Servicing Agreement....................................S-84
Hazard Insurance..........................................................S-84
Evidence as to Compliance.................................................S-84
Certain Matters Regarding the Servicer....................................S-85
Events of Servicing Termination...........................................S-86
Rights Upon an Event of Servicing Termination.............................S-86
Amendment.................................................................S-87
Description of the Trust Agreement and Indenture..........................S-87
The Trust.................................................................S-87
Events of Default; Rights Upon Event of Default...........................S-87
Certain Covenants.........................................................S-89
Modification of Indenture.................................................S-90
Satisfaction and Discharge of Indenture...................................S-91
Certain Matters Regarding the Indenture Trustee and the Owner Trustee.....S-92
Material Federal Income Tax Consequences..................................S-92
General...................................................................S-92
Characterization of the Notes as Indebtedness.............................S-92
Taxation of Interest Income of Note Owners................................S-93
Possible Classification of the Trust Estate as a Partnership or a
  Corporation.............................................................S-93
Possible Classification of the Trust Estate as a Taxable Mortgage Pool....S-93
Foreign Investors.........................................................S-94
Backup Withholding........................................................S-94
Other Taxes...............................................................S-95
ERISA Considerations......................................................S-95
Use of Proceeds...........................................................S-96
Legal Investment..........................................................S-96
Method of Distribution....................................................S-96
Experts      .............................................................S-97
Legal Matters.............................................................S-97
Ratings      .............................................................S-97
Index of Certain Definitions................................................99

Prospectus                                                                Page
----------                                                                ----

Important Notice About Information in This
Prospectus and Each Accompanying
Prospectus Supplement........................................................2
Risk Factors.................................................................7
The Trust Fund..............................................................25
Use of Proceeds.............................................................46
The Depositor...............................................................46
Description of the Securities...............................................48
Credit Enhancement & Derivatives............................................68
Yield and Prepayment Considerations.........................................76
The Agreements..............................................................79
Material Legal Aspects of the Loans.........................................99
Material Federal Income Tax Consequences...................................120
State and Local Tax Considerations.........................................152
ERISA Considerations.......................................................152
Legal Investment...........................................................160
Method of Distribution.....................................................162
Legal Matters..............................................................163
Financial Information......................................................163
Rating.....................................................................164
Where You Can Find More Information........................................165
Incorporation Of Certain Documents By Reference............................165
Glossary...................................................................166

------------------------------------------------------------------------------
                                    SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand the terms of the offering of the offered notes, you should read carefully this entire document and the accompanying prospectus.

      While this summary contains an overview of certain calculations, payment priorities and other information to aid your understanding, you should carefully read the full descriptions of the calculations, payment priorities and other information in this prospectus supplement and the accompanying prospectus before making an investment decision.

Relevant Parties                See "Transaction Parties Overview" in this
                                prospectus supplement for a diagram that illustrates the various parties involved in the transaction and their functions.

Issuing Entity................. MSCC HELOC Trust 2007-1. The issuing entity will be established under a trust agreement, dated as of February 1, 2007, between Morgan Stanley ABS Capital I Inc., as depositor and Wilmington Trust Company, as owner trustee. The issuing entity will be a statutory trust formed under the laws of the state of Delaware. See "The Issuing Entity" in this prospectus supplement.

Depositor...................... Morgan Stanley ABS Capital I Inc., a Delaware
                                Corporation. The depositor's principal
                                executive offices are located at 1585
                                Broadway, New York, New York 10036 and its phone number is (212) 761-4000. The depositor is an affiliate of the sponsor, seller and servicer and of Morgan Stanley & Co. Incorporated, the underwriter. See "The Depositor" in this prospectus supplement and in the accompanying prospectus.

Sponsor, Seller and Servicer... Morgan Stanley Credit Corporation, a Delaware
                                corporation. The sponsor, seller and servicer is an affiliate of the depositor and of Morgan Stanley & Co. Incorporated, the underwriter. The sponsor's, seller's and servicer's address is 2500 Lake Cook Road, Riverwoods, Illinois 60015. See "The Servicer," "The Sponsor" and "The Seller" in this prospectus supplement.

Owner Trustee.................. Wilmington Trust Company, a Delaware banking corporation. The owner trustee's principal executive offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. See "The Owner Trustee" in this prospectus supplement.

Indenture Trustee and
   Custodian................... Wells Fargo Bank, National Association, a
                                national banking association, will act as indenture trustee and custodian. Wells Fargo's offices are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for note transfer purposes, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland, 21045. See "The Indenture Trustee" in this prospectus supplement.

Credit Enhancer................ Ambac Assurance Corporation will issue a certificate guaranty insurance policy that will insure certain payments on the Notes. See "Description of the Notes--The Policy" and "The Credit Enhancer" in this prospectus supplement.

Rating Agencies................ Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the notes.

Relevant Dates

Initial Cut-off Date........... For any initial home equity loan transferred to the issuing entity on the closing date, February 1, 2007.

Subsequent Cut-off Date........ For any revolving credit loan transferred to the issuing entity after the closing date, the subsequent cut-off date that will be specified for that loan in the transfer document.

Closing Date................... On or about February 27, 2007.

Payment Dates.................. Beginning in March 2007 on the 25th of each month or, if the 25th day is not a business day, on the next business day.

Interest Accrual Period........ For the March 2007 payment date, the period commencing on the closing date and ending on the day immediately preceding that payment date. For any payment date thereafter, the period commencing on the payment date in the prior calendar month and ending on the day immediately preceding that payment date.

                                Interest on the notes is required to be
                                calculated on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period.

Record Date.................... For any payment date, the business day immediately preceding that payment date or if the notes are no longer book-entry notes, the last business day of the calendar month preceding the month of that payment date.

Scheduled Final Payment Date... The payment date in December 2031, which is the payment date occurring in the month
                                following the month in which the latest stated maturity for any home equity loan occurs. The actual final payment date may be earlier or later than, and could be substantially earlier than, the scheduled final payment date.

The Notes

      The issuing entity will issue approximately $845,750,000 MSCC HELOC Asset-Backed Notes, Series 2007-1 pursuant to an indenture dated as of February 1, 2007 between the issuing entity and the indenture trustee.

      We refer you to "Description of the Securities--Book-Entry Notes" in this prospectus supplement.

The Certificates

      The issuing entity will also issue MSCC HELOC Asset-Backed Certificates, Series 2007-1, Class L and Class O which are not offered by this prospectus supplement. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interest in the issuing entity. The class principal balance of the Class L Certificates will change from time to time based generally on the amount of draws on the revolving credit loans. The class principal balance of the Class O Certificates will generally be the excess, if any, of the sum of the aggregate stated principal balance of the home equity loans and any amounts on deposit in the additional loan account over the aggregate security balance of the notes and the Class L Certificates. An affiliate of the seller, the servicer and the depositor will initially hold the certificates.

Registration and Denominations of the Notes

      The offered notes will be issued and available only in book-entry form, in denominations of $25,000 initial principal amount and integral multiples of $1,000 in excess of $25,000, except that one note of each class may be issued in an amount less than $25,000. One note of each class of offered notes may be issued in an amount less than the amount described above.

      No person acquiring an interest in the book-entry notes will be entitled to receive a definitive note representing that person's interest in the assets of the issuing entity, except under limited circumstances as described in this prospectus supplement. Beneficial owners may elect to hold their interests through The Depository Trust Company. Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC.

      See "Description of the Securities- Book-Entry Notes" in this prospectus supplement.

Payments on the Securities

      Pursuant to the servicing agreement, the servicer will collect monthly payments of interest or principal and interest on the home equity loans. The servicer will forward all collections on the home equity loans to the indenture trustee except the portion representing the servicer's fee and certain expenses. The indenture trustee shall pay such amounts that constitute investor p&i collections, and any amount remaining in the additional loan account after the end of the funding period, to the indenture trustee, the owner trustee, the credit enhancer, the noteholders and the holders of the Class O Certificates in the following priority:

---------------------------------------

                Step 1

 Reimbursement of certain expenses to
 the indenture trustee, subject to a
 $125,000 annual cap and no more than
   $20,000 on any payment date and
    payment to the servicer of any
 amounts owing to it pursuant to the
  servicing agreement, subject to a
          $50,000 annual cap

---------------------------------------
                 |
                 |
                 V
---------------------------------------

                Step 2

Payment to the credit enhancer of its
 premium for the certificate guaranty
   insurance policy and previously
    unpaid premiums (with interest
               thereon)

---------------------------------------
                 |
                 |
                 V
---------------------------------------

                Step 3

  Payment of accrued interest on the
  notes, excluding any net funds cap
           carryover amount

---------------------------------------
                 |
                 |
                 V
---------------------------------------

                Step 4

  Payment of principal of the notes
  from certain principal collections

---------------------------------------
                 |
                 |
                 V
---------------------------------------

                Step 5

 Payment of principal of the notes in
   respect of specified amounts of
            certain losses

---------------------------------------
                 |
                 |
                 V

---------------------------------------

                Step 6

 Payment of other amounts owed to the
      credit enhancer including
reimbursement for certain prior draws
   made on the certificate guaranty
   insurance policy (with interest
               thereon)

---------------------------------------
                 |
                 |
                 V
---------------------------------------

                Step 7

  Payment to the notes of an amount
 equal to the excess, if any, of the
  remaining principal amount of the
 notes over the investor interest of
  the principal balance of the home
             equity loans

---------------------------------------
                 |
                 |
                 V
---------------------------------------


                Step 8

  Payment of additional principal to
     the notes until the level of
  overcollateralization reaches the
 required amount and, thereafter, as
      necessary to maintain the
  overcollateralization level at the
           required amount

---------------------------------------
                 |
                 |
                 V
---------------------------------------

                Step 9

   To the servicer, payment of any
    amounts owing to it under the
 servicing agreement not paid in Step
               1 above

---------------------------------------
                 |
                 |
                 V
---------------------------------------

               Step 10

     Payment of the net funds cap
       carryover amount, if any

---------------------------------------
                 |
                 |
                 V
---------------------------------------

               Step 11

   Payment of additional costs and
  expenses payable to the indenture
trustee or the owner trustee not paid
           in Step 1 above

---------------------------------------
                 |
                 |
                 V
---------------------------------------

               Step 12

Payment of any remaining funds to the
         Class O Certificates
---------------------------------------


      On each payment date, the Class L Certificates will be entitled to receive interest on its class principal balance at a rate equal to the weighted average of the loan rates on the revolving credit loans as of the end of the related billing cycle minus the servicing fee rate. On each payment date during the managed amortization period, the Class L Certificates will be entitled to receive principal in an amount equal to the excess, if any, of the net principal collections related to the revolving credit loans over the investor principal collections related to the revolving credit loans, in each case for that payment date. On each payment date during the rapid amortization period, the Class L Certificates will be entitled to receive principal in an amount equal to the excess, if any of the principal collections related to the revolving credit loans over the investor principal collections related to the revolving credit loans, in each case for that payment date. These amounts will be distributed pari passu with investor P&I collections.

Amounts Available for Payments on the Notes

      Payment of interest and principal on the notes will be made only from payments received in connection with the home equity loans and the certificate guaranty insurance policy described below and as described under "Description of the Securities--Principal Payments on the Notes" in this prospectus supplement. During the managed amortization period, the noteholders will receive payments of principal from their portion of principal collections on the revolving credit loans in excess of additional draws made on the revolving credit loans plus payments of principal on the mortgage loans. During the rapid amortization period or upon the occurrence of a rapid amortization event, the noteholders will receive payments from all principal collections on the mortgage loans and all principal collections on the revolving credit loans, up to the investor revolving amount.

      On any payment date for which the note rate for the notes has been determined pursuant to the weighted average net loan rate, the net funds cap carryover amount will be calculated at a rate equal to the excess of the related one-month LIBOR plus the applicable margin over the note rate for that payment date, which is subject to a maximum rate of 12.00% per annum.

      Any net funds cap carryover amount for the notes will be paid (with interest at the related one-month LIBOR plus the applicable margin, subject to a maximum rate of 12.00% per annum) on subsequent payment dates from excess interest in the manner described in this prospectus supplement and to the extent that funds are available in the priority described in this prospectus supplement.

      In addition, payments to noteholders will be made on each payment date from draws on the certificate guaranty insurance policy, if necessary. Such draws will cover shortfalls in amounts available to pay accrued and unpaid interest on the notes plus certain losses allocated to the notes. The certificate guaranty insurance policy issued by Ambac Assurance Corporation does not cover payment of net funds cap carryover amount, default interest or shortfalls on the amounts payable to noteholders resulting from any reduction of interest collections caused by prepayments of home equity loans or the application of the Servicemembers Civil Relief Act.

Priority of Payment After an Indenture Event of Default

      If the payment on the notes has been accelerated after an event of default, any money or property collected by the indenture trustee with respect to liquidation of some or all of the home equity loans will be applied to pay, in the following priority:

o     fees and expenses due to the indenture trustee and the owner trustee;

o     premium owed to the credit enhancer;

o interest due on the notes (other than any net funds cap carryover amount);

o principal due on the notes until the note principal amount is reduced to zero;

o     amounts owed to the credit enhancer under the insurance agreement;

o     net funds cap carryover amount to the notes; and

o to the issuing entity for distribution in accordance with the trust agreement.

      See "Description of the Trust Agreement and the Indenture--Events of Default; Rights Upon Event of Default" in this prospectus supplement.

Credit Enhancement

      The credit enhancement provided for the benefit of the notes consists of:

      Excess Interest. Initially, the aggregate of the portion of interest due on the home equity loans allocable to noteholders is expected to be an amount greater than the amount necessary to pay certain issuing entity expenses and the interest earned on the notes each month, thus creating excess interest. Any excess interest will be available to cover interest shortfalls and will be used to pay principal on the notes up to the amount of losses on the home equity loans allocated to noteholders. In addition, if the level of overcollateralization described below is less than the required amount, any remaining excess interest will be paid to the notes as principal. This payment will reduce the note principal amount of the notes faster than the investor's interest in the principal balance of the home equity loans until such difference equals the required level of overcollateralization.

      Overcollateralization.

      On the closing date, the sum of the investor's interest of the unpaid principal balance of the home equity loans and the amount on deposit in the additional loan account will exceed the note principal amount of the notes by approximately $4,250,000, creating overcollateralization, but at a level that is less than the required overcollateralization amount. Overcollateralization is the excess, if any, of the sum of the investor's interest of the unpaid principal balance of the home equity loans and any amounts on deposit in the additional loan account over the principal amount of the notes. Any excess interest not used to cover interest shortfalls or current period losses allocated to the noteholders as described above will be paid as principal on the notes to reduce the principal amount of the notes until the required level of overcollateralization is reached. Thereafter, if the level of overcollateralization falls below the required level, the excess interest described above will again be paid to the notes as principal to reduce the principal amount of the notes in order to restore the level of overcollateralization to its required level at that time.

      Policy. On the closing date, the credit enhancer will issue the certificate guaranty insurance policy in favor of the indenture trustee on behalf of the noteholders. The policy will unconditionally and irrevocably guarantee interest on the notes, certain losses allocated to the notes and any outstanding note principal amount on the scheduled final payment date in accordance with the terms of the policy. The certificate guaranty insurance policy will not cover any net funds cap carryover amounts that result if the note rate is capped by the net funds cap, subject to a maximum rate of 12.00% per annum. The certificate guaranty insurance policy also will not cover shortfalls on the amounts payable to noteholders resulting from any reduction of interest collections caused by prepayments of home equity loans or the application of the Servicemembers Civil Relief Act.

      We refer you to "The Policy" in this prospectus supplement and "Credit Enhancement" in the prospectus.

The Assets of the Issuing Entity

      The assets of the issuing entity will consist of the initial home equity loans and certain related assets and any funds that are deposited into the additional loan account on the closing date to be used to acquire additional revolving credit loans that are not included in the initial cut-off date pool. The notes will also have the benefit of the certificate guaranty insurance policy issued by the credit enhancer.

      The initial mortgage loan pool consists of 8,632 home equity loans which include 7,439 adjustable-rate revolving credit loans with an aggregate unpaid principal balance of approximately $664,394,223 and 1,193 closed-end adjustable-rate and fixed-rate mortgage loans with an aggregate unpaid principal balance of approximately $65,982,572, each as of the close of business on the day prior to the initial cut-off date and certain other property and assets described in this prospectus supplement.

      The statistical information presented in this prospectus supplement relates to only the initial home equity loans. Additional revolving credit loans may be added during the funding period. The initial home equity loans have the following characteristics as of the initial cut-off date:

Number of
  Initial Home Equity Loans ...................................8,632
Aggregate Principal Balance
  as of the Initial Cut off Date .......................$730,376,794
Range of Principal Balances ....................$1,284 to $2,440,000
Average Principal Balance ...................................$84,613
Range of Loan Rates ................................6.000% to 17.750%
Weighted Average Loan Rate ....................................7.798%
Range of Credit Limits
on Revolving Credit Loans ......................$7,000 to $3,000,000
Average Credit Limit
     on Revolving Credit Loans .............................$188,895
Weighted Average Credit
   Limit Utilization Rate on
   Revolving Credit Loans .....................................47.28%
Range of Combined
   Loan-to-Value Ratios .............................3.73% to 102.18%
Weighted Average Combined
   Loan-to-Value Ratio ........................................70.05%
Percentage of First Lien
   Home Equity Loans ..........................................23.75%
Percentage of Second Lien
   Home Equity Loans ..........................................76.25%
Weighted Average
   Credit Score .................................................742
Geographic Concentration of
Mortgaged Properties Securing Home
   Equity Loans in excess of 5% of the
   aggregate principal balance:
      California ..............................................24.83%
      Florida .................................................12.44%
      New York .................................................7.19%
      New Jersey ...............................................6.59%

      We refer you to "Description of the Home Equity Loans" in this prospectus supplement.

Funding of Additional Balances

      During each billing cycle before the end of the managed amortization period, all or a portion of the principal collections on the revolving credit loans will be applied to purchase additional balances on the revolving credit loans for the issuing entity. If principal collections are insufficient to purchase additional balances during a billing cycle, the net draws will be advanced by the sponsor and thereafter purchased by the issuing entity with funds advanced by the holder of the Class L Certificates. Net draws will be repaid to the Class L Certificates from principal collections on the revolving credit loans on future payment dates and will be entitled to an allocation of interest collections as described in this summary under "Payments on the Securities."

Payments of Charged-off Loan Proceeds

      Any mortgage loan with a minimum monthly payment that has not been paid in full within 180 days of the due date for the minimum monthly payment will be a charged-off mortgage loan. The last day of the billing cycle in which the 180th day after the date on which the delinquent minimum monthly payment was due is referred to in this prospectus supplement as the charge-off date. A mortgage loan that has been charged-off by the servicer as bad debt before the related charge-off date will not be a charged-off mortgage loan.

      Any net proceeds received with respect to a charged-off mortgage loan that are received in any billing cycle after the related charge-off date will be included in liquidation proceeds and will be paid on the related payment date.

Prefunding

Prefunded Amount

      On the closing date the depositor will deposit into the additional loan account held with the indenture trustee an amount equal to the excess of

o the sum of the initial note principal amount of the notes and the initial overcollateralization amount over

o the aggregate principal balance of the home equity loans actually transferred to the issuing entity on the closing date.

The amount deposited into the additional loan account is expected to be approximately $119,623,206.

Funding Period

      The funding period will begin on the closing date and end on the earlier of the date the amount of the additional loan account is less than $150,000 and the last day of May 2007.

Use of Prefunded Amount

      Any prefunded amount in the additional loan account is expected to be used to purchase additional revolving credit loans. Any prefunded amount not used during the funding period to purchase additional revolving credit loans will be distributed to the holders of the notes as a prepayment of principal on the payment date immediately following the end of the funding period.

Restrictions on Purchases of Additional Revolving Credit Loans

      Purchases of additional revolving credit loans are subject to substantially the same criteria as the initial revolving credit loans as described in this prospectus supplement and additional requirements related to the home equity loan pool composition after the addition of the additional revolving credit loans.

      The purchase of these additional revolving credit loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal collections and with the amount borrowed to purchase net draws.

      See "Description of the Home Equity Loans--Conveyance of Additional Revolving Credit Loans" in this prospectus supplement.

Interest Shortfall Payments

      If needed to make required interest payments on the notes, the sponsor will make interest shortfall payments for the benefit of the noteholders to offset shortfalls in interest collections on the first four payment dates, if the shortfall is attributable to the prefunding mechanism. These payments will not cover borrower defaults, any interest shortfalls arising from any full or partial prepayment of home equity loans, or the application of the Servicemembers Civil Relief Act. These payments are not recoverable from the issuing entity.

      See "Description of the Home Equity Loans--Interest Shortfall Payments" in this prospectus supplement.

Servicing Compensation

      The servicer is generally not required to advance scheduled payments on the home equity loans, but the servicer may make cash advances on the home equity loans on behalf of the issuing entity to cover customary property protection expenses.

      The servicer is entitled with respect to each home equity loan serviced by it to a monthly servicing fee, which will be retained by the servicer from such home equity loan or payable monthly from amounts on deposit in the collection account. The servicing fee will be an amount equal to 0.50% per annum.

      The servicing fee will not be payable for any charged-off mortgage loan as of the first day of the billing cycle immediately after the charge-off date. All assumption fees, late payment charges, termination fees, and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation. From its compensation, the servicer will pay the fees of the owner trustee and the custodian.

      See "Description of the Servicing Agreement" in this prospectus supplement.

Required Repurchases, Substitutions or Removals of Home Equity Loans

      The seller will make certain representations and warranties relating to the home equity loans. If with respect to any home equity loan any of the representations and warranties made by the seller are breached in any material respect as of the date made, or there exists any uncured material document defect, the seller will be obligated to repurchase, or substitute for, the home equity loan as further described in this prospectus supplement under "Description of the Purchase Agreement--Representations and Warranties."

Optional Redemption

      On any payment date on which the outstanding principal amount of the notes, after applying payments of principal on that payment date, is less than or equal to 10% of the original investor amount, the servicer may, but is not required to, repurchase all of the remaining home equity loans, resulting in redemption of the notes and a termination of the issuing entity. In the event that all of the outstanding home equity loans are purchased by the servicer, the purchase price will be equal to the sum of (i) the unpaid principal balance of each home equity loan plus accrued and unpaid interest thereon at the weighted average net loan rate up to the day preceding the payment date on which such amounts are to be distributed to securityholders and (ii) all amounts due and owing to the indenture trustee and the credit enhancer (including, with respect to the credit enhancer, the unpaid reimbursement amount and any draw under the policy that would have to be made on that payment date).

        An optional redemption will cause the outstanding principal amount of the notes to be paid with accrued interest sooner than they otherwise would have been paid.

      We refer you to "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "The Agreements Termination; Optional Termination" in the prospectus.

Ratings

      The notes initially will be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The rating on the notes depends primarily on an assessment by the rating agencies of the home equity loans and the financial strength of the credit enhancer. The ratings do not address the rate of principal prepayments on the home equity loans or the receipt of any net funds cap carryover amount. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

      The depositor has requested that S&P and Moody's maintain ongoing surveillance of the ratings assigned to the notes in accordance with their respective policies, but we cannot assure you that either S&P or Moody's will continue its surveillance of the ratings assigned to the notes.

      We refer you to "Risk Factors--Risks Associated with the Notes--Note Rating is based primarily on the financial strength of the credit enhancer" and "Ratings" in this prospectus supplement.

Legal Investment

      The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the mortgages securing the loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the notes. You should consult your legal advisors in determining whether, and to what extent, the notes constitute legal investments for you.

      We refer you to "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the notes by regulated institutions.

ERISA Considerations

      Subject to certain considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the notes.

      We refer you to "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for additional information.

Tax Status

      Tax counsel is of the opinion that the notes will be treated as debt instruments. The issuing entity itself will not be treated as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. You must agree to treat your notes as indebtedness for federal, state and local income and franchise tax purposes.

      We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus for additional information.

------------------------------------------------------------------------------

                                 RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the notes speculative or risky. In particular, payments on your notes will depend on payments received on, and other recoveries with respect to, the home equity loans. Therefore, you should carefully consider the risk factors relating to the home equity loans.

      The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider, among other things, the factors described below and under "Yield, Prepayment and Weighted Average Life" in this prospectus supplement and "Risk Factors" in the accompanying prospectus before purchasing the notes.

Risks Associated with the Home Equity Loans

   Junior lien position may     Approximately 76.25% and 23.75% of the initial
     cause a payment delay or   home equity loans (based on aggregate principal
     a loss.                    balance as of initial the cut-off date)
                                included in the mortgage pool are secured by second mortgages or deeds of trust and first mortgages or deeds of trust, respectively.
                                Accordingly, proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the home equity loans in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the servicer may write off the entire outstanding balance of the related home equity loan as a bad debt. These risks are greater if a home equity loan has a high combined loan-to-value ratio or low junior ratio because it is more likely that the servicer would determine foreclosure to be uneconomical.

                                If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the related home equity loan in the issuing entity, the other forms of credit enhancement are insufficient to cover the loss and the credit enhancer fails to perform its obligations under the certificate guaranty insurance policy, then:

                                   o  There will be a delay in payments to
                                      you while a deficiency judgment against
                                      the borrower is sought; and

                                   o  You may incur a loss if a deficiency
                                      judgment cannot be obtained or is not
                                      realized upon.

  The issuing entity may be     The mortgage notes will be held by Wells Fargo
    an unsecured creditor       Bank, National Association, as custodian on
    under certain home equity   behalf of the indenture trustee. The indenture
    loans because home equity   trustee will not conduct an independent review
    loan assignments may not    or examination of the mortgage files. Although
    be recorded                 the indenture trustee's security interest in
                                the mortgage notes relating to the home equity loans will be perfected with the filing of Uniform Commercial Code financing statements by the issuing entity by the closing date, assignments of home equity loans to the indenture trustee will not be recorded unless an event of servicing termination has occurred and has not been waived or (a) the short-term senior unsecured debt rating of Morgan Stanley by Standard & Poor's is reduced below "A-1" or
                                (b) the long-term senior unsecured debt
                                obligations of Morgan Stanley are downgraded below a rating of "A3" by Moody's or "A-" by Standard & Poor's. In addition, assignments of home equity loans will not be required to be recorded if the sponsor delivers to the indenture trustee and the credit enhancer an opinion of counsel reasonably acceptable to each rating agency and the credit enhancer to the effect that recording is not required

                                   o  to protect the indenture trustee's
                                      interest in the related home equity
                                      loan, or

                                   o  to perfect a first priority security
                                      interest in favor of the indenture
                                      trustee, as designee of the issuing
                                      entity, in the related home equity loan, if a court were to recharacterize the sale of the home equity loans to the issuing entity as a financing.

                                In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee, as designee of the issuing entity, will make the sale of the mortgage loans to the issuing entity potentially ineffective against

                                   o  any creditors of the seller who may
                                      have been fraudulently or inadvertently
                                      induced to rely on the home equity loans as assets of the seller, or

                                   o  any purchaser of a home equity loan who
                                      had no notice of the prior conveyance to the issuing entity if the purchaser perfects its interest in the home equity loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

                                In addition, the priority of the indenture trustee's security interest in the mortgage notes could be defeated by a purchaser of a mortgage note if the purchaser gives value and takes possession of the mortgage note in good faith and without knowledge that the purchase violates the rights of the indenture trustee.

                                If any of the above events occurs, the issuing entity would be an unsecured creditor of the seller.

   The revolving credit loans   All of the revolving credit loans do not
     do not require principal   require principal payments until maturity and,
     payments until maturity.   thus, will require payment in full of the
                                outstanding principal balance (i.e., a balloon payment) at their respective stated maturities. Revolving credit loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to refinance the revolving credit loan in a timely manner or to sell the related mortgaged property. If the borrower is unable to pay the balloon payment, you will suffer a loss if the collateral securing the revolving credit loan and the additional forms of credit enhancement are insufficient to cover the unpaid principal balance of the revolving credit loan, together with accrued and unpaid interest, and the credit enhancer fails to perform its obligations under the certificate guaranty insurance policy.

                                We refer you to "Description of the Home
                                Equity Loans" in this prospectus supplement.

   Inability to acquire         The ability of the issuing entity to acquire
     additional revolving       additional revolving credit loans for
     credit loans may result    inclusion in the issuing entity depends on the
     in prepayment on your      ability of the sponsor to originate or acquire
     notes                      revolving credit loans during the funding
                                period that meet the eligibility criteria for additional revolving credit loans. The ability of the sponsor to originate or acquire these revolving credit loans will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

                                If the full amount on deposit in the
                                additional loan account allocated to purchase additional revolving credit loans cannot be used for that purpose by the end of the funding period, any amounts remaining on deposit in the additional loan account will be paid to the holders of the notes as a prepayment of principal on the first payment date following the end of the funding period. We cannot predict the magnitude of the amounts on deposit in the additional loan account at the end of the funding period.

   Adverse economic conditions  Loans similar to those included in the issuing
     may increase risk to       entity have been originated only over the past
     investors.                 several years.  During this time, economic
                                conditions nationally and in most regions of the country have been generally favorable.
                                However, a deterioration in economic
                                conditions could adversely affect the ability and willingness of mortgagors to repay their home equity loans. In those circumstances, no prediction can be made as to the severity of the effect of an economic downturn on the rate of delinquencies and losses on the home equity loans. Delinquencies and losses on the home equity loans may cause a payment delay or a loss to you.

   Geographic concentration     One risk associated with investing in a pool
     may affect risk of loss    of home equity loans is created by a high
     on the home equity         concentration of the related mortgaged
     loans.                     properties in one or more geographic regions.
                                If the economy or housing market of a state
                                (or any other region) having a significant concentration of the properties underlying the home equity loans becomes weak, the loans may experience high rates of loss and delinquency, resulting in losses to the trust. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots. The economic impact of any of these events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the home equity loans may be concentrated in these regions. That concentration may result in greater losses to the trust than those generally present for similar securities without such concentration. Approximately
                                24.83%, 12.44%, 7.19% and 6.59% of the initial
                                home equity loans (based on aggregate
                                principal balance as of the initial cut-off
                                date) are secured by properties in California, Florida, New York and New Jersey, respectively.

   Certain of the underlying    Certain of the home equity loans may have
     senior mortgages may be    underlying senior mortgages that are negative
     subject to negative        amortization loans. The interest rates on
     amortization               negative amortization loans typically adjust
                                monthly but their monthly payments and
                                amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. Another type of negative amortization loans are "flexpay loans," which allow the borrower to chose payment options each month, which generally include a minimum monthly payment below the amount that would be required to fully amortize the loan. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on a senior mortgage loan that is a negatively amortizing loan may become deferred interest that will be added to the principal balance of the senior mortgage loan and will also bear interest at the applicable interest rate.

                                In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to result in an aggregate payment that fully amortizes the unpaid principal balance of a senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on a senior loan that is a negative amortization loan will be recast without regard to the periodic cap. These features may affect the rate at which principal on these senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related home equity loan if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater because of the increased principal balance of the senior mortgage loan due to deferred interest.

                                These borrowers have two adjustable-rate loans whose interest payments may increase and, in the case of the senior lien, whose principal payments may also increase, which may create a greater risk of default on these loans if the borrowers of these loans are unable to pay the increased monthly payments.

   Issuing entity is dependent  The performance of the issuing entity depends
     on the continued           on the continued financial strength of the
     financial strength of the  sponsor and servicer.  Future draws by
     sponsor and servicer       borrowers are funded by the sponsor.  If the
                                sponsor were to become unable or unwilling to continue funding future draws, the issuing entity would be unable to do so. If borrowers' requests for draws were not honored and the borrowers are in compliance with their credit line agreements, those borrowers might be entitled to withhold payment or rescind their revolving credit loans. The sponsor and servicer have other financial obligations to the issuing entity including for repurchase of certain home equity loans that have been modified or as to which there has been a material breach of a representation and warranty. In these circumstances, you could experience a loss of the credit enhancer fails to perform its obligations under the policy.

   Employee loan modification   The servicer is in the process of implementing
     program might affect       a program that will permit borrowers who are
     payments on the notes      employees of Morgan Stanley or its affiliates
                                to reduce the gross margin on their revolving credit loans by either 0.125% or 0.250% so long as payments on the revolving credit loans are current. The initial revolving credit loans that could be affected by this program have an aggregate principal balance as of the initial cut-off date of approximately
                                $97,569,795 and an aggregate credit limit of approximately $200,913,429. Once the program is implemented, the aggregate principal balance of the revolving credit loans as to which the borrower has applied for and qualified for the reduction and as to which the reduction is in effect with respect to the issuing entity will not be permitted to exceed
                                15% of the original investor amount, and to the extent that the aggregate principal amount of revolving credit loans as to which the borrower has applied and qualified for the reduction and as to which the reduction is in effect with respect to the issuing entity exceeds 15% (subject to increase with the consent of the credit enhancer) of the original investor amount, the servicer will be required to repurchase revolving credit loans at the repurchase price in an amount sufficient to cause the such percentage to no longer be in excess of 15%. This program is not in effect as of the date of this prospectus supplement but is expected to become effective shortly after the closing date. The statistical information in this prospectus supplement relating to the revolving credit loans does not reflect the effect the program will have on the loan rates of the revolving credit loans. It is expected that the effect of this program will be to reduce the weighted average net loan rate below what it otherwise would be and thereby increase the likelihood that net funds cap carryover amounts will occur while also decreasing the amount of excess interest available to provide credit enhancement for the notes. In addition, if the loan rates on these revolving credit loans are reduced below prevailing market rates, the borrowers may be less inclined to prepay their revolving credit loans. Also, to the extent the servicer is required to repurchase revolving credit loans as described above, the rate of principal payments on the notes will be higher that it otherwise would be.

   Charge-off policy could      A loss with respect to a charged-off mortgage
     result in reduced or       loan will be realized beginning with the
     delayed payments           billing cycle immediately after the charge-off
                                date. Because it is unlikely that any
                                liquidation proceeds will have been received before that date, the principal balance of that charged-off mortgage loan will be reduced to zero, resulting in a loss in the amount of the principal balance of that mortgage loan.
                                If the credit enhancer fails to perform its obligations under the certificate guaranty insurance policy and the other credit enhancements have been exhausted or are otherwise not available to cover the losses, noteholders will bear this loss.

                                Any proceeds that are received from the
                                liquidation of a charged-off mortgage loan after the related charge-off date will be included in net liquidation proceeds and will be payable and the portion related to investor principal collections will be payable in accordance with the priorities under "Description of the Securities--Payments on the Securities."

Hurricane Katrina and Its       At the end of August 2005, Hurricane Katrina
Aftermath May Pose              and related windstorms, floods and tornadoes
Special Risks                   caused extensive and catastrophic physical
                                damage to coastal and inland areas located in the Gulf Coast region of the United States
                                (parts of Louisiana, Mississippi, Alabama,
                                Florida and Texas) and may have adversely affected mortgaged properties located in certain other parts of the United States. The seller will represent and warrant as of the closing date that no mortgaged property has been damaged so as to materially affect the value of the mortgaged property. In the event of a breach of that representation and warranty, the seller will be obligated to repurchase or substitute for the related home equity loan. Any damage to a mortgaged property that secures a home equity loan in the assets of the issuing entity occurring after the closing date as a result of any other hurricane, windstorm, flood, tornado or casualty will not cause a breach of this representation and warranty. Any repurchase would have the effect of increasing the rate of principal payment on the notes.

                                The full economic impact of Hurricane Katrina and its aftermath is uncertain. Initial economic effects appear to include nationwide decreases in petroleum availability with a corresponding increase in price, decreases in chemical production and availability and regional interruptions in travel and transportation, tourism and economic activity generally. It is not possible to determine how long these effects may last or whether other effects will subsequently arise or become apparent in connection with Hurricane Katrina and its aftermath. No assurance can be given as to the effect of any of these events on consumer confidence and the performance of the home equity loans. Any adverse impact resulting from any of these events would be borne by the holders of the notes.

Military Action and Terrorist   The effects that military action by U.S. forces
Attacks                         in Iraq and Afghanistan or other regions and
                                terrorist attacks in the United States or other incidents and related military action may have on the performance of the home equity loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the home equity loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S.
                                military reservists or members of the National
                                Guard may significantly increase the
                                proportion of home equity loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws, and the servicer will not be required to advance for any interest shortfall caused by any such reduction.
                                Shortfalls in interest may result from the application of the Servicemembers Civil Relief
                                Act or similar state or local laws. Interest payable to senior and subordinated noteholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws. See "Material Legal
                                Aspects of the Home Equity
                                Loans--Servicemembers Civil Relief Act and the
                                California Military and Veterans Code" in the accompanying prospectus.

                                Investors in the notes should be aware that the certificate guaranty insurance policy will not cover any interest shortfalls allocated to the notes arising from the application of the Servicemembers Civil Relief Act or similar state or local laws.

Risks Associated with the Notes

   The notes are complex        You should possess, either alone or together
     securities.                with an investment advisor, the expertise
                                necessary to evaluate the information
                                contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

   Payments on the home equity  Credit enhancement will be provided for the
     loans, together with the   notes in the form of excess interest
     certificate guaranty       collections allocable to the investors, as
     insurance policy, are the  required and as described in this prospectus
     sole source of payments.   supplement, overcollateralization and the
                                certificate guaranty insurance policy. None of the sponsor, the seller, the depositor, the underwriter, the servicer, the indenture trustee or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the notes. To the extent that the investor's portion of any losses are incurred on any of the home equity loans that are not covered by the foregoing, the holders of the notes will bear all risk of such losses resulting from default by mortgagors. Neither the servicer nor any other person is required to advance scheduled payments on the home equity loans.

   Investors may have to hold   A secondary market for the notes may not
     the notes to maturity if   develop.  Even if a secondary market does
     the marketability of the   develop, it may not continue, or it may be
     notes is limited.          illiquid.  Illiquidity means an investor may
                                not be able to find a buyer for its securities readily or at prices that will enable the investor to realize a desired yield.
                                Illiquidity can have an adverse effect on the market value of the notes.

   The notes may not always     The notes may not always receive interest at a
     receive interest based on  rate equal to interest based on one-month LIBOR
     one-month LIBOR plus the   plus the margin (subject to a maximum rate of
     margin.                    12.00% per annum).  If the weighted average of
                                the loan rates, net of the servicing fee rate and the annualized rate at which the credit enhancer premium rate accrues (such rate is referred to in this prospectus supplement as the "weighted average net loan rate") on the home equity loans is less than one-month LIBOR plus the margin (subject to a maximum rate of 12.00% per annum), the note rate on the notes will be limited to the weighted average net loan rate. As a result, the yield to investors in the notes will be sensitive to fluctuations in the level of one-month LIBOR and may be limited by the weighted average net loan rate on the home equity loans. The interest rates on the revolving credit loans are based on the prime rate and the interest rates on the closed-end loans that have adjustable loan rates are based on the one-month LIBOR index, the six-month LIBOR index or the one-year
                                LIBOR index. The prepayment of the home equity loans with higher net loan rates may result in a lower weighted average net loan rate.

                                A variety of factors could affect the interest rates on the home equity loans and thus limit the note rate. Some of these factors are described below.

                                o The note rate adjusts monthly while the loan rates on the home equity loans may adjust less frequently. Consequently, the loan rates may limit increases in the note rate for extended periods in a rising interest rate environment.

                                o     The prime rate, six-month LIBOR and
                                      one-year LIBOR each may respond to
                                      different economic and market factors
                                      than one-month LIBOR and thus may change in a direction different from one-month LIBOR and may increase or decrease at different rates or times. As a result, the loan rates on the adjustable-rate home equity loans with an index based on the prime rate, the six-month LIBOR index or the one-year LIBOR index could decline while one-month LIBOR is stable or rising. And although both the loan rates on the revolving credit loans and the adjustable-rate mortgage loans with an index based on the prime rate, the six-month LIBOR index or the one-year LIBOR index may either decline or increase during the same period, such loan rates could decline more rapidly or increase more slowly than one-month LIBOR.

                                Implementation of the program described in these Risk Factors under "Employee loan modification program might affect payments on the notes" will cause the weighted average net loan rate to be lower than it otherwise would be thus increasing the likelihood of the notes not receiving interest based on one-month LIBOR plus the margin.

                                If the rate of one-month LIBOR plus the margin subject to a maximum rate of 12.00% exceeds the net funds cap, a net funds cap carryover amount will result. This net funds cap carryover amount will be carried forward from payment date to payment date, and will accrue interest until it is paid. The net funds cap carryover amount will not be covered by the certificate guaranty insurance policy, is not addressed by the ratings of the notes, will only be payable from excess interest allocable to investors that may be available in future periods and may not be payable on the optional redemption date.

                                We refer you to "Description of the
                                Securities--Interest Payments on the Notes" in this prospectus supplement.

   An investor's yield to       The yield to maturity of the notes will depend
     maturity will depend on    on a variety of factors, including:
     various factors.
                                   o the rate and timing of principal payments on the home equity loans (including payments in excess of required installments, prepayments in full, liquidations and repurchases due to breaches of representations or warranties) as compared with the creation and amount of additional balances;

                                   o  the servicer's option to exercise its
                                      early redemption rights;

                                   o  the rate and timing of new draws on the
                                      revolving credit loans;

                                   o  the note rate;

                                   o  the availability of excess interest to
                                      cover any net funds cap carryover
                                      amounts; and

                                   o  the purchase price.

                                In general, if a note is purchased at a price higher than its outstanding principal amount and principal payments occur more quickly or draws occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a note is purchased at a price lower than its outstanding principal amount and principal payments occur more slowly or draws occur more quickly than assumed at the time of purchase, the yield will be lower than anticipated.

   The rate of prepayments on   Since mortgagors can generally prepay their
     the home equity loans      home equity loans at any time, the rate and
     will be affected by        timing of principal payments on the notes will
     various factors.           be highly uncertain.  The interest rates on the
                                revolving credit loans are subject to
                                adjustment based on changes in the prime rate, and are subject to certain limitations. The interest rates on the closed-end adjustable-rate mortgage loans are subject to adjustment based on changes in the one-month
                                LIBOR, the six-month LIBOR index or the
                                one-year LIBOR index, and are subject to certain limitations. Any increase in the interest rate on a home equity loan may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest.

                                Refinancing programs, which may involve
                                soliciting all or some of the mortgagors to refinance their home equity loans, may increase the rate of prepayments on the home equity loans. The certificate guaranty insurance policy will not cover shortfalls on amounts payable to noteholders resulting from any reduction of interest collections caused by prepayments of home equity loans.

                                We refer you to "Description of the Home
                                Equity Loans--Home Equity Loan Terms" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

   Note rating is based         The rating on the notes depends primarily on an
     primarily on the           assessment by the rating agencies of the home
     financial strength of      equity loans and the financial strength of the
     the credit enhancer.       credit enhancer.  Any reduction of the rating
                                assigned to the financial strength of the credit enhancer may cause a corresponding reduction in the rating assigned to the notes.
                                A reduction in the rating assigned to the notes will reduce the market value of the notes and may affect your ability to sell them. In general, the rating on your notes addresses credit risk and does not address the likelihood of prepayments.

Recourse on Defective Home      The seller may be required to purchase home
Equity Loans Is Limited;        equity loans from the assets of the issuing
Limited Recourse                entity in the event certain breaches of
                                representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the notes as a prepayment of the home equity loans. If the seller fails to repurchase that home equity loan, it will remain in the assets of the issuing entity.

                                Neither the notes nor the assets of the
                                issuing entity will be guaranteed by the depositor, the seller, the servicer, the owner trustee, the indenture trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the home equity loans are insufficient to make all payments required on the offered notes and the protection against losses provided by subordination, overcollateralization and excess spread is exhausted, you may incur a loss on your investment.

Bankruptcy or Insolvency May    The seller and the depositor will treat the
Affect the Timing and Amount    transfer of the home equity loans held by the
of Payments on the Notes        issuing entity by the seller to the depositor
                                as a sale for accounting purposes. The
                                depositor and the issuing entity will treat the transfer of the home equity loans from the depositor to the issuing entity as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the home equity loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. If the seller becomes bankrupt, its bankruptcy trustee or one of the seller's creditors may attempt to recharacterize the sale of the home equity loans as a borrowing by the seller, secured by a pledge of the home equity loans. Presenting this position to a bankruptcy court could prevent timely payments on the notes and even reduce the payments on the notes. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the home equity loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of the depositor's creditors may attempt to recharacterize the sale of the home equity loans as a borrowing by the depositor, secured by a pledge of the home equity loans. Presenting this position to a bankruptcy court could prevent timely payments on the notes and even reduce the payments on the notes.

                                If the servicer becomes bankrupt, the
                                bankruptcy trustee may have the power to prevent the appointment of a successor to the servicer. If the servicer becomes bankrupt and cash collections have been commingled with the servicer's own funds, the issuing entity may not have a perfected interest in those collections. In this case the issuing entity might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the servicer might also be included in the bankruptcy estate of the servicer even though the issuing entity may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the notes.

                                Federal and state statutory provisions
                                affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the home equity loan repayment schedule for under-collateralized home equity loans. The effect of these types of proceedings can be to cause delays in receiving payments on the home equity loans and even to reduce the aggregate amount of payments on the home equity loans.

                                If certain events relating to the bankruptcy or insolvency of the sponsor were to occur, additional balances would not be sold to the depositor, transferred by the depositor to the issuing entity, and pledged by the issuing entity to the indenture trustee, and the rapid amortization period would commence.

You Could Be Adversely          Applicable state laws generally regulate
Affected by Violations of       interest rates and other charges and require
Consumer Protection Laws        certain disclosures. In addition, state and
                                federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the home equity loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the home equity loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

                                The Federal Home Ownership and Equity
                                Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in home equity loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such home equity loans. A number of states and localities, as in the case of Georgia, with respect to Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the home equity loans, could subject the issuing entity as an assignee of the home equity loans, to monetary penalties and could result in the borrowers rescinding such home equity loans against the issuing entity. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The seller has warranted that the home equity loans do not include any home equity loan in violation of HOEPA or similar state laws. However, if the assets of the issuing entity include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the seller. See "Material Legal Aspects of the Loans" in the accompanying prospectus.

Failure of Servicer to          The amount and timing of payments on the notes
Perform May Adversely Affect    generally will be dependent on servicer
Payments on Notes               performing its servicing obligations in an
                                adequate and timely manner. See "The
                                Servicer--Collection and Liquidation Practice;
                                Loss Mitigation" in this prospectus
                                supplement. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer.
                                That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the home equity loans.
                                As a result, shortfalls in the payments due on your notes could occur.

The Servicing Compensation      The fees and expenses, including the servicing
May Be Insufficient to Engage   fee, payable by the issuing entity are
Replacement Servicers           described in this prospectus supplement under
                                "Fees and Expenses." In the event it becomes necessary to replace the servicer, no assurance can be made that the servicing fee will be sufficient to attract a replacement servicer to accept an appointment for the issuing entity. In addition, to the extent the pool balance has declined significantly at the time that a replacement servicer is sought, the compensation that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the issuing entity.

Rights of Beneficial Owners     Your ownership of the offered notes will be
May Be Limited by Book-Entry    registered electronically with DTC. The lack
System                          of physical notes could:

                                o    result in payment delays on your notes
                                     because the securities administrator will be sending payments on the notes to DTC instead of directly to you;

                                o make it difficult for you to pledge your notes if physical notes are required by the party demanding the pledge; and

                                o hinder your ability to resell your notes because some investors may be unwilling to buy notes that are not in physical form. See "Description of the
                                     Securities--Book-Entry Notes" in this
                                     prospectus supplement.

Noteholders May Not Declare     So long as the credit enhancer is not in
an Event of Default Under the   default with respect to its obligations under
Indenture                       the policy, neither the indenture trustee nor
                                the noteholders may declare an event of
                                default under the indenture and accelerate the maturity of the notes without the consent of the credit enhancer. If an event of default under the indenture occurs, the credit enhancer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the notes. The credit enhancer's decisions with respect to default may have a significant impact on the weighted average lives of the notes. See "Description of the Trust Agreement and Indenture--Events of Default; Rights Upon Event of Default" in this prospectus supplement.

                          FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables set forth under "Certain Yield and Prepayment Considerations" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      (1) economic conditions and industry competition;

      (2) political and/or social conditions; and

      (3) the law and government regulatory initiatives.

      We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                     DESCRIPTION OF THE HOME EQUITY LOANS

General

      On February 27, 2007 (the "Closing Date"), MSCC HELOC Trust 2007-1 (the "Issuing Entity") will own (x) approximately 11 closed-end adjustable-rate mortgage loans (the "Adjustable-Rate Mortgage Loans" with an aggregate unpaid principal balance of approximately $7,316,227 as of February 1, 2007 (the "Initial Cut-off Date"), after deducting payments due on or before the Initial Cut-off Date, (y) approximately 1,182 closed-end fixed-rate mortgage loans with an aggregate unpaid principal balance of approximately $58,666,345 (the "Fixed Rate Mortgage Loans" and, together with the Adjustable Rate Mortgage Loans, the "Mortgage Loans") with an aggregate unpaid principal balance of approximately $65,982,572 as of the Initial Cut-off Date and (z) approximately 7,439 revolving credit loans (the "Initial Revolving Credit Loans" and, together with the Mortgage Loans, the "Initial Home Equity Loans") with an aggregate unpaid principal balance of approximately $664,394,223 as of the Initial Cut-off Date. The aggregate Initial Cut-off Date Balance of the Initial Home Equity Loans is approximately $730,376,794 (the "Initial Cut-off Date Pool Balance").

      The amount that is deposited on the Closing Date in the additional loan account (the "Additional Loan Account") will be used to acquire additional revolving credit loans (the "Additional Revolving Credit Loans" and, together with the Initial Revolving Credit Loans, the "Revolving Credit Loans"). Funds in the Additional Loan Account may be used after the Closing Date until the earlier of the date on which amounts held in the Additional Loan Account is less than $150,000 and the last day of May 2007 (the "Funding Period"). Any funds remaining in the Additional Loan Account after the end of the Funding Period will be used to prepay the Notes on the first Payment Date following the end of the Funding Period.

      The Home Equity Loans were selected for inclusion in the mortgage pool from among mortgage loans originated by the Sponsor based on the Sponsor's assessment of investor preferences and rating agency criteria. The Home Equity Loans were originated pursuant to credit line agreements or mortgage notes. Approximately 76.25% and 23.75% (by aggregate Initial Cut-off Date Pool Balance) of the Initial Home Equity Loans are secured by second mortgages or deeds of trust and first mortgages or deeds of trust, respectively (each, a "Mortgage"). The Mortgage Pool will include the unpaid principal balance of each Home Equity Loan as of the close of business on the day prior to the applicable Cut-off Date (with respect to each Home Equity Loan, the "Cut-off Date Balance" and, with respect to each Initial Home Equity Loan, the "Initial Cut-off Date Balance") and, with respect to the Revolving Credit Loans, will also include any additions thereto made on or after the related Cut-off Date as a result of new advances of money made pursuant to the applicable credit line agreement after such date (the "Additional Balances" or "Draws") except as otherwise provided in this prospectus supplement. The Issuing Entity will be entitled to all payments of interest and principal and all proceeds received in respect of (x) the Initial Home Equity Loans on and after the Initial Cut-off Date and (y) the Additional Revolving Credit Loans on and after the applicable Subsequent Cut-off Date. The properties securing the Home Equity Loans consist primarily of residential properties that are one- to four-family properties. As to approximately 89.96% of the Initial Home Equity Loans (by Initial Cut-off Date Balance), the obligor thereunder (the "Mortgagor") has represented at the time of origination that the related Mortgaged Property would be owner occupied as a primary residence.

      Information with respect to the Initial Home Equity Loans expected to be included in the Mortgage Pool on the Closing Date is set forth under this heading. Before the Closing Date, Home Equity Loans may be removed from the Mortgage Pool and other Home Equity Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement with respect to the Initial Mortgage Loans as presently constituted is representative of the characteristics of the Initial Mortgage Loans at the Closing Date, but some characteristics of the Initial Home Equity Loans may vary, although such variance will not be material. Unless otherwise indicated, information presented in this prospectus supplement expressed as a percentage (other than rates of interest) are approximate percentages and approximate weighted averages (except as otherwise indicated) based on the Initial Cut-off Date Balance.

      With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Home Equity Loans as of such date owned by the Trust. The "Principal Balance" of a Home Equity Loan (other than a Liquidated Home Equity Loan or a Charged-Off Mortgage Loan) on any day is equal to the Cut-off Date Balance thereof, plus (i) in the case of any Revolving Credit Loans, any Additional Balances in respect of such

Revolving Credit Loans conveyed to the Issuing Entity, minus (ii) all collections credited against the Principal Balance of such Home Equity Loan in accordance with the related agreement prior to such day. The Principal Balance of a Liquidated Home Equity Loan after final recovery of substantially all of the related Liquidation Proceeds which the Servicer reasonably expects to receive shall be zero The principal balance of a Liquidated Mortgage Loan after final recovery of liquidation proceeds is zero, and the principal balance of a Charged-off Mortgage Loan after the Charge-off Date is zero.

       In general, the Pool Balance will vary each day as principal is paid on the Home Equity Loans, liquidation losses are incurred and Additional Balances on the Revolving Credit Loans are drawn down by borrowers.

      The "Credit Limit Utilization Rate" with respect to each Revolving Credit Loan as of the related Cut-off Date is determined by dividing the Cut-off Date Balance of such Revolving Credit Loan by the Credit Limit of such Revolving Credit Loan. The "Credit Limit" with respect to each Revolving Credit Loan is the maximum amount permitted to be drawn under the related credit line agreement.

      The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Home Equity Loan are March 2, 1994, February 16, 2008 and November 1, 2031, respectively.

      As calculated using the OTS Delinquency Calculation Method described below, as of the Initial Cut-off Date, none of the Home Equity Loans were more than 30 days delinquent, approximately 0.84% (by aggregate Initial Cut-off Date Pool Balance) of the Home Equity Loans have been delinquent 30 days or more in the past 12 months, and approximately 0.02% (by aggregate Initial Cut-off Date Pool Balance) of the Home Equity Loans have been delinquent 60 days or more at least once in the past 12 months. Under the Office of Thrift Supervision (OTS) Delinquency Calculation Method (the "OTS Delinquency Calculation Method"), a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month, however, the cut-off date for information is the end of the calendar month. Therefore a loan with a due date of August 1, 2002, with no payment received by the close of business on August 31, 2002, would have been reported as current on the September 2002 statement to certificateholders. Assuming no payments are made during September 2002, the loan would be reflected as delinquent on the October 2002 statement.

      All collections on the Revolving Credit Loans will generally be allocated in accordance with the credit line agreements between amounts collected in respect of interest and amounts collected in respect of principal. All collections on the Mortgage Loans will generally be allocated in accordance with the terms of the related mortgages between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date and the Revolving Credit Loans, the related "Billing Cycle" is the period from the preceding Billing Date through the day preceding the current Billing Date. With respect to each Revolving Credit Loan, the "Billing Date" will be twenty- five days prior to the Due Date.

Conveyance of the Additional Revolving Credit Loans

      The Issuing Entity may acquire Additional Revolving Credit Loans during the Funding Period. Additional Revolving Credit Loans may be purchased during the Funding Period using amounts on deposit in the Additional Loan Account at a cash purchase price of 100% of their principal balance on the Subsequent Cut-off Date. The amount paid from the Additional Loan Account for Additional Revolving Credit Loans will not include accrued interest. Following each purchase of Additional Revolving Credit Loans, the Pool Balance will increase by an amount equal to the aggregate principal balance of the Additional Revolving Credit Loans so acquired and the amount in the Additional Loan Account will decrease accordingly. Additional Revolving Credit Loans acquired by the Issuing Entity will be simultaneously pledged to the Indenture Trustee as part of the Trust Estate.

      Any transfer of Additional Revolving Credit Loans is subject to various conditions including the requirement that:

        o they satisfy substantially the same loan representations and warranties and were underwritten substantially in accordance with the same underwriting criteria as the Initial Revolving Credit Loans;

        o they were identified by using a selection process reasonably believed not to be adverse to the interests of the holders of the Notes, the Certificates, or the Credit Enhancer;

        o the Credit Enhancer has provided its written consent prior to the transfer of the Additional Revolving Credit Loans;

        o opinions of counsel, substantially in the same form and delivered to the same addressees as delivered on the Closing Date, are delivered with respect to the validity of the transfer of, and the perfection of the security interest in, the Additional Revolving Credit Loans;

        o as of the related Subsequent Cut-off Date, each Additional Revolving Credit Loan satisfied the eligibility requirements that the Initial Home Equity Loans had to satisfy on the Closing Date; and

        o the transfer will not result in a reduction or withdrawal of the then current ratings of the Notes without taking the Policy into account.

      The acquisitions of the Additional Revolving Credit Loans may occur in one or more closings after the Closing Date during the Funding Period.

The Additional Loan Account

      The assets of the Issuing Entity will include an account (the "Additional Loan Account"), into which approximately $119,623,206 will be deposited on the Closing Date to be used to purchase Additional Revolving Credit Loans during the Funding Period. The actual amount deposited in the Additional Loan Account will be the excess of the sum of the Original Note Principal Amount of the Notes and the initial Class Principal Balance of the Certificates over the principal balance of the Initial Home Equity Loans as of the Initial Cut-off Date. The Additional Loan Account will be part of the Issuing Entity and pledged to the Indenture Trustee. Any funds remaining on deposit in the Additional Loan Account at the end of the Funding Period will be used to prepay the Notes on the first Payment Date following the end of the Funding Period. The amount on deposit in the Additional Loan Account may be invested in Permitted Investments. Net income on investment of funds in the Additional Loan Account will be paid to the Servicer, and will not be available for payment on the Notes.

Interest Shortfall Payments

      If needed to make required interest payments on the Notes, the Sponsor will make interest shortfall payments for the benefit of the Noteholders to offset shortfalls in interest collections on the first four Payment Dates, if the shortfall is attributable to the prefunding mechanism. These payments will not cover borrower defaults, any interest shortfalls arising from any full or partial prepayment of the Home Equity Loans, or the application of the Servicemembers Civil Relief Act. These payments are not recoverable from the Issuing Entity.

Home Equity Loan Terms

      With respect to each first lien Home Equity Loan, the "Combined Loan-to-Value Ratio" or "CLTV" generally will be the ratio, expressed as a percentage, of (A) the Credit Limit, in the case of the Revolving Credit Loans and the Principal Balance at origination, in the case of the Mortgage Loans, to (B) (i) with respect to those first lien Home Equity Loans for which the proceeds were used to purchase the related mortgaged property, the lesser of the Appraised Value and the purchase price and (ii) with respect to all other first lien Home Equity Loans, the Appraised Value.

      With respect to each second lien Home Equity Loan, the Combined Loan-to-Value Ratio or CLTV generally will be the ratio, expressed as a percentage, of (A) the sum of (i) the Credit Limit, in the case of the Revolving Credit Loans and the Principal Balance at origination, in the case of the Mortgage Loans, and (ii) any outstanding principal balance, at the time of origination of such Home Equity Loan, of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, to (B) (i) with respect to those second lien Home Equity Loans for which the proceeds were used to purchase the related Mortgaged Property, the lesser of the

Appraised Value and the purchase price, and (ii) with respect to all other second lien Home Equity Loans, the Appraised Value.

      With respect to each Home Equity Loan that is secured by a second lien, the "Junior Ratio" is the ratio, expressed as a percentage, of (A) the Credit Limit, in the case of the Revolving Credit Loans and the Principal Balance at origination, in the case of the Mortgage Loans, to (B) (i) with respect to those second lien Home Equity Loans for which the proceeds were used to purchase the related Mortgaged Property, the lesser of the Appraised Value and the purchase price, and (ii) with respect to all other second lien Home Equity Loans, the Appraised Value.

      The "Appraised Value" for any Home Equity Loan will be the appraised value of the related Mortgaged Property determined in the appraisal or automated property valuation used in the origination of such Home Equity Loan.

      Each Home Equity Loan generally will contain a customary "due-on-sale" clause.

      The Revolving Credit Loans. Payments will be due with respect to each Revolving Credit Loan on the day in each month specified as the day of payment in the related credit line agreement (each, a "Due Date").

      Interest on each Revolving Credit Loan is calculated based on the average daily balance outstanding during the Billing Cycle for each Due Date. The "Billing Cycle" for each Due Date is the period from the preceding Billing Date through the day preceding the current Billing Date. With respect to each Revolving Credit Loan, the "Billing Date" will be twenty-five days prior to the Due Date.

      Each Revolving Credit Loan accrues interest at a rate (the "Loan Rate") that is subject to adjustment on the first day of its Billing Cycle commencing on a specified date (each such day, an "Adjustment Date") to equal the sum of
(a) the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal (the "Prime Rate") on the first business day of the month in which such Billing Cycle begins, and (b) the gross margin (the "Gross Margin") specified in the related credit line agreement; provided, however, that the Loan Rate on each Revolving Credit Loan will in no event be greater than the maximum Loan Rate (the "Maximum Loan Rate") set forth in the related credit line agreement (subject to the maximum rate permitted by applicable law). If, on any day, more than one prime rate or a range of prime rates is published in The Wall Street Journal, the Prime Rate on such day will be the highest of the prime rates.

      Each Revolving Credit Loan has a term to maturity from the date of origination of not more than 119 or 120 months. The Mortgagor may make a Draw under the related credit line agreement at any time during the Draw Period. The "Draw Period" for each Revolving Credit Loan will be 120 months from the date of origination thereof. Generally, the maximum amount of each Draw with respect to any Revolving Credit Loan is equal to the excess, if any, of the Credit Limit over the outstanding Principal Balance under such credit line agreement at the time of such Draw. In the event that a Mortgagor draws funds in excess of the approved Credit Limit, the Seller's policy is to automatically approve an excess amount of up to 1% of the Credit Limit; however, the Seller may, on a case-by-case basis, approve Draws, for certain qualified Mortgagors, that exceed that amount. Each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Revolving Credit Loan, the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any principal prepayment previously made with respect to such Revolving Credit Loan. Each Mortgagor generally will be able to make Draws with checks provided when the related Revolving Credit Loan closed.

      As to each Revolving Credit Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced for cause under a number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances; a decline in the value of the Mortgaged Property significantly below its appraised value at origination; or a default in payment by the Mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn balances. Neither the Servicer nor any other party will have an obligation to investigate as to whether any such circumstances have occurred and may have no knowledge thereof. As a result, there can be no assurance that any Mortgagor's ability to receive Draws will be suspended or reduced in the event that the foregoing circumstances occur. In the event of default under a Revolving Credit Loan, the Revolving Credit Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Revolving Credit Loan.

      Prior to the date of maturity, the Mortgagors for the Revolving Credit Loans will be obligated to make monthly payments thereon in a minimum amount that generally will be equal to the Finance Charge for each Billing Cycle. The Mortgagor will be obligated to make a payment on the related maturity date in an amount equal to the related Account Balance. See "Risk Factors--Risks Associated with the Home Equity Loans--The revolving credit loans do not require principal payments until maturity" in this prospectus supplement.

      With respect to each Revolving Credit Loan, the "Finance Charge" for any Billing Cycle will be an amount equal to the aggregate of, as calculated for each day in the Billing Cycle, the then-applicable Loan Rate divided by 365, multiplied by such day's Principal Balance. With respect to each Revolving Credit Loan, the "Account Balance" on any day generally will be the Principal Balance of the Revolving Credit Loan for such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any (such fees, premiums and other charges collectively, "Additional Charges") and any unpaid Finance Charges for prior unrelated Billing Cycles, plus the aggregate of all related Draws funded on that day, minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day.

      The Mortgage Loans. Payments will be due with respect to each Mortgage Loan on the Due Date in each month specified as the day of payment in the related mortgage note.

      Each Mortgage Loan accrues interest at a Loan Rate that is specified in the related mortgage note. With respect to the Mortgage Loans with adjustable Loan Rates, the related Loan Rate is subject to monthly, semi-annual or annual adjustment on and for corresponding adjustments to the monthly payment amount due thereon, in each case on each Adjustment Date applicable thereto and generally will be adjusted to equal the sum, rounded to the nearest 0.125%, of either the one-month LIBOR index, the six-month LIBOR index or the one-year LIBOR index and (b) the gross margin (the "Gross Margin") specified in the related mortgage note; provided, however, that the Loan Rate on each Mortgage Loan with an adjustable Loan Rate will in no event be greater than the Maximum Loan Rate set forth in the related mortgage note (subject to the maximum rate permitted by applicable law). Each Mortgage Loan generally has a term to maturity from the date of origination of not more than 300 months. Generally, the Mortgage Loans with adjustable Loan Rates only require the related Mortgagor to make only interest payments on the related Mortgage Loans for the first 119 or 120 months following origination, and only thereafter provide for the amortization of the amounts financed. Each Mortgage Loan may be prepaid in full or in part at any time and without penalty.

      With respect to the Mortgage Loans with adjustable Loan Rates, "one-month LIBOR," "six-month LIBOR" and "one-year LIBOR" respectively, are the average of interbank offered rates for one-month, six-month and one-year U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by The Wall Street Journal.

      As to any Payment Date, and the Mortgage Loans, the related "Billing Cycle" is the calendar month preceding the month of such Payment Date.

Credit Scores

      Credit scores are obtained by many lenders in connection with revolving credit loan applications and mortgage loan applications to help assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are derived in part from information obtained from credit-reporting organizations, and are designed to evaluate an applicant's creditworthiness mechanically, based on key attributes of the applicant and aspects of the credit transaction. Credit Scores may be used alone or in connection with the evaluation of additional information of the applicant. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a home equity loan. Furthermore, Credit Scores were not developed specifically for use in connection with home equity loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between home equity loans and consumer loans generally or the specific characteristics of the related home equity loan (for example, the Combined Loan-to-Value Ratio, the collateral for the home equity loan, or the debt to income ratio). There can be no assurance that the Credit Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Home Equity Loans.

Home Equity Loan Characteristics

      Set forth below is a description of certain additional characteristics of the Initial Home Equity Loans as of the Initial Cut-off Date. Unless otherwise specified, all Principal Balances of the Initial Home Equity Loans are as of the Initial Cut-off Date. All percentages are approximate percentages by aggregate Principal Balance as of the Initial Cut-off Date (except as indicated otherwise).

      After the end of the Funding Period, a detailed description of the Home Equity Loans, including the Additional Revolving Credit Loans, will be available and filed on a Form 8-K with the Securities and Exchange Commission.

      In addition, the weighted average Credit Score in the following tables is derived using the Home Equity Loans where a Credit Score is available.

                                             Home Equity Loan Program

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
                                    Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Home Equity Loan Program             Loans        Date Balance       Balance            (%)            Score         CLTV (%)
------------------------------- --------------- ---------------  ---------------  --------------- --------------- ---------------
Fixed - 10 Year ...............               6 $    261,469.27             0.04%           7.762             749           69.15
Fixed - 15 Year ...............           1,104   53,272,142.15             7.29            7.906             725           76.13
Fixed - 20 Year ...............              71    5,099,594.75             0.70            7.850             729           61.78
Fixed - 30 Year ...............               1       33,138.81             0.00           10.500             747           86.69
Adjustable Rate Mortgage Loan -
1 Month - Interest Only .......               6    3,630,708.34             0.50            6.875             705           63.76
Adjustable Rate Mortgage Loan -
6 Month - Interest Only .......               3    1,983,897.95             0.27            6.906             781           37.17
Adjustable Rate Mortgage Loan -
1 Year - Interest Only ........               2    1,701,620.38             0.23            7.000             722           70.47
1st Lien HELOC ................           1,440  161,278,475.93            22.08            7.776             757           59.05
2nd Lien HELOC ................           5,999  503,115,746.79            68.88            7.806             740           73.18
                                --------------- ---------------  ---------------
      Total/Weighted Average ..           8,632 $730,376,794.37           100.00%           7.798             742           70.05
                                =============== ===============  ===============

                                                  Property Types

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
                                    Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Property Type                        Loans        Date Balance       Balance            (%)            Score         CLTV (%)
------------------------------- --------------- ---------------  --------------  --------------- --------------- ---------------
Single Family Residence .......           6,637 $552,448,625.13           75.64%           7.811             741           69.49
Planned Unit Development ......           1,136  109,119,146.54           14.94            7.738             749           72.36
Condominium ...................             727   57,151,981.87            7.82            7.769             740           71.07
Two-to-Four Family Residence ..             121   10,944,710.02            1.50            7.900             735           69.14
Other .........................              11      712,330.81            0.10            8.035             745           79.49
                                --------------- ---------------  --------------
      Total/Weighted Average ..           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============

                                                  Occupancy Types

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
                                    Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Occupancy                            Loans        Date Balance       Balance            (%)            Score         CLTV (%)
------------------------------- --------------- ---------------  --------------  --------------- --------------- ---------------
Primary .......................           8,048 $657,014,812.72           89.96%           7.799             743           70.26
Second Home ...................             401   57,264,029.17            7.84            7.682             738           68.17
Investment ....................             183   16,097,952.48            2.20            8.192             730           68.06
                                --------------- ---------------  --------------
      Total/Weighted Average ..           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============

                                                Principal Balances

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
                                    Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Range of Principal Balances ($)      Loans        Date Balance       Balance            (%)            Score         CLTV (%)
------------------------------- --------------- ---------------  --------------  --------------- --------------- ---------------
        0.01 to    10,000.00 ..             726 $  5,147,954.97            0.70%           8.078             758           67.39
   10,000.01 to    20,000.00 ..           1,121   17,128,263.78            2.35            8.077             749           69.60
   20,000.01 to    30,000.00 ..           1,191   29,911,729.50            4.10            8.006             741           69.63
   30,000.01 to    40,000.00 ..             928   32,640,093.30            4.47            7.931             742           70.94
   40,000.01 to    50,000.00 ..             837   38,364,597.02            5.25            7.926             742           69.90
   50,000.01 to    60,000.00 ..             482   26,592,749.51            3.64            7.878             745           70.48
   60,000.01 to    70,000.00 ..             420   27,399,937.36            3.75            7.860             741           72.91
   70,000.01 to    80,000.00 ..             361   27,095,085.20            3.71            7.832             743           70.64
   80,000.01 to    90,000.00 ..             287   24,383,108.56            3.34            7.803             743           67.72
   90,000.01 to   100,000.00 ..             325   31,210,619.42            4.27            7.830             746           67.28
  100,000.01 to   110,000.00 ..             187   19,596,283.88            2.68            7.820             746           72.87
  110,000.01 to   120,000.00 ..             141   16,234,900.20            2.22            7.796             742           72.81
  120,000.01 to   130,000.00 ..             136   17,004,412.71            2.33            7.714             744           67.10
  130,000.01 to   140,000.00 ..             115   15,551,796.31            2.13            7.773             740           65.22
  140,000.01 to   150,000.00 ..             133   19,381,401.13            2.65            7.828             740           71.73
  150,000.01 to   200,000.00 ..             416   72,451,417.70            9.92            7.762             740           70.23
  200,000.01 to   250,000.00 ..             257   57,429,194.73            7.86            7.743             750           71.85
  250,000.01 to   300,000.00 ..             171   47,218,728.98            6.46            7.705             744           68.14
  300,000.01 to   350,000.00 ..              89   28,894,959.02            3.96            7.720             745           71.89
  350,000.01 to   400,000.00 ..              79   29,703,214.94            4.07            7.724             745           73.33
  400,000.01 to   450,000.00 ..              42   17,832,628.68            2.44            7.860             751           70.47
  450,000.01 to   500,000.00 ..              47   22,429,074.26            3.07            7.665             741           67.54
  500,000.01 to 1,000,000.00 ..             123   79,589,670.39           10.90            7.677             734           68.74
1,000,000.01 to 1,500,000.00 ..              10   12,602,806.24            1.73            7.690             733           63.43
1,500,000.01 to 2,000,000.00 ..               7   12,142,166.58            1.66            7.886             734           76.13
2,000,000.01 to 2,500,000.00 ..               1    2,440,000.00            0.33            7.750             661           80.00
                                --------------- ---------------  --------------
    Total/Weighted Average ....           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============

---------------
The average Principal Balance of the Initial Home Equity Loans as of the Initial Cut-off Date was approximately $84,612.70.

                                             Geographical Distribution

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
                                    Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Geographic regions                   Loans        Date Balance       Balance            (%)            Score         CLTV (%)
------------------              --------------- ---------------  --------------  --------------- --------------- ---------------
Alabama .......................              76 $  3,384,600.70            0.46%           7.910             742           76.30
Alaska ........................              23    1,701,847.67            0.23            7.968             729           75.81
Arizona .......................             249   19,688,115.50            2.70            7.781             751           71.58
Arkansas ......................               6      137,696.55            0.02            7.704             760           63.00
California ....................           1,723  181,363,820.66           24.83            7.756             750           66.71
Colorado ......................             124   13,358,406.17            1.83            7.739             753           71.80
Connecticut ...................             132   15,892,609.94            2.18            7.744             734           68.98
Delaware ......................              60    3,370,039.89            0.46            7.834             751           70.97
District of Columbia ..........              31    5,595,514.35            0.77            7.981             721           72.27
Florida .......................             933   90,870,670.85           12.44            7.764             743           68.42
Georgia .......................             182   14,989,076.90            2.05            7.839             745           78.89
Hawaii ........................             108   14,559,525.50            1.99            7.761             742           65.42
Idaho .........................              35    1,662,788.32            0.23            7.903             726           72.71
Illinois ......................             378   25,768,903.47            3.53            7.877             732           74.48
Indiana .......................              73    3,731,103.96            0.51            8.022             726           79.78
Iowa ..........................              29    1,203,091.89            0.16            7.858             759           80.76
Kansas ........................              53    2,333,730.70            0.32            7.849             737           77.92
Kentucky ......................              26    1,470,686.75            0.20            7.878             738           77.40
Louisiana .....................              37    1,605,442.46            0.22            7.868             732           72.88
Maine .........................              34    2,804,676.65            0.38            7.765             732           71.92
Maryland ......................             205   17,167,270.71            2.35            7.761             738           69.02
Massachusetts .................             195   18,528,182.62            2.54            7.766             733           64.61
Michigan ......................             247   13,243,466.89            1.81            7.887             741           77.06
Minnesota .....................             159   12,412,581.75            1.70            7.808             754           71.63
Mississippi ...................              28    1,223,258.18            0.17            8.044             737           82.75
Missouri ......................              97    5,780,189.25            0.79            7.984             745           80.73
Montana .......................              19      804,494.90            0.11            8.170             734           75.29
Nebraska ......................              39    1,795,818.17            0.25            7.865             747           82.84
Nevada ........................             121   13,290,373.83            1.82            7.787             737           72.04
New Hampshire .................              49    4,845,326.24            0.66            7.817             704           75.49
New Jersey ....................             510   48,103,870.90            6.59            7.780             732           69.90
New Mexico ....................              70    3,695,367.94            0.51            8.008             755           74.26
New York ......................             514   52,489,737.76            7.19            7.753             734           66.27
North Carolina ................             156    7,907,789.25            1.08            7.859             734           70.52
North Dakota ..................               4       78,324.69            0.01            7.619             752           86.56
Ohio ..........................             159    7,801,547.85            1.07            7.943             749           83.60
Oklahoma ......................              46    2,242,830.97            0.31            8.064             739           77.39
Oregon ........................             141   11,462,497.37            1.57            7.818             737           74.40
Pennsylvania ..................             299   19,636,094.94            2.69            7.851             748           73.80
Rhode Island ..................              26    2,698,219.29            0.37            7.739             736           69.16
South Carolina ................              90    6,847,322.78            0.94            7.802             730           68.20
South Dakota ..................              14      674,431.82            0.09            7.749             778           80.00
Tennessee .....................             227   12,494,805.13            1.71            8.094             744           80.08
Texas .........................             130    8,096,900.11            1.11            7.753             738           63.50
Utah ..........................              80    5,624,638.47            0.77            7.844             730           72.17
Vermont .......................              44    2,379,938.45            0.33            7.581             730           69.58
Virginia ......................             307   21,854,787.35            2.99            7.835             745           72.58
Washington ....................             174   14,155,257.32            1.94            7.804             752           70.77
West Virginia .................              30      966,590.86            0.13            8.078             737           74.75
Wisconsin .....................             131    6,229,076.41            0.85            7.911             736           76.59
Wyoming .......................               9      353,453.29            0.05            7.721             758           74.04
                                --------------- ---------------  --------------
     Total/Weighted Average ...           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============

                                           Combined Loan-to-Value Ratios

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
Range of Combined Loan-to-Value     Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Ratios (%)                           Loans        Date Balance       Balance            (%)            Score         CLTV (%)
------------------------------- --------------- ---------------  --------------  --------------- --------------- ---------------
  0.01  to   5.00 .............               4 $     78,708.52            0.01%           8.133             746            4.73
  5.01  to  10.00 .............              44    1,730,244.25            0.24            7.811             757            8.29
 10.01  to  15.00 .............              88    4,487,180.79            0.61            7.749             750           12.90
 15.01  to  20.00 .............             120    8,381,461.52            1.15            7.729             736           17.98
 20.01  to  25.00 .............             150   10,637,175.87            1.46            7.685             761           23.24
 25.01  to  30.00 .............             165   12,101,698.46            1.66            7.818             756           27.90
 30.01  to  35.00 .............             209   16,158,719.78            2.21            7.763             755           32.78
 35.01  to  40.00 .............             246   16,498,398.15            2.26            7.732             752           37.48
 40.01  to  45.00 .............             284   25,178,675.28            3.45            7.718             753           42.49
 45.01  to  50.00 .............             378   31,665,978.09            4.34            7.738             747           47.84
 50.01  to  55.00 .............             331   32,777,287.85            4.49            7.741             737           52.67
 55.01  to  60.00 .............             412   41,635,627.89            5.70            7.669             755           57.75
 60.01  to  65.00 .............             471   40,808,918.21            5.59            7.730             744           62.56
 65.01  to  70.00 .............             544   54,567,389.03            7.47            7.751             741           67.77
 70.01  to  75.00 .............             631   59,723,049.90            8.18            7.779             742           72.87
 75.01  to  80.00 .............           1,289  113,836,915.73           15.59            7.776             736           78.44
 80.01  to  85.00 .............             671   60,761,337.26            8.32            7.786             740           82.68
 85.01  to  90.00 .............           2,041  169,995,109.98           23.27            7.818             742           88.85
 90.01  to  95.00 .............             294   13,285,629.18            1.82            8.526             713           93.31
 95.01  to 100.00 .............             249   15,676,908.82            2.15            8.486             729           98.85
100.01 and above ..............              11      390,379.81            0.05            9.058             709          100.21
                                --------------- ---------------  --------------
     Total/Weighted Average ...           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============

--------------------
The weighted average Combined Loan-to-Value Ratio of the Initial Home Equity
Loans as of the Initial Cut-off Date was approximately 70.05%.

                                                 Junior Ratios(1)

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
                                    Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Range of Junior Ratios (%)           Loans        Date Balance       Balance            (%)            Score         CLTV (%)
--------------------------      --------------- ---------------  --------------  --------------- --------------- ---------------
 0.01 to  5.00 ................              75 $  2,005,891.15            0.36%           7.827             726           62.14
 5.01 to 10.00 ................             875   33,895,791.39            6.09            7.840             727           67.83
10.01 to 15.00 ................           1,052   50,891,252.68            9.14            7.864             730           65.95
15.01 to 20.00 ................           1,239   78,937,526.07           14.17            7.861             737           69.88
20.01 to 25.00 ................             992   74,117,623.33           13.31            7.822             737           71.08
25.01 to 30.00 ................             742   68,609,604.66           12.32            7.792             739           72.29
30.01 to 40.00 ................           1,068  110,614,817.59           19.86            7.795             737           75.27
40.01 to 50.00 ................             618   80,174,175.52           14.40            7.821             742           78.55
50.01 to 60.00 ................             247   32,790,396.53            5.89            7.721             748           81.85
60.01 to 70.00 ................             136   18,964,388.36            3.41            7.798             760           83.94
70.01 to 80.00 ................              43    5,136,482.98            0.92            7.824             730           87.42
80.01 to 90.00 ................              11      809,015.96            0.15            7.830             751           89.29
                                --------------- ---------------  --------------
      Total/Weighted Average ..           7,098 $556,946,966.22          100.00%           7.817             738           73.52
                                =============== ===============  ==============

-------------------
(1) First liens are excluded. The weighted average Junior Ratio of the Initial Home Equity Loans as of the Initial Cut-off Date based on the Credit Limit of the Initial Home Equity Loans for which Junior Ratios are shown in the table above was approximately 30.29%.

                                                    Loan Rates

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
                                    Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Range of Loan Rates(%)               Loans        Date Balance       Balance            (%)            Score         CLTV (%)
----------------------          --------------- ---------------  --------------  --------------- --------------- ---------------
5.501 to 6.000 ................               1 $     10,492.89            0.00%           6.000             802           10.91
6.501 to 7.000 ................             167   15,893,022.81            2.18            6.959             742           63.33
7.001 to 7.500 ................             974  136,786,966.75           18.73            7.468             746           69.39
7.501 to 8.000 ................           5,790  478,106,576.12           65.46            7.768             746           68.55
8.001 to 8.500 ................           1,016   71,807,499.80            9.83            8.271             721           77.65
8.501 to 9.000 ................             349   16,980,014.73            2.32            8.812             709           85.59
9.001 to 9.500 ................             148    5,768,603.29            0.79            9.315             683           83.35
9.501 to 10.000 ...............             107    2,733,583.64            0.37            9.835             722           70.34
10.001 to 10.500 ..............              41    1,136,539.04            0.16           10.315             677           82.41
10.501 to 11.000 ..............              12      639,099.20            0.09           10.958             768           81.80
11.001 to 11.500 ..............               6      131,176.02            0.02           11.268             691           68.02
11.501 to 12.000 ..............               6       85,417.42            0.01           11.949             738           85.73
12.001 to 12.500 ..............               2      129,535.15            0.02           12.240             598           60.77
12.501 to 13.000 ..............               1        9,951.60            0.00           12.590             738           89.93
13.001 to 13.500 ..............               4       47,993.69            0.01           13.241             608           95.81
13.501 to 14.000 ..............               1        9,124.58            0.00           13.750             792           93.52
14.001 to 14.500 ..............               2       42,773.93            0.01           14.240             644           96.44
14.501 to 15.000 ..............               3       30,063.76            0.00           14.864             643           85.13
15.001 and above ..............               2       28,359.95            0.00           16.302             673           96.89
                                --------------- ---------------  --------------
    Total/Weighted Average ....           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============

-------------
The weighted average Loan Rate of the Initial Home Equity Loans as of the
Initial Cut-off Date was approximately 7.798% per annum.

                                     Gross Margins of the Mortgage Loans(1)(2)

                                                                   Percent of
                                                                    Mortgage
                                                                     Pool by                                         Weighted
                                    Number                           Initial         Weighted        Weighted        Average
                                      of                             Cut-off          Average         Average        Original
                                   Mortgage     Initial Cut-off       Date            Coupon          Credit         Subject
Range of Gross Margins (%)           Loans        Date Balance       Balance            (%)            Score         CLTV (%)
--------------------------      --------------- ---------------  --------------  --------------- --------------- ---------------
  1.001 to 1.500 ..............               7 $  5,128,271.39           70.09%           6.875             728           52.44
  1.501 to 2.000 ..............               4    2,187,955.28           29.91            7.000             733           71.39
                                --------------- ---------------  --------------
    Total/Weighted Average ....              11 $  7,316,226.67          100.00%           6.912             730           58.11
                                =============== ===============  ==============

   ------------------
   (1) All of the Mortgage Loans in this table are one-month LIBOR, six-month LIBOR or one-year LIBOR indexed loans.
   (2) The Gross Margins do not reflect any reductions as a result of the Sponsor's employee loan program.

The weighted average Gross Margin of the Mortgage Loans as of the Initial Cut-off Date was approximately 1.625%.

                              Gross Margins of the Initial Revolving Credit Loans(1)

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                  Revolving                          Cut-off          Average         Average        Original
                                    Credit      Initial Cut-off       Date            Coupon          Credit         Subject
Range of Gross Margins (%)           Loans        Date Balance       Balance            (%)            Score         CLTV (%)
--------------------------      --------------- ---------------  --------------  --------------- --------------- ---------------
 (1.249) to (1.000) ...........               4 $    320,014.50            0.05%           7.250             758           74.58
 (0.999) to (0.750) ...........             756  123,094,114.39           18.53            7.478             748           69.46
 (0.749) to (0.500) ...........           4,486  379,820,937.12           57.17            7.729             752           66.80
 (0.499) to (0.250) ...........             979   81,831,335.17           12.32            7.918             725           75.38
 (0.249) to  0.000 ............             593   48,394,478.34            7.28            8.219             730           76.62
   0.001 to  0.250 ............             166   11,170,216.69            1.68            8.443             695           82.04
   0.251 to  0.500 ............              90    6,427,355.76            0.97            8.705             704           87.86
   0.501 to  0.750 ............             128    5,082,256.52            0.76            8.991             723           79.68
   0.751 to  1.000 ............              70    3,053,593.98            0.46            9.249             698           86.31
   1.001 to  1.250 ............              22    1,140,761.37            0.17            9.497             655           72.08
   1.251 to  1.500 ............              32    1,094,309.90            0.16            9.749             753           51.73
   1.501 to  1.750 ............              48    1,123,114.59            0.17            9.924             708           78.63
   1.751 to  2.000 ............              31      699,898.80            0.11           10.246             685           76.76
   2.001 to  2.250 ............               3       97,970.55            0.01           10.500             635           90.63
   2.251 to  2.500 ............               4       97,321.24            0.01           10.747             687           68.39
   2.501 to  2.750 ............               5      495,602.34            0.07           11.000             787           84.66
   2.751 to  3.000 ............               5      103,782.95            0.02           11.240             711           66.36
   3.001 to  3.250 ............               1       27,393.07            0.00           11.375             617           74.31
   3.251 to  3.500 ............               1       17,500.00            0.00           11.750             765           92.91
   3.501 to  3.750 ............               4       58,919.19            0.01           12.000             730           89.94
   3.751 to  4.000 ............               2      129,535.15            0.02           12.240             598           60.77
   4.751 to  5.000 ............               4       47,993.69            0.01           13.241             608           95.81
   5.751 to  6.000 ............               2       42,773.93            0.01           14.240             644           96.44
   6.251 to  6.500 ............               1        6,779.76            0.00           14.740             701           41.33
   6.501 to  6.750 ............               1        8,434.18            0.00           14.990             584           91.84
   9.251 to  9.500 ............               1        7,829.54            0.00           17.750             688          100.00
                                --------------- ---------------  --------------
    Total/Weighted Average ....           7,439 $664,394,222.72          100.00%           7.799             744           69.75
                                =============== ===============  ==============

-----------------
(1) All of the Initial Revolving Credit Loans in this table are Prime Rate indexed loans. The weighted average Gross Margin of the Initial Revolving Credit Loans as of the Initial Cut-off Date was approximately (0.451)%.

                       Credit Limit Utilization Rates of the Initial Revolving Credit Loans

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                   Revolving                         Cut-off          Average         Average        Original
Range of Credit Limit               Credit      Initial Cut-off       Date            Coupon          Credit         Subject
Utilization Rates (%)                Loans        Date Balance       Balance            (%)            Score         CLTV (%)
---------------------           --------------- ---------------  --------------  --------------- --------------- ---------------
 0.001   to   5.000 ...........             371 $  3,458,563.15            0.52%           7.776             774           67.96
 5.001   to  10.000 ...........             483    9,196,814.99            1.38            7.743             769           67.67
 10.001  to  15.000 ...........             427   11,287,358.98            1.70            7.768             764           66.46
 15.001  to  20.000 ...........             379   12,833,112.36            1.93            7.778             763           65.01
 20.001  to  25.000 ...........             369   16,422,753.94            2.47            7.762             758           66.05
 25.001  to  30.000 ...........             363   18,047,942.03            2.72            7.753             760           68.15
 30.001  to  35.000 ...........             337   20,203,240.31            3.04            7.788             759           63.70
 35.001  to  40.000 ...........             280   19,348,928.54            2.91            7.761             756           64.24
 40.001  to  45.000 ...........             311   23,670,582.31            3.56            7.749             757           66.48
 45.001  to  50.000 ...........             278   20,110,475.69            3.03            7.747             752           66.70
 50.001  to  55.000 ...........             288   27,766,716.64            4.18            7.755             747           68.04
 55.001  to  60.000 ...........             270   31,174,350.01            4.69            7.799             754           69.72
 60.001  to  65.000 ...........             261   26,728,646.28            4.02            7.732             754           65.99
 65.001  to  70.000 ...........             251   29,479,708.25            4.44            7.772             747           68.33
 70.001  to  75.000 ...........             259   33,922,658.49            5.11            7.780             749           69.18
 75.001  to  80.000 ...........             285   33,065,581.39            4.98            7.786             740           70.14
 80.001  to  85.000 ...........             283   41,415,647.89            6.23            7.750             746           68.71
 85.001  to  90.000 ...........             293   39,600,338.99            5.96            7.759             744           68.35
 90.001  to  95.000 ...........             370   54,275,099.26            8.17            7.836             743           69.34
 95.001  to 100.000 ...........           1,246  186,086,159.85           28.01            7.857             728           74.33
 100.001 to 105.000 ...........              35    6,299,543.37            0.95            7.999             719           77.41
                                --------------- ---------------  --------------
    Total/Weighted Average ....           7,439 $664,394,222.72          100.00%           7.799             744           69.75
                                =============== ===============  ==============

---------------
The weighted average Credit Limit Utilization Rate based on the Credit Limits of the Initial Revolving Credit Loans as of the Initial Cut-off Date was approximately 47.28%.

                                    Credit Limits of the Revolving Credit Loans

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                  Revolving                          Cut-off          Average         Average        Original
                                    Credit      Initial Cut-off       Date            Coupon          Credit         Subject
Range of Credit Limits ($)           Loans        Date Balance       Balance            (%)            Score         CLTV (%)
--------------------------      --------------- ---------------  --------------  --------------- --------------- ---------------
0.01         to    10,000.00 ..              29 $    240,138.97            0.04%           9.405             718           81.77
10,000.01    to    20,000.00 ..             145    1,976,971.27            0.30            8.800             709           86.20
20,000.01    to    30,000.00 ..             322    6,318,909.99            0.95            8.435             715           76.65
30,000.01    to    40,000.00 ..             206    5,638,194.62            0.85            8.346             719           82.41
40,000.01    to    50,000.00 ..             948   26,403,641.53            3.97            7.975             740           66.28
50,000.01    to    60,000.00 ..             221    8,588,096.86            1.29            8.004             736           78.29
60,000.01    to    70,000.00 ..             199    9,207,433.00            1.39            8.033             727           80.90
70,000.01    to    80,000.00 ..             325   14,742,449.94            2.22            7.954             736           74.59
80,000.01    to    90,000.00 ..             171    9,579,044.39            1.44            7.895             732           79.37
90,000.01    to   100,000.00 ..           1,150   52,117,513.49            7.84            7.846             750           59.80
100,000.01   to   110,000.00 ..             100    6,432,889.51            0.97            8.032             733           81.43
110,000.01   to   120,000.00 ..             111    7,919,370.02            1.19            7.832             740           76.07
120,000.01   to   130,000.00 ..             163   11,729,402.02            1.77            7.841             738           71.17
130,000.01   to   140,000.00 ..             101    7,897,503.98            1.19            7.799             745           75.74
140,000.01   to   150,000.00 ..             378   29,572,293.14            4.45            7.790             744           64.31
150,000.01   to   200,000.00 ..             678   60,713,345.96            9.14            7.779             744           69.31
200,000.01   to   250,000.00 ..             522   60,598,958.42            9.12            7.773             745           71.33
250,000.01   to   300,000.00 ..             480   58,606,187.42            8.82            7.707             751           68.14
300,000.01   to   350,000.00 ..             182   29,113,636.43            4.38            7.721             748           73.19
350,000.01   to   400,000.00 ..             206   35,191,007.29            5.30            7.713             754           71.92
400,000.01   to   450,000.00 ..              96   16,286,537.30            2.45            7.850             752           79.47
450,000.01   to   500,000.00 ..             260   50,788,511.99            7.64            7.726             754           67.79
500,000.01   to 1,000,000.00 ..             420  125,729,880.12           18.92            7.694             741           67.85
1,000,000.01 to 1,500,000.00 ..               9    7,758,819.30            1.17            7.944             716           70.17
1,500,000.01 to 2,000,000.00 ..              13   16,125,253.68            2.43            7.904             733           74.83
2,000,000.01 to 2,500,000.00 ..               1    2,440,000.00            0.37            7.750             661           80.00
2,500,000.01 to 3,000,000.00 ..               3    2,678,232.08            0.40            8.146             745           74.26
                                --------------- ---------------  --------------
      Total/Weighted Average ..           7,439 $664,394,222.72          100.00%           7.799             744           69.75
                                =============== ===============  ==============

---------------
The total Credit Limit of the Initial Revolving Credit Loans as of the Initial Cut-off Date was approximately $1,405,186,933.30. The average Credit Limit of the Initial Revolving Credit Loans as of the Initial Cut-off Date was approximately $188,894.60.

                                                Maximum Loan Rates

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                  Revolving                          Cut-off          Average         Average        Original
Range of Maximum Mortgage           Credit      Initial Cut-off       Date            Coupon          Credit         Subject
Rates (%)                            Loans        Date Balance       Balance            (%)            Score         CLTV (%)
-------------------------       --------------- ---------------  --------------  --------------- --------------- ---------------
 8.751 to 9.000 ...............             396 $ 65,621,808.55            9.77%           7.475             751           68.88
 9.001 to 9.250 ...............           2,044  169,041,558.39           25.17            7.724             754           66.90
 9.251 to 9.500 ...............             273   24,657,058.82            3.67            7.935             716           73.07
 9.501 to 9.750 ...............             111    8,694,776.80            1.29            8.188             711           78.93
 9.751 to 10.000 ..............              23    1,642,942.31            0.24            8.430             672           77.58
10.001 to 10.250 ..............              10      448,616.25            0.07            8.616             656           64.52
10.251 to 10.500 ..............               3      103,619.35            0.02            8.885             681           79.03
11.251 to 11.500 ..............               1       64,313.25            0.01            8.250             672           81.10
11.751 to 12.000 ..............              18    6,289,826.41            0.94            7.037             719           67.26
12.001 to 12.250 ..............               1    1,497,563.05            0.22            6.875             784           25.00
12.251 to 12.500 ..............               1        5,000.00            0.00           11.000             793           50.00
14.751 to 15.000 ..............               6      315,287.12            0.05            7.919             717           74.00
15.251 to 15.500 ..............               1       41,505.02            0.01            9.000             801           49.02
15.751 to 16.000 ..............              47    2,571,282.06            0.38            7.946             730           68.57
16.251 to 16.500 ..............               1        6,914.45            0.00            7.750             807           89.98
16.751 to 17.000 ..............               9      366,883.52            0.05            7.959             729           77.61
17.751 to 18.000 ..............           4,505  390,341,494.04           58.11            7.862             741           70.69
                                --------------- ---------------  --------------
    Total/Weighted Average ....           7,450 $671,710,449.39          100.00%           7.789             744           69.63
                                =============== ===============  ==============

------------------
The weighted average Maximum Loan Rate of the Initial Home Equity Loans that are not Fixed Rate Mortgage Loans as of the Initial Cut-off Date was approximately 14.383% per annum.

                                           Number of Months of Seasoning

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
Range of Number of Months of        Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Seasoning (Months)                   Loans        Date Balance       Balance            (%)            Score         CLTV (%)
----------------------------    --------------- ---------------  --------------  --------------- --------------- ---------------
       0 ......................           1,450 $122,854,175.72           16.82%           7.741             745           68.27
1   to 3 ......................           2,571  238,399,188.09           32.64            7.745             742           69.32
4   to 6 ......................           2,686  250,533,367.31           34.30            7.812             740           71.11
7   to 9 ......................           1,134   65,728,853.39            9.00            7.713             744           71.35
10  to 12 .....................             122    6,090,684.74            0.83            7.962             757           71.04
13  to 15 .....................             104    4,822,991.35            0.66            8.077             757           69.76
16  to 18 .....................              68    3,106,017.99            0.43            8.028             760           71.57
19  to 21 .....................              43    3,878,315.69            0.53            7.502             758           70.13
22  to 24 .....................              20    1,979,748.92            0.27            7.255             693           72.29
25  to 27 .....................               8      184,778.93            0.03            8.100             737           73.28
28  to 30 .....................              16      819,129.93            0.11            8.219             749           85.22
31  to 33 .....................              11    2,326,860.22            0.32            8.288             716           88.54
34  to 36 .....................               2      384,471.67            0.05            8.240             750           83.02
37  to 39 .....................               6      211,400.39            0.03            8.485             783           70.83
40  to 42 .....................              13      682,531.17            0.09            8.519             711           86.56
43  to 45 .....................              11      267,931.31            0.04            8.724             766           74.44
46  to 48 .....................               9      470,602.44            0.06            8.445             773           77.77
49  to 51 .....................               5      141,418.72            0.02            9.481             690           86.58
52  to 54 .....................               3      105,699.91            0.01            8.545             659           77.78
55  to 57 .....................               1       10,433.51            0.00           10.250             751           90.00
58  to 60 .....................               1       16,908.72            0.00            7.625             791           69.07
61  to 63 .....................               4       79,908.06            0.01            9.120             752           90.27
64  to 66 .....................               2    1,701,620.38            0.23            7.000             722           70.47
67  to 69 .....................               3      116,842.88            0.02            9.241             738           82.84
73  to 75 .....................               1       30,290.87            0.00            9.875             662           90.00
76  to 78 .....................              62    4,562,584.31            0.62            8.424             746           66.08
79  to 81 .....................             133   12,001,537.53            1.64            8.404             749           74.23
82  to 84 .....................              25    1,704,404.00            0.23            8.690             738           70.24
85  to 87 .....................              11    1,977,986.58            0.27            8.318             758           80.45
88  to 90 .....................               5      183,308.32            0.03            9.452             750           66.64
91  to 93 .....................              16      743,049.76            0.10            8.815             766           57.09
94  to 96 .....................              20    1,000,165.91            0.14           10.113             708           54.95
97  to 99 .....................              16      375,811.83            0.05           10.454             702           72.78
100 to 102 ....................              18      502,000.09            0.07            9.970             732           59.65
103 to 105 ....................              22    2,103,938.62            0.29            7.812             763           33.19
106 to 108 ....................               6      206,043.08            0.03            9.600             754           36.88
109 to 111 ....................               1       20,530.41            0.00           15.750             667           95.71
115 to 117 ....................               1        8,998.23            0.00           12.000             739           44.23
139 to 141 ....................               1        9,124.58            0.00           13.750             792           93.52
154 to 156 ....................               1       33,138.81            0.00           10.500             747           86.69
                                --------------- ---------------  --------------
      Total/Weighted Average ..           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============

--------------
The weighted average number of months of seasoning of the Initial Home Equity Loans as of the Initial Cut-off Date was approximately 7 months.

                                      Number of Months Remaining to Maturity

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
Range of Number of Months           Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Remaining to Maturity (Months)       Loans        Date Balance       Balance            (%)            Score         CLTV (%)
------------------------------  --------------- ---------------  --------------  --------------- --------------- ---------------
120 or less ...................           7,451 $664,735,394.03           91.01%           7.799             744           69.76
121  to 240 ...................           1,173   61,524,357.10            8.42            7.846             726           73.53
241  to 360 ...................               8    4,117,043.24            0.56            6.890             713           65.04
                                --------------- ---------------  --------------
      Total/Weighted Average ..           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============

------------------
The weighted average number of months remaining to maturity of the Initial
Home Equity Loans as of the Initial Cut-off Date was approximately 120 months.

                                                 Origination Year

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
                                    Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Origination Year                     Loans        Date Balance       Balance            (%)            Score         CLTV (%)
----------------                --------------- ---------------  --------------  --------------- --------------- ---------------
1994 ..........................               1 $     33,138.81            0.00%          10.500             747           86.69
1995 ..........................               1        9,124.58            0.00           13.750             792           93.52
1997 ..........................               2       29,528.64            0.00           14.607             689           80.02
1998 ..........................              68    3,331,775.25            0.46            8.637             748           43.50
1999 ..........................              53    4,140,375.80            0.57            8.855             748           69.29
2000 ..........................             214   17,918,969.85            2.45            8.436             747           71.79
2001 ..........................               9    1,898,371.32            0.26            7.227             724           72.06
2002 ..........................              13      516,249.46            0.07            8.696             726           78.32
2003 ..........................              38    1,775,148.38            0.24            8.494             745           81.49
2004 ..........................              36    3,343,887.18            0.46            8.259             725           86.69
2005 ..........................             270   16,165,647.68            2.21            7.826             751           70.41
2006 ..........................           7,240  623,547,142.72           85.37            7.769             742           70.22
2007 ..........................             687   57,667,434.70            7.90            7.739             743           67.67
                                --------------- ---------------  --------------
      Total/Weighted Average ..           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============

                                                   Lien Priority

                                                                   Percent of
                                    Number                          Mortgage
                                      of                             Pool by                                         Weighted
                                    Initial                          Initial         Weighted        Weighted        Average
                                     Home                            Cut-off          Average         Average        Original
                                    Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Lien Priority                        Loans        Date Balance       Balance            (%)            Score         CLTV (%)
-------------                   --------------- ---------------  --------------  --------------- --------------- ---------------
First .........................           1,534 $173,429,828.15           23.75%           7.739             755           58.90
Second ........................           7,098  556,946,966.22           76.25            7.817             738           73.52
                                --------------- ---------------  --------------
      Total/Weighted Average ..           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============


                                                   Credit Scores

                                                                    Percent of
                                     Number                          Mortgage
                                       of                             Pool by                                         Weighted
                                     Initial                          Initial         Weighted        Weighted        Average
                                      Home                            Cut-off          Average         Average        Original
                                     Equity      Initial Cut-off       Date            Coupon          Credit         Subject
Range of Credit Scores                Loans        Date Balance       Balance            (%)            Score         CLTV (%)
----------------------           --------------- ---------------  --------------  --------------- --------------- ---------------
551 to 575 ....................              15 $    649,180.82            0.09%           8.905             566           57.52
576 to 600 ....................              38    2,906,088.44            0.40            8.305             589           73.04
601 to 625 ....................              96    8,148,542.93            1.12            8.096             616           66.20
626 to 650 ....................             207   18,655,600.87            2.55            8.027             640           70.89
651 to 675 ....................             438   41,793,087.63            5.72            7.983             665           72.13
676 to 700 ....................             940   81,891,752.68           11.21            7.891             690           71.89
701 to 725 ....................           1,172  109,755,855.04           15.03            7.795             714           73.11
726 to 750 ....................           1,282  115,509,186.17           15.82            7.763             738           71.21
751 to 775 ....................           1,534  121,653,302.88           16.66            7.754             764           71.11
776 to 800 ....................           1,863  154,163,376.63           21.11            7.730             788           67.02
801 to 825 ....................           1,030   74,281,035.10           10.17            7.746             808           65.19
826 to 850 ....................              17      969,785.18            0.13            7.791             831           75.10
                                --------------- ---------------  --------------
      Total/Weighted Average ..           8,632 $730,376,794.37          100.00%           7.798             742           70.05
                                =============== ===============  ==============

-----------------
The weighted average Credit Score of the Initial Home Equity Loans as of the Initial Cut-off Date was approximately 742.

                                 THE SERVICER

      General. The principal executive offices of the Servicer are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, and the principal servicing center is located in Sioux Falls, South Dakota. The Servicer is an approved mortgage loan servicer for Fannie Mae and is licensed to service mortgage loans in each state where a license is required. The Servicer is an indirect wholly-owned subsidiary of Morgan Stanley.

      Loan Servicing. The Servicer has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to:

            (a) collecting, aggregating and remitting mortgage loan payments;

            (b)   accounting for principal and interest;

            (c) holding escrow (impound) funds for payment of taxes and insurance, if applicable;

            (d)   making inspections as required of the mortgaged properties;

            (e) preparation of tax related information in connection with the mortgage loans;

            (f)   supervision of delinquent mortgage loans;

            (g)   loss mitigation efforts;

            (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

            (i) generally administering the mortgage loans, for which it receives servicing fees.

      Mortgage Loan Delinquency and Loss Experience. The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on closed-end mortgage loans that were originated or acquired by MSCC and were being serviced by MSCC on November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 30, 2006. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.

                                    Delinquency Experience of the MSCC Portfolio of Mortgage Loans

                        Nov. 30,    Nov. 30,      Nov. 30,    Nov. 30,     Nov. 30,     Nov. 30,     Nov. 30,     Nov. 30,
                          2002        2002          2003        2003         2004         2004         2005         2005
                    ------------------------------------------------------------------------------------------------------
                       By Dollar    By           By Dollar    By          By Dollar     By          By Dollar     By
                       Amount of    Number       Amount of    Number      Amount of     Number      Amount of     Number
                         Loans      of Loans       Loans      of Loans      Loans       of Loans      Loans       of Loans

Loan Portfolio .... $4,944,219,000    19,354  $7,468,471,000    27,540  $8,791,708,000    31,013  $7,737,515,000    27,834
Period of
Delinquency(1)
 30 through 59
days .............. $    3,038,000        18  $    2,599,000        14  $    2,296,000        15  $    4,865,000        20
 60 through 89 days $    1,203,000        10  $    1,965,000         9  $    1,287,000         4  $    3,453,000        13
 90 days or more .. $    2,673,000        12  $    5,275,000        22  $    4,825,000        22  $    5,439,000        18
                    ------------------------------------------------------------------------------------------------------

 Total Delinquent . $    6,914,000        40  $    9,839,000        45  $    8,408,000        41  $   13,757,000        51
                    ------------------------------------------------------------------------------------------------------

Percent of Loan
Portfolio .........           0.14%     0.21%           0.13%     0.16%           0.10%     0.13%           0.18%     0.18%


                       Nov. 30,     Nov. 30,
                         2006         2006
                    ------------------------

                      By Dollar     By
                      Amount of     Number
                        Loans       of Loans
Loan Portfolio .... $7,268,827,000    26,502
Period of
Delinquency(1)
 30 through 59
days .............. $    7,011,000        17
 60 through 89 days $    2,397,000         8
 90 days or more .. $   10,495,000        23
                    ------------------------

 Total Delinquent . $   19,903,000        48
                    ------------------------

Percent of Loan
Portfolio .........           0.27%     0.18%

-----------------
(1) Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category indicated in the chart.

      The following table sets forth certain information concerning loan loss experience of MSCC for the years ended November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 30, 2006 with respect to the mortgage loans referred to above.


                                  Loan Loss Experience of the MSCC Portfolio of Mortgage Loans

Losses                          November 30, 2002  November 30, 2003  November 30, 2004  November 30, 2005  November 30, 2006
------                          -----------------  -----------------  -----------------  -----------------  -----------------
Average portfolio balance(1) .. $   3,761,663,000  $   6,276,264,000  $   8,198,057,000  $   8,351,121,000  $   7,474,781,000
Net losses(2) ................. $         206,000  $         262,000  $         388,000  $         262,000  $         104,000
Net losses as a percentage of
      average portfolio balance              0.01%              0.00%              0.00%              0.00%              0.00%

--------------
(1) Average portfolio balance is the sum of the prior year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods.
(2) Net losses are stated after giving effect to the recovery of liquidation proceeds.


      Revolving Credit Loan Delinquency and Loss Experience. The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on revolving credit loans that were originated or acquired by MSCC and were being serviced by MSCC on November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 30, 2006. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No revolving credit loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.

                          Delinquency Experience of the MSCC Portfolio of Revolving Credit Loans

                        Nov. 30,    Nov. 30,      Nov. 30,    Nov. 30,     Nov. 30,     Nov. 30,     Nov. 30,     Nov. 30,
                          2002        2002          2003        2003         2004         2004         2005         2005
                    ------------------------------------------------------------------------------------------------------
                       By Dollar    By           By Dollar    By          By Dollar     By          By Dollar     By
                       Amount of    Number       Amount of    Number      Amount of     Number      Amount of     Number
                         Loans      of Loans       Loans      of Loans      Loans       of Loans      Loans       of Loans

Loan Portfolio .... $1,479,648,311    24,158  $1,735,887,168    29,197  $2,268,302,028    36,971  $2,388,282,321    37,700
Period of
Delinquency(1)
 30 through 59 days $    5,004,269        81  $    5,197,931        76  $    5,698,898        79  $    5,104,990        84
 60 through 89 days $    1,838,487        21  $      903,057        18  $    2,145,136        18  $    2,006,002        32
 90 days or more .. $    2,715,520        37  $    2,918,077        37  $    3,756,769        38  $    6,414,981        46
                    ------------------------------------------------------------------------------------------------------

     Total
Delinquent ........ $    9,558,276       139  $    9,019,065       131  $   11,600,803       135  $   13,525,973       162
                    ------------------------------------------------------------------------------------------------------

Percent of Loan
Portfolio .........           0.65%     0.58%           0.52%     0.45%           0.51%     0.37%           0.57%     0.43%


                       Nov. 30,     Nov. 30,
                         2006         2006
                   -------------------------
                      By Dollar     By
                      Amount of     Number
                        Loans       of Loans

Loan Portfolio .... $2,356,262,012    38,712
Period of
Delinquency(1)
 30 through 59 days $    8,402,057       112
 60 through 89 days $    2,764,291        36
 90 days or more .. $    5,828,176        64
                    ------------------------

     Total
Delinquent ........ $   16,994,524       212
                    ------------------------

Percent of Loan
Portfolio .........           0.72%     0.55%

-----------------
(1) Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category indicated in the chart.

      The following table sets forth certain information concerning loan loss experience of MSCC for the years ended November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 30, 2006 with respect to the revolving credit loans referred to above.

                           Loan Loss Experience of the MSCC Portfolio of Revolving Credit Loans

Losses                          November 30, 2002  November 30, 2003  November 30, 2004  November 30, 2005  November 30, 2006
------                          -----------------  -----------------  -----------------  -----------------  -----------------
Average portfolio balance(1) ..    $1,302,429,523     $1,593,729,429     $2,002,579,951     $2,383,257,125     $2,349,760,176
Net losses(2) .................          $990,434         $1,232,955         $1,187,085           $604,582         $3,567,218
Net losses as a percentage of
      average portfolio balance              0.08%              0.08%              0.06%              0.03%              0.15%

-------------
(1) Average portfolio balance is the sum of the prior year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods.
(2) Net losses are stated after giving effect to the recovery of liquidation proceeds.


Servicing of Home Equity Loans

General

      The Servicer will be responsible for servicing the Home Equity Loans in a manner consistent with the terms of the Servicing Agreement and in a manner which shall be normal and usual in its general servicing activities.

      Billing statements are mailed monthly by the Servicer. For the Revolving Credit Loans, the statement details the monthly activity and specifies the minimum payment due to the Servicer and the available credit line. For the Revolving Credit Loans and the Mortgage Loans with adjustable Loan Rates, notice of changes in the applicable Loan Rate are provided by the Servicer to the Mortgagor with such statements. The Servicing Agreement permits the Servicer to execute assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge or any other agreement contemplated by the Servicing Agreement. A partial release may be made in accordance with the terms of the Servicing Agreement.

      The Servicer may increase the Credit Limits of the Revolving Credit Loans and may also permit the refinancing of any existing lien senior to a Home Equity Loan subject to the terms described in the Servicing Agreement.

      Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in the Servicer's portfolio of real estate secured revolving-credit line loans that it services for its clients, applicable laws and regulations and other considerations.

Funding of Additional Balances

      During each Billing Cycle before the end of the Managed Amortization Period, principal collections on the Revolving Credit Loans will be applied to purchase Additional Balances for the Issuing Entity. If principal collections are insufficient to purchase Additional Balances during a Billing Cycle, the Net Draws will be advanced by the Sponsor and thereafter purchased by the Issuing Entity with funds advanced by the holder of the Class L Certificates.

      If the holder of the Class L Certificates fails to advance to the Issuing Entity amounts required to purchase the Net Draws on a Payment Date, the Sponsor will be required to purchase the Class L Certificates from their holder and assume all of the obligations of the holder of the L Certificates, including the obligation to advance funds to the Issuing Entity to purchase the Net Draws on that Payment Date and future Payment Dates.

Collection and Liquidation Practices; Loss Mitigation

      The Servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the Home Equity Loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements and capitalization of arrearages; provided, in any case, that the Servicer determines that such action is generally consistent with the Servicer's policies with respect to similar loans; and provided, further, that certain of such modifications (including reductions in the Loan Rate, partial forgiveness or a maturity extension) may only be taken if the Home Equity Loan is in default or if default is reasonably foreseeable. With respect to Home Equity Loans that come into and continue in default, the Servicer may take a variety of actions including foreclosure upon the related mortgaged property, writing off the balance of the Home Equity Loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, arranging for a repayment plan, modifications as described above or taking an unsecured note.

Modification of Loan Rate for Certain Revolving Credit Loans

      The Servicer is in the process of implementing a program that will permit borrowers who are employees of Morgan Stanley or its affiliates to reduce the Gross Margin on their Revolving Credit Loans by either 0.125% or 0.25% so long as payments on the Revolving Credit Loans are current. The Initial Revolving Credit Loans that could be affected by this program have an aggregate Principal Balance as of the Initial Cut-off Date of approximately $97,569,795 and an aggregate credit limit of approximately $200,913,429. Once the program is implemented, to the extent that the aggregate Principal Balance of Revolving Credit Loans as to which the borrower has applied and qualified for the reduction and as to which the reduction is in effect with respect to the Issuing Entity exceeds 15% (subject to increase with the consent of the Credit Enhancer) of the Original Investor Amount, the Servicer will be required to repurchase Revolving Credit Loans at the Repurchase Price in an amount sufficient to cause the such percentage to no longer be in excess of 15%. This program is not in effect as of the date of this prospectus supplement but is expected to become effective shortly after the closing date. The statistical information in this prospectus supplement relating to the Initial Revolving Credit Loans does not reflect the effect the program will have on the Loan Rates of the Revolving Credit Loans. It is expected that the effect of this program will be to reduce the Weighted Average Net Loan rate below what it otherwise would be and thereby increase the likelihood that Net Funds Cap Carryover Amounts will occur while also decreasing the amount of excess interest available to provide credit enhancement for the Notes. In addition, if the Loan Rates on these Revolving Credit Loans are reduced below prevailing market rates, the borrowers may be less inclined to prepay their Revolving Credit Loans. However, to the extent the Servicer is required to repurchase Revolving Credit Loans as described above, the rate of principal payments on the Notes will be higher that it otherwise would be.

Charged-off Mortgage Loans

      Any Mortgage Loan with a minimum monthly payment that has not been paid in full within 180 days of the date on which that minimum monthly payment was due will be a "Charged-off Mortgage Loan." The last day of the Billing Cycle in which the 180th day after the date on which the related minimum monthly payment was due is referred to as the "Charge-off Date." A mortgage loan that has been charged-off by the Servicer as bad debt before the Charge-off Date will not be a Charged-off Mortgage Loan.

      The Servicer is required under the servicing agreement to use reasonable efforts to maximize recovery or act otherwise in the best interest of the Issuing Entity with respect to Charged-off Mortgage Loans.

                               FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the Issuing Entity and the source of payments for the fees and expenses:


Type / Recipient(1)             Amount              General Purpose            Source(2)                Frequency
-------------------  ---------------------------    ---------------  --------------------------     ----------------

Fees

Servicing            o    Equal to 1/12 of the      Compensation     Payments made by borrowers     Monthly
Compensation/             product of (i) the                         on Home Equity Loans
Servicer                  principal balance of
                          such Home Equity Loans
                          as of the first day of
                          the related Billing
                          Cycle and (ii) the
                          Servicing Fee Rate.(1)

                     o    Late payment charges &    Compensation     Payments made by Mortgagors    Time to Time
                          foreclosure profits.                       on Home Equity Loans

                     o    Reinvestment income on    Compensation     Amounts on deposit in the      Monthly
                          amounts on deposit in                      Collection Account
                          the Collection Account

                     o    Reinvestment income on    Compensation     Amounts on deposit in the      Monthly
                          amounts on deposit in                      Payment Account
                          the Payment Account
                          between the
                          Determination Date and
                          two Business Days prior
                          to the Payment Date

Indenture Trustee    o    Reinvestment income on    Compensation     Amounts on deposit in the      Monthly
Fee and                   amounts on deposit in                      Payment Account.
Compensation/             the Payment Account for
Indenture Trustee         the period from the
                          second Business Day
                          prior to a Payment Date
                          and that Payment Date

Custodian            As determined between the      Compensation     Payable by the Servicer out    As determined
Fee/Custodian        Servicer and the Custodian                      of its funds.                  between the
                                                                                                    Servicer and the
                                                                                                    Custodian

Owner Trustee        As determined between the      Compensation     Payable by the Servicer out    As determined
Fee/Owner Trustee    Servicer and the Owner                          of its funds.                  between the
                     Trustee                                                                        Servicer and the
                                                                                                    Owner Trustee

Premium/Credit       A fee (the "Credit Enhancer    Compensation     Payable out of the Investor    Monthly
Enhancer             Premium") equal to the                          P&I Collections.
                     product of (x) the Credit
                     Enhancer Premium Rate, (y)
                     the Note Principal Amount of
                     the Notes after giving
                     effect to any payments of
                     principal on that Payment
                     Date and (z) the fraction,
                     expressed as a percentage,
                     the numerator of which is
                     the actual number of days
                     that elapsed in the related
                     interest period, and the
                     denominator of which is 360.

Expenses

Insured expenses/    Expenses incurred by the       Reimbursement    To the extent the expenses     Time to time
Servicer             Servicer                       of Expenses      are covered by an insurance
                                                                     policy with respect to a
                                                                     Home Equity Loan.

Type / Recipient(1)             Amount              General Purpose            Source(2)                Frequency
-------------------  ---------------------------    ---------------  --------------------------     ----------------
Indemnification      Amounts for which the          Indemnification  Amounts on deposit on the      Time to time
expenses/ Servicer   Servicer is entitled to                         Collection Account prior to
                     indemnification.                                the transfer to the Payment
                                                                     Account.

Indemnification      Amounts for which the          Indemnification  Amounts on deposit on the      Time to time
expenses/            Indenture Trustee is                            Payment Account prior to
Indenture Trustee    entitled to indemnification.                    payments to Noteholders,
                                                                     subject to an annual cap of
                                                                     $125,000 and a maximum of
                                                                     20,000 per payment date
                                                                     (excluding, for this
                                                                     purpose, the costs and
                                                                     expenses of the Indenture
                                                                     Trustee incurred in
                                                                     connection with any transfer
                                                                     of servicing following a
                                                                     default by the Servicer).

Indemnification      Amounts for which the Owner    Indemnification  Payable by the Servicer out    Time to time
expenses/ Owner      Trustee is entitled to                          of its funds.
Trustee              indemnification.

Reimbursement        To the extent of funds         Reimbursement    The Investor Interest          Monthly
Amounts/ Credit      available, the amount of       of payments      Collections subsequent to
Enhancer             payments, costs and expenses   and expenses     the distribution of the
                     incurred by the Credit                          Credit Enhancer Premium and
                     Enhancer.                                       interest on the Notes.

---------
(1) If the Indenture Trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer, as applicable, described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Servicing Agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to it) prior to payments on the notes. After an event of default under the indenture has occurred and if the payment of notes has been accelerated, the indenture trustee fee, the owner trustee fee, and certain expenses of the indenture trustee and the owner trustee may be paid from funds received from the liquidation of the home equity loans before they are applied to make payments on the notes.

      The amount of the Servicer's Servicing Fees is subject to adjustment with respect to prepaid Home Equity Loans serviced thereby, as described below under "--Adjustment to Servicing Fees in Connection with Certain Prepaid Home Equity Loans."

      The "Expense Fee Rate" for any Home Equity Loan as of any date of determination is a per annum rate equal to the sum of the Servicing Fee Rate and the Credit Enhancer Premium, adjusted to an effective rate calculated on the basis of a 360 day year consisting of twelve 30-day months. The "Servicing Fee Rate" is 0.50% per annum, and the "Credit Enhancer Premium Rate" is 0.11% per annum. The Servicing Fee is calculated on the basis of a 360-day year consisting of 12 30-day months. The Credit Enhancer Premium is calculated on the basis of a 360-day year and the actual number of days that elapse in the related interest period and is calculated based on the Note Principal Amount of the Notes.

      The "Net Loan Rate" with respect to any Home Equity Loan as of any Payment Date is the related Loan Rate as of the last day of the related Billing Cycle minus the Expense Fee Rate. The weighted average net mortgage rate (the "Weighted Average Net Loan Rate") for any Payment Date is the weighted average of the Net Loan Rates of each Home Equity Loan, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month preceding the month of the applicable Payment Date.

      The "Reimbursement Amounts" with respect to any Payment Date will be the sum of the amounts paid and costs and expenses incurred by the Credit Enhancer, to the extent, other than with respect to the calculation of the purchase price in connection with the Optional Redemption Date, of funds available.

Adjustment to Servicing Fees in Connection with Certain Prepaid Home Equity
Loans

      When a borrower prepays a Home Equity Loan in full or in part between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the Servicer during the related Prepayment Period for a Payment Date will be paid to Noteholders on the related Payment Date. Thus, less than one month's interest may have been collected on Home Equity Loans that have been prepaid with respect to any Payment Date. Pursuant to the servicing agreement, the Servicer will be required to make payments in respect of certain prepayment interest shortfalls from its own funds.

      The Servicer is obligated to compensate the Issuing Entity for prepayment interest shortfalls on the Home Equity Loans. The amount of the compensation may be limited by its Servicing Fees for that Prepayment Period. The amount of interest available to be paid to Noteholders will be reduced by any uncompensated prepayment interest shortfalls (referred to as "net prepayment interest shortfalls").

      Investors in the Notes should be aware that the Policy will not cover any prepayment interest shortfalls allocated to the Notes.

                            STATIC POOL INFORMATION

      Information concerning the Sponsor's prior residential mortgage loan securitizations involving mortgage loans like the Home Equity Loan is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/mscc. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this prospectus supplement. Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the Issuing Entity. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Home Equity Loans to be included in the Issuing Entity.

      In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 1585 Broadway, New York, New York 10036, Attention: Prospectus Department, telephone number 212-761-4000.

      The information available on the websites above relating to any mortgage loan securitizations issued prior to January 1, 2006 and mortgage loans originated prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                                  THE SPONSOR

      The sponsor is MSCC (the "Sponsor"), and is the same entity as the Seller and the Servicer. The Sponsor has been the sponsor of securitizations backed by home equity loans since 1999. The follow table describes the approximate volume of home equity loan securitizations sponsored by MSCC since 1999.

              Year                  Approximate Volume
              --------------------  -----------------------
              1999                  $315 million
              2000                  $172 million
              2002                  $477 million
              2003                  $486 million
              2004                  $412 million
              2005                  $761 million

      As the Sponsor, MSCC originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The Sponsor works with underwriters and rating agencies in structuring their securitization transactions.

      None of the prior home equity loan securitizations of the Sponsor has experienced a rapid amortization event.

                                  THE SELLER

General

      MSCC is an indirect wholly-owned subsidiary of Morgan Stanley. MSCC is a retail residential mortgage lender that originates and services loans for borrowers who are clients of Morgan Stanley. Clients are introduced to MSCC typically through Morgan Stanley brokerage account relationships, and through Discover(R) Card cardmember relationships. MSCC utilizes each of these companies' sales forces to reinforce brand identity and customer relationships, in addition to marketing to these consumers directly through the mail or via inserts in existing account statements.

      MSCC is structured to operate nationally on a remote basis and through the World Wide Web. Clients are provided toll-free telephone number access to loan officers who will discuss alternative products to meet specific needs. Loan officers take mortgage loan applications, and lead customers through the entire mortgage loan origination process. MSCC's loan origination, servicing, and collection systems are integrated providing a flexible, user-friendly technology foundation and enhanced customer service. In order to provide convenient customer service for all U.S. properties, MSCC maintains corporate licensing/authorization to conduct business in all 50 states. All MSCC loans are serviced and supported by MSCC's servicing center located in Sioux Falls, South Dakota.

Origination

      MSCC's origination guidelines for Mortgage Loans use a combination of automated and judgmental underwriting criteria to evaluate credit risk, and this risk assessment may affect documentation requirements. MSCC's underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to submit an application in writing or via telephone, which elicits pertinent information about the prospective borrower including, the prospective borrower's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. MSCC employs underwriters to scrutinize the prospective borrower's credit profile. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower's employer or through analysis of copies of borrower's federal withholding (IRS W-2) forms and/or current payroll earnings statements. With respect to every prospective borrower, a credit report summarizing the prospective borrower's credit history is obtained. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

      A potential borrower's ability to make the proposed loan payments is measured by the applicant's income, credit, residence stability and assets. One test to determine this ability is the debt-to-income ratio, which is the borrower's total monthly debt service divided by total monthly gross income. MSCC typically allows for a debt-to-income ratio of 50%. Debt-to-income exceptions must be approved by the appropriate level underwriter, and supported by compensating factors.

      The adequacy of the mortgaged property as security for the proposed mortgage loan will generally be determined by an appraisal or automated property valuation acceptable to MSCC. Appraisals are conducted by independent appraisers acceptable to MSCC. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Appraisals over 180 days old will not be sufficient if conducted by an independent appraiser engaged by the potential borrower. If the proposed loan amount exceeds (x) $1,000,000, in the case of Home Equity Loans originated before September 1, 2006 or (y) $1,500,000, in the case of Home Equity Loans originated on or after September 1, 2006, a second appraisal will be required.

      Exceptions to these policies are typically made when other compensating factors are present, such as high net worth.

                                 THE DEPOSITOR

      The depositor is Morgan Stanley ABS Capital I Inc., a Delaware corporation. The depositor is an affiliate, through common parent ownership, of the Sponsor and Morgan Stanley & Co. Incorporated (an underwriter), and is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS).

      The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the issuing entity assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

      The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will obtain the mortgage loans from the Sponsor, and may also assign to the trustee certain rights of the Sponsor with respect to the mortgage loans. See "Description of the Purchase Agreement" in this prospectus supplement. In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to the trust, which may include appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

                              THE ISSUING ENTITY

General

      The Issuing Entity will be MSCC HELOC Trust 2007-1, which is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the purposes described in this prospectus supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. The Issuing Entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at 1100 N. Market Street, Wilmington, Delaware 19890. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

      After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Home Equity Loans and the other assets of the Issuing Entity and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The Issuing Entity's permissible activities can only be amended or modified by amending the Trust Agreement. The Trust Agreement may be amended by the Depositor and Owner Trustee with the consent of any affected holder of a Certificate and the Credit Enhancer, but only if the amendment would not cause an adverse tax event for any Noteholder and each rating agency has confirmed that the amendment will not result in a reduction or withdrawal of any of its then current ratings of any of the Notes without taking the certificate guaranty insurance policy into account.

      The Issuing Entity will initially be capitalized through the issuance of the Notes and the Certificates. The Issuing Entity will exchange the Notes and the Certificates for the Home Equity Loans, the deposit to the Additional Loan Account on the Closing Date, and certain other assets pursuant to the Trust Agreement. The Notes that will be received by the Depositor in exchange for the Home Equity Loans are being offered by this prospectus supplement. The Certificates will initially be issued to the Depositor or one or more affiliates of the Depositor.

      Under the Trust Agreement, the Owner Trustee is not authorized to commence a proceeding in bankruptcy relating to the Issuing Entity unless (x) each certificateholder has certified to the Owner Trustee that the holder reasonably believes that the Issuing Entity is insolvent and the Credit Enhancer consents to such commencement or (y) at the direction of the Credit Enhancer with consent of 100% of the noteholders. As long as the Indenture and the Insurance Agreement remain in effect and no default by the Credit Enhancer exists, no certificateholder is permitted to take any action with respect to a proceeding in bankruptcy relating to the Issuing Entity.

      The Notes will be limited recourse obligations of the Issuing Entity, secured by and payable solely out of the assets of the Issuing Entity.

Assets of the Issuing Entity

      The Assets of the Issuing Entity pledged to the Indenture Trustee (the "Trust Estate") will generally consist of:

        o the Cut-off Date Principal Balance of each Home Equity Loan as of the close of business, plus any new advances made on it under the applicable credit line agreement ("Additional Balances");

        o collections on the Home Equity Loans received after the applicable Cut-off Date (exclusive of payments of accrued interest due on or before the applicable Cut-off Date);

        o   the related mortgage files;

        o properties securing the Home Equity Loans that are acquired by foreclosure or deed in lieu of foreclosure;

        o the Collection Account and Payment Account (excluding its net earnings);

        o   the Additional Loan Account;

        o   the Issuing Entity's rights under hazard insurance policies; and

        o the interest of the Issuing Entity in the Servicing Agreement and the Home Equity Loan Purchase Agreement.

      The Notes will have the benefit of the certificate guaranty insurance policy issued by Ambac Assurance Corporation.

      Pursuant to the Indenture, the Issuing Entity will grant a security interest in all of its assets, including the mortgage notes related to the Home Equity Loans owned by the Issuing Entity, in favor of the Indenture Trustee on behalf of the Noteholders and the Credit Enhancer, and file financing statements under the Uniform Commercial Code with the appropriate authority in the states of Delaware. The security interest will be a first priority perfected security interest, enforceable against any party other than a purchaser in good faith that gives new value and takes possession of a mortgage note. The Issuing Entity will be obligated to maintain such perfected security interest.

                               THE OWNER TRUSTEE

      Wilmington Trust Company ("Wilmington Trust" or the "Owner Trustee") is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation with trust powers incorporated in 1903.

Its principal place of business is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

      Wilmington Trust is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      Wilmington Trust has provided the above information for purposes of complying with Reg AB. Other than the above two paragraphs, Wilmington Trust has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

      The Owner Trustee shall not be liable under the Trust Agreement or another transaction document, except (i) for its own willful misconduct, gross negligence or bad faith, (ii) in the case of the inaccuracy of any representation or warranty expressly made by the Owner Trustee or (iii) for taxes, fees or other charges received by the Owner Trustee.

      The Owner Trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Owner Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority, have a long-term debt rating of at least "A" by either Moody's or S&P and be acceptable to the Credit Enhancer. In case at any time the Owner Trustee ceases to be eligible, the Owner Trustee will resign in the manner and with the effect as specified below.

      The Owner Trustee may at any time resign its position by giving 30 days prior written notice of resignation to the Indenture Trustee, the Depositor and the Credit Enhancer. Upon receiving such resignation, the Indenture Trustee shall promptly appoint a successor owner trustee with the prior written consent of the Credit Enhancer (which consent shall be not unreasonably withheld). If no successor Owner Trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning Owner Trustee or the Credit Enhancer may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

      If at any time the Owner Trustee ceases to meet the eligibility requirements and fails to resign after written request by the Indenture Trustee or the Credit Enhancer, or if at any time the Owner Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Owner Trustee or of its property is appointed, or any public officer takes charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Indenture Trustee may, and shall at the direction of the Credit Enhancer, remove the Owner Trustee. If the Indenture Trustee so removes the Owner Trustee, the Indenture Trustee will be required to promptly appoint a successor owner trustee acceptable to the Credit Enhancer and shall pay all fees owed to the outgoing Owner Trustee.

      Any resignation or removal of the Owner Trustee and appointment of a successor owner trustee will become effective upon acceptance of appointment by the successor owner trustee.

      All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

      The Owner Trustee may hold Notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the Owner Trustee an may appoint co-trustees or separate trustees of any part of the Trust Estate. All rights and obligations conferred or imposed on the Owner Trustee by the servicing agreement and the Trust Agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the Owner Trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the Owner Trustee.

      The Owner Trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the issuing entity, or to otherwise take or refrain from taking any action under any document contemplated by the Trust Agreement, except as expressly provided by the Trust Agreement or in instructions received by the Owner Trustee pursuant to the Trust Agreement. The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. The Owner Trustee will disburse all moneys actually received by it constituting part of the Trust Estate on the terms of the transaction documents and it will not be accountable under the Trust Agreement or any other transaction document except for its own willful misconduct or gross negligence or for the inaccuracy of certain representations and warranties in the Trust Agreement.

      Under the Trust Agreement, the Owner Trustee will be entitled to certain reimbursements for its reasonable expenses incurred by it and will be indemnified against certain liabilities, losses, damages, and expenses that may be imposed on or incurred by it, except to the extent that they arise from its own willful misconduct, bad faith, or gross negligence, the inaccuracy of any of the its representations or warranties in the Trust Agreement, or its failure to use reasonable care with respect to moneys received by it under the Trust Agreement. Any such amounts payable to the Owner Trustee will be payable out of amounts on deposit in the Payment Account before distributions on the Certificates and, to the extent not paid from the Payment Account, by the holder of Certificates specified in the Trust Agreement or by the Sponsor.

                             THE INDENTURE TRUSTEE

      Wells Fargo Bank, National Association, a national banking association ("Wells Fargo" or the "Indenture Trustee"), is the Indenture Trustee under the Indenture. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, over 23 million customers and over 167,000 employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for note transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

      Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various home equity loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those home equity loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      Wells Fargo Bank has provided corporate trust services since 1934. As of December 31, 2006, Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on approximately 1,346 series of residential mortgage-backed securities with an aggregate principal balance of approximately $277,396,000,000.

      Wells Fargo Bank is acting as custodian of the home equity loan files pursuant to the Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the home equity loan files on behalf of the Trustee and the Noteholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

      The Indenture Trustee may own Notes and have normal banking relationships with the Servicer, the Seller and the Credit Enhancer and/or their affiliates.

      The Indenture Trustee may resign at any time by giving written notice of resignation to the Credit Enhancer and the Issuing Entity, in which event the Credit Enhancer may (and if the Credit Enhancer fails to do so, the Issuing Entity will be obligated to) appoint a successor Indenture Trustee. The Credit Enhancer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Credit Enhancer may (and if the Credit Enhancer fails to do so, the Issuing Entity will be obligated to) appoint a successor Indenture Trustee, as approved by the Credit Enhancer. The Issuing Entity, with the consent of the Credit Enhancer, will be required to remove the Indenture Trustee if the Indenture Trustee fails to comply with the terms of the Trust Indenture Act, the Indenture Trustee is adjudged a bankrupt or insolvent, a receiver or other public officer takes charge of the Indenture Trustee or its property, or the Indenture Trustee otherwise becomes incapable of fulfilling its duties. In addition, the Indenture Trustee will be required to resign to avoid being directly or indirectly controlled by the Issuing Entity. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee acceptable to the Credit Enhancer will not become effective until the acceptance of the appointment by the successor Indenture Trustee.

      The Indenture Trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Indenture Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the notes. In case at any time the Indenture Trustee ceases to be eligible, the Indenture Trustee will resign in the manner and with the effect as specified below.

      If the Indenture Trustee resigns, is removed, or there is a vacancy in the position of Indenture Trustee for any reason, the Credit Enhancer may, and if the Credit Enhancer fails to do so, the Issuing Entity must promptly, with the prior written consent of the Credit Enhancer, appoint a successor indenture trustee.

      Upon a successor Indenture Trustee delivering a written acceptance of its appointment to the retiring Indenture Trustee and the Issuing Entity (a copy of which shall be mailed to the Noteholders), the resignation or removal of the retiring Indenture Trustee shall become effective. If a successor Indenture Trustee has not taken office within 60 days of the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the holders of a majority of the Note Principal Amount of the Notes (with the consent of the Credit Enhancer) may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

      No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee will become effective until accepted by the Credit Enhancer and the successor Indenture Trustee.

                              THE CREDIT ENHANCER

General

      Ambac Assurance Corporation ("Ambac") is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. ("Ambac Financial Group"), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, and Fitch, Inc.

Capitalization

      The following table sets forth the capitalization of Ambac and subsidiaries as of December 31, 2005 and December 31, 2006 in conformity with
U. S. generally accepted accounting principles.

                 Ambac Assurance Corporation and Subsidiaries

                       CONSOLIDATED CAPITALIZATION TABLE

                             (Dollars in Millions)


                                                       December 31, 2005    December 31, 2006
                                                      -------------------  --------------------
                                                                           (unaudited)

         Unearned premiums............................     $2,953                   $3,048
         Other liabilities............................      1,933                    2,021
                                                            -----                    -----
         Total liabilities............................      4,886                    5,069
                                                            -----                    -----
         Stockholder's equity
            Common stock..............................         82                       82
            Additional paid-in capital................      1,453                    1,509
            Accumulated other comprehensive
         income.......................................        137                      142
            Retained earnings.........................      4,510                    5,259
                                                            -----                    -----
         Total stockholder's equity...................      6,182                    6,992
                                                            -----                    -----
         Total liabilities and stockholder's equity...    $11,068                  $12,061
                                                          =======                  =======

      There has been no material adverse change in the capitalization of Ambac and subsidiaries from December 31, 2006 to the date of this prospectus supplement.

      For additional financial information concerning Ambac, see the audited consolidated financial statements of Ambac incorporated by reference herein.

Incorporation of Certain Documents by Reference

      The portions of the following documents relating to Ambac, which have been filed with the SEC by Ambac Financial Group, Inc. ([Exchange Act] registration file No.1-10777), are incorporated by reference into this prospectus supplement. Any information referenced in this way is considered part of this prospectus supplement.

        o Ambac Financial Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and filed on March 13, 2006;

        o Ambac Financial Group's Current Report on Form 8-K dated and filed on April 26, 2006;

        o Ambac Financial Group's Quarterly Report on Form 10-Q for the three - month period ended March 31, 2006 and filed on May 10, 2006;

        o Ambac Financial Group's Current Report on Form 8-K dated and filed on July 26, 2006;

        o Ambac Financial Group's Current Report on Form 8-K dated July 25, 2006 and filed on July 26, 2006;

        o Ambac Financial Group's Quarterly Report on Form 10-Q for the three - and six - month periods ended June 30, 2006 and filed on August 9, 2006;

        o Ambac Financial Group's Current Report on Form 8-K dated and filed on October 25, 2006;

        o Ambac Financial Group's Quarterly Report on Form 10-Q for the three - and nine - month periods ended September 30, 2006 and filed on November 8, 2006; and

        o Ambac Financial Group's Current Report on Form 8-K dated and filed on January 31, 2007.

      Ambac's consolidated financial statements and all other information relating to Ambac and subsidiaries included in Ambac Financial Group's periodic reports filed with the SEC subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall, to the extent filed (rather than furnished pursuant to Item 9 of Form 8-K), be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of such reports.

      Any statement contained in a document incorporated in this prospectus supplement by reference pursuant to the above paragraph shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in a subsequently filed document incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      Copies of all information regarding Ambac that is incorporated by reference in this prospectus supplement can be read and copied at the SEC's website at http://www.sec.gov, the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of Ambac's annual statement for the year ended December 31, 2005 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

      Ambac makes no representation regarding the Notes or the advisability of investing in the Notes. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this prospectus supplement, other than the information supplied by Ambac and presented, included or incorporated by reference in this prospectus supplement under the heading "The Credit Enhancer."

                       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Sponsor, the Seller, the Servicer and the Depositor are each affiliates of the underwriter. Wells Fargo Bank, National Association has been the indenture trustee, custodian and/or securities administrator on mortgage-backed and asset-backed securitizations that were sponsored by the Seller and issued by the Depositor and its affiliates. Wilmington Trust has been the owner trustee on asset-backed securitizations sponsored by the Seller and the Sponsor. Ambac has issued policies with respect to asset-backed securitizations sponsored by the Seller. Each of the Sponsor and the Depositor and their affiliates may maintain other banking relationships in the ordinary course with Wells Fargo and Wilmington Trust.

                         DESCRIPTION OF THE SECURITIES

General

      On the Closing Date, the Notes will be issued pursuant to the Indenture and the Certificates will be issued pursuant to the Trust Agreement. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

      The Notes will be secured by the Trust Estate pledged by the Issuing Entity to the Indenture Trustee pursuant to the Indenture which will consist of, among other things: (i) the Home Equity Loans; (ii) all amounts on deposit in the Collection Account and the Payment Account; (iii) all amounts on deposit in the Additional Loan Account, and (iv) proceeds of the foregoing. As of the Closing Date, the principal amount of the Notes will equal approximately $845,750,000 (subject to a variance of plus or minus 5%) (the "Original Note Principal Amount").

The Initial Cut-off Date Pool Balance of the Initial Home Equity Loans plus the amount deposited in the Additional Loan Account on the Closing Date (the "Original Investor Amount") will exceed the Original Note Principal Amount and the amount of that excess is the initial Overcollateralization Amount. Following the Closing Date, the "Investor Amount" with respect to any Payment Date, is the amount equal to the Original Investor Amount minus (i) the aggregate amount of Investor Principal Collections distributed on all prior Payment Dates and minus (ii) the aggregate Investor Liquidation Loss Amounts for all prior Payment Dates. The principal amount of the outstanding Notes (the "Note Principal Amount") on any Payment Date is equal to the Original Note Principal Amount minus the aggregate of amounts actually paid as principal to the Noteholders. The holder of a Note shall be referred to in this prospectus supplement as a "Noteholder."

      The principal balances of the Class L and Class O Certificates (for each, the "Class Principal Balance") on any Payment Date is equal to

      o with respect to the Class L Certificates, the excess, if any, of the sum of the aggregate Principal Balance of the Home Equity Loans as of the beginning of the related Billing Cycle and the amount on deposit in the Additional Loan Account over the Investor Amount on that Payment Date (prior to giving effect to payments of Investor Principal Collections and allocations of Investor Liquidation Loss Amounts for such Payment Date), and

      o with respect to the Class O Certificates, the sum of the aggregate Principal Balance of the Home Equity Loans as of the beginning of the related Billing Cycle and the amount on deposit in the Additional Loan Account minus the sum of the Note Principal Amount of the Notes and the Class Principal Balance of the Class L Certificates (in each case prior to giving effects to Principal Collections and Liquidation Loss Amounts) as of that Payment Date. On the Closing Date, the Class Principal Balance of the Class O Certificates will equal approximately $4,250,000.

      The aggregate of the Note Principal Amount of the Notes and the aggregate Class Principal Balance of the Certificates is referred to in this prospectus supplement as the "Security Balance."

      The "Class O Certificateholder" as of any date is the owner of the Class O Certificates, which initially will be an affiliate of the Depositor, the Sponsor, the Seller and the Servicer. The "Class L Certificateholder" as of any date is the owner of the Class L Certificates, which will be an affiliate of the Depositor, the Sponsor, the Seller and the Servicer.

Book-Entry Notes

      General. The Notes will initially be issued as "Book-Entry Notes." Persons acquiring beneficial ownership interests in the Notes ("Note Owners") may elect to hold their Notes through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear, in Europe if they are Participants of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Notes will be issued in one or more securities which equal the aggregate Note Principal Amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries") which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing Note Principal Amounts of $25,000 and in integral multiples of $1,000 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such security (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Holder" of the Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Holders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

      The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Note Owners will receive all payments of principal and interest on the Notes from the Indenture Trustee through DTC and DTC Participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal and interest on the Notes.

      Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other Indirect Participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom Note Owners have accounts for the notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess the Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

      Under a book-entry format, Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Note Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Material Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the relevant European international clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

      Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000, New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000, Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International that share the name "Clearstream Banking"; the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 44 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and, as such, is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries, generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is Euroclear Bank S.A./N.V.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Payments on the book-entry Notes will be made on each payment date by the Indenture Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of the payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

      Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since payments will be forwarded by the Indenture Trustee to Cede & Co. Payments on the notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants, in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry notes, may be limited due to the lack of physical notes for book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the notes in the secondary market since certain potential investors may be unwilling to purchase the notes for which they cannot obtain definitive notes.

      Monthly reports on the trust estate provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations, and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

      DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearsteam, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Noteholders under the Indenture on behalf of a Clearsteam, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

      Definitive Notes. Definitive Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Depositor notifies the Indenture Trustee and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Beneficial Owners of the Book-Entry Notes agree to initiate such termination or (c) after the occurrence of an Event of Default, pursuant to the Indenture, Beneficial Owners having Percentage Interests aggregating at least a majority of the Note Principal Amount of the Notes advise the DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Beneficial Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Holders under the Indenture.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I hereto.

      The foregoing information with respect to DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind. Neither the Depositor nor any of its affiliates makes any representations as to the DTC Services.

      For additional information regarding DTC, Clearstream, Luxembourg, Euroclear and the Notes, see "Description of the Securities--Book-Entry Registration of Securities" in the Prospectus.

Payments on Home Equity Loans; Accounts

      The Collection Account. The Servicer shall establish and maintain an account (the "Collection Account") in which the Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the Home Equity Loans received by it on or after the applicable Cut-off Date. The Collection Account shall be an "eligible account" (as defined in the Indenture). On the 18th day of each month or if such day is not a Business Day, the immediately preceding Business Day (the "Determination Date"), the Servicer will notify the Paying Agent and the Indenture Trustee of the aggregate amounts required to be withdrawn from the Collection Account and deposited into the Payment Account, as determined below.

      "Permitted Investments" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies and the Credit Enhancer from time to time as being consistent with their then-current ratings of the Notes.

      The Servicer will make the following withdrawals (though not necessarily in the following order) from the Collection Account and deposit such amounts on the Determination Date as follows:

        o to the Payment Account, an amount equal to the Security Collections for the related Payment Date; and

        o prior to either a Rapid Amortization Event or the Billing Cycle preceding the end of the Managed Amortization Period, to pay to the Sponsor, the amount of any Additional Balances, up to the amount of Principal Collections with respect to the Revolving Credit Loans for the related Billing Cycle;

        o   to reimburse itself for previously unreimbursed expenses incurred
            (a) in maintaining individual hazard insurance policies to the extent of late recoveries of those payments on particular Home Equity Loans or (b) in connection with liquidation of a Home Equity Loan (including any Charged-off Mortgage Loan) from related proceeds of the liquidation;

        o to pay to itself the Servicing Fee on account of interest on a Home Equity Loan, to the extent not previously retained;

        o to pay to itself, as additional servicing compensation, any interest or investment income earned on funds on deposit in the Collection Account;

        o to pay to itself as additional servicing compensation, any late payment changes and any profit realized in the foreclosure of a liquidated Home Equity Loan (including any Charged-off Mortgage
            Loan); and

        o to withdraw any amounts deposited in the Collection Account that were not required to be deposited to the Collection Account.

      The Payment Account. The Indenture Trustee on behalf of the Issuing Entity will establish an account (the "Payment Account") into which the Servicer will, on each Determination Date, deposit Investor P&I Collections for the related Payment Date. The Seller P&I Collections will be remitted from the Payment Account to the Certificate Distribution Account for payment to the Class L Certificateholders. The Payment Account will be an eligible account, as described in the Indenture, and amounts on deposit in the Payment Account will be invested and reinvested pursuant to the Indenture and the Servicing Agreement, but only in Permitted Investments.

Investments of Amounts Held in Accounts

      All funds in the Collection Account and the Payment Account will be invested in Permitted Investments at the direction of the Servicer or the Indenture Trustee. All income and gain net of any losses realized from the investment in the Collection Account will be for the benefit of the Servicer as compensation and will be remitted to it monthly as described in this prospectus supplement. All income and gain net of any losses realized from the investment in the Payment Account for (x) the period between the Determination Date and two Business Days prior to a Payment Date will be for the benefit of the Servicer, and (y) for the period beginning two Business Days prior to a Payment Date and ending on the Business Day prior to a Payment Date will be for the benefit of the Indenture Trustee, and, in both cases, will be remitted to the respective party monthly as described in this prospectus supplement. The Indenture Trustee may, at the direction of the Sponsor, invest the funds in the Additional Loan Account in one or more Permitted Investments for the benefit of the Noteholders.

      The amount of any losses incurred in a Collection Account or the Payment Account in respect of the investments will be deposited by the Servicer in the Collection Account or, with respect to the Payment Account, deposited by the Indenture Trustee into the Payment Account out of their own funds immediately as realized.

Payments on the Notes

      Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing March 26, 2007. Payments on the Notes will be made to the persons in whose names such Notes are registered at the close of business on the Business Day prior to each Payment Date or, if the Notes are no longer Book-Entry Notes, on the last Business Day of the month preceding the month in which such Payment Date occurs (as applicable, the "Record Date"). See "Description of the Securities--Distributions on the Securities" in the Prospectus. Payments will be made by wire transfer to DTC or its nominee in amounts calculated as described herein on the Determination Date. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of South Dakota, Minnesota, New York, Maryland, or Delaware are required or authorized by law to be closed.

Interest Payments on the Notes

      Interest payments will be made on the Notes on each Payment Date at the Note Rate for the related Interest Period, subject to the limitations set forth below, which may result in Net Funds Cap Carryover Amounts. The "Note Rate" for an Interest Period will generally be a floating per annum rate equal to the least of:

            (i) the sum of (a) one-month LIBOR, determined as specified herein, as of two LIBOR Business Days prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period) plus (b) [ ]% (or [ ]% after the first possible Optional Redemption Date);

            (ii) the Net Funds Cap (as described below) for such Interest Period; and

            (iii) 12.000%.

      However, on any Payment Date on which interest that would have accrued on the Notes during the related Interest Period without regard to the Net Funds Cap, but subject to a maximum rate of 12.00% per annum, exceeds an amount equal to the product of (A) the ratio of the actual number of days in the related Interest Period to 360 multiplied by (B) the product of (a) the Note Principal Amount for that Payment Date (before taking into account payments to be made on such Payment Date) multiplied by (b) the Net Funds Cap (as described below), the amount of such difference (any such amount, a "Net Funds Cap Carryover Amount") will not be included as interest payments on the Notes for such Payment Date and such amount will accrue interest at the rate calculated pursuant to clause (i) above, subject to a maximum rate of 12.00% per annum (as adjusted from time to time), on the Notes and will be paid on future Payment Dates, to the extent funds are available therefor as set forth in this prospectus supplement under "--Allocation of Payments on the Home Equity Loans."

      Net Funds Cap Carryover Amounts will not be covered by the Policy and may remain unpaid on the Scheduled Final Payment Date if there are insufficient funds from collections on the Home Equity Loans for payment thereof. In addition, the securities ratings on the Notes do not address the likelihood of the receipt of any amounts in respect of Net Funds Cap Carryover Amounts.

      The "Net Funds Cap" will be equal to the weighted average of the Loan Rates, net of the Expense Fee Rate, as of the last day of the related Billing Cycle, adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the related Interest Period and a year assumed to consist of 360 days.

      Interest on the Notes in respect of any Payment Date will accrue on the applicable Note Principal Amount from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from Investor P&I Collections and, if necessary, from draws on the Policy (subject to certain limitations). The Policy does not cover shortfalls to the Investor P&I Collections available to pay accrued interest on the Notes which are caused by prepayments of home equity loans or the application of the Relief Act.

      Calculation of One-Month LIBOR. One-month LIBOR shall be established by the Indenture Trustee. As to any Interest Period, one-month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Servicer and the Credit Enhancer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" for any Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Servicer and the Credit Enhancer) as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Security Balances of all of the Securities then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer and the Credit Enhancer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Security Balances of all of the Securities then outstanding. If no such quotations can be obtained, one-month LIBOR will remain the same as the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England and New York, New York are required or authorized by law to be closed.

      The establishment of one-month LIBOR as to each Interest Period by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Period shall (in the absence of manifest error) be final and binding.

Principal Payments on the Notes

      On each Payment Date, other than the Payment Date in December 2031 (the "Scheduled Final Payment Date"), principal payments will be due and payable on the Notes as and to the extent described below. On the Scheduled Final Payment Date, principal will be due and payable on the Notes in an amount equal to the Note Principal Amount, if any, of the Notes on such Payment Date. In no event will principal payments on the Notes on any Payment Date exceed the outstanding Note Principal Amount thereof on such date.

Allocation of Payments on the Home Equity Loans

      On each Payment Date, Investor P&I Collections will be allocated from the Payment Account in the following order of priority:

            (i) sequentially to (A) the Indenture Trustee, reimbursement of any amounts owing to it pursuant to the Indenture and the Servicing Agreement subject to a $125,000 cap per annum for such Payment Date (excluding, for this purpose, the costs and expenses of the Indenture Trustee incurred in connection with any transfer of servicing following a default by the Servicer) and no more than $20,000 on any Payment Date, and (B) the Servicer, payment of any amounts owing to it pursuant to the Servicing Agreement, subject to a $50,000 cap per annum;

            (ii) to the Credit Enhancer, the Credit Enhancer Premium for such Payment Date and any such Credit Enhancer Premium remaining unpaid for any prior Payment Date (with interest thereon);

            (iii) to the Noteholders, interest accrued during the related Interest Period at the Note Rate on the Note Principal Amount of the Notes immediately prior to such Payment Date, other than any Net Funds Cap Carryover Amount;

            (iv) to the Noteholders, principal equal to the Investor Principal Collections for such Payment Date less the Principal Reduction Amount for such Payment Date;

            (v) to the Noteholders, an amount equal to (A) the Investor Liquidation Loss Amounts on such Payment Date, plus (B) any Investor Liquidation Loss Amounts remaining undistributed from any preceding Payment Date, provided that any Investor Liquidation Loss Amount shall not be required to be paid to the extent that such Investor Liquidation Loss Amount was paid on the Notes by means of a draw on the Policy;

            (vi) to the Credit Enhancer, reimbursement for prior draws made under the Policy and any other Reimbursement Amounts owed to the Credit Enhancer (with interest thereon);

            (vii) to the Noteholders, an amount equal to the Overcollateralization Deficit for such Payment Date;

            (viii) to the Noteholders, principal in the amount of the Accelerated Principal Payment Amount for such Payment Date;

            (ix) to the Servicer, payment of any amounts owing to it pursuant to the Servicing Agreement, not subject to a per annum cap and not previously paid;

            (x) to the Noteholders, an amount equal to Net Funds Cap Carryover Amounts not previously paid (together with interest thereon at the Note Rate, to the extent permitted by law);

            (xi) to the Indenture Trustee for any other amounts owing it pursuant to this Indenture and the Servicing Agreement, not subject to a per annum cap and not previously paid and to the Owner Trustee for any other expenses due it under the Trust Agreement not subject to a per annum cap and not previously paid; and

            (xii) any remaining amounts to the Class O Certificates.

      Payments to Noteholders pursuant to clauses (iii) and (x) will be interest payments on the Notes. Payments to Noteholders pursuant to clauses
(iv), (v), (vii) and (viii) will be principal payments on the Notes and will therefore generally reduce the Note Principal Amount. The Accelerated Principal Payment Amount and Net Funds Cap Carryover Amount are not guaranteed by the Policy.

      On each Payment Date, the Class L Certificates will be entitled to receive interest on its Class Principal Balance at a rate equal to the weighted average of the Loan Rates on the Revolving Credit Loans as of the end of the related Billing Cycle minus the Servicing Fee Rate. On each Payment Date during the Managed Amortization Period, the Class L Certificates will be entitled to receive principal in an amount equal to the excess, if any, of the Net Principal Collections related to the Revolving Credit Loans over the Investor Principal Collections related to the Revolving Credit Loans, in each case for that Payment Date. On each Payment Date during the Rapid Amortization Period, the Class L Certificates will be entitled to receive principal in an amount equal to the excess, if any of the Principal Collections related to the Revolving Credit Loans over the Investor Principal Collections related to the Revolving Credit Loans, in each case for that Payment Date. These amounts will be distributed pari passu with Investor P&I Collections on each Payment Date. On each Payment Date, the Class Principal Balance of the Class L Certificates will be reduced by Class L Liquidation Loss Amounts for that Payment Date.

Glossary

      The "Accelerated Principal Payment Amount" for any Payment Date is a payment to Noteholders in an amount equal to the Overcollateralization Shortfall for that Payment Date to the extent of funds available therefor.

      The "Class L Liquidation Amount" for any Payment Date is an amount equal to the excess of all Liquidation Loss Amounts for that Payment Date, over the Investor Liquidation Loss Amounts for that Payment Date.

       "Guaranteed Principal Distribution Amount" means with respect to any Payment Date (other than Scheduled Final Payment Date) the amount, if any, by which the Note Principal Amount (after giving effect to all other amounts distributable and allocable to principal on the Notes) exceeds the Investor Amount as of such Payment Date (after giving effect to all other amounts distributable and allocable to principal on the Notes for such

Payment Date) and on the Scheduled Final Payment Date (after giving effect to all other amounts distributable and allocable to principal on such Payment
Date) any amount necessary to pay the outstanding Note Principal Amount in full.

      The "Initial Overcollateralization Target Amount" is 1.60% of the Original Investor Amount.

      "Interest Collections" With respect to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of insurance proceeds, Net Liquidation Proceeds and other amounts as are allocable to interest on the applicable Home Equity Loan) as is paid by the Seller or the Servicer or is collected by the Servicer under the Home Equity Loans, reduced by the Servicing Fees for the related Billing Cycle and by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors during the related Billing Cycle.

      "Investor Floating Allocation Percentage" means, with respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the Investor Revolving Amount on that Payment Date (prior to giving effect to principal payments on that Payment Date) and the denominator of which is the aggregate Principal Balance of the Revolving Credit Loans at the beginning of the related Billing Cycle.

      "Investor Liquidation Loss Amount" With respect to any Payment Date, the sum of (1) the product of the Investor Floating Allocation Percentage and the aggregate of Liquidation Loss Amounts for the Revolving Credit Loans and (2) the aggregate of Liquidation Loss Amounts for the Mortgage Loans for the related Billing Cycle.

      "Investor Interest Collections" For any Payment Date, the sum of (a) the product of the Investor Floating Allocation Percentage and Interest Collections on the Revolving Credit Loans, each for such Payment Date, and (b) the Interest Collections on the Mortgage Loans for such Payment Date.

      "Investor P&I Collections" means with respect to any Payment Date, the sum of the Investor Interest Collections and the Investor Principal Collections, in each case for that Payment Date.

      "Investor Principal Collections" For any Payment Date (i) during the Managed Amortization Period, the sum of (a) the product of the Investor Floating Allocation Percentage and Net Principal Collections for such Payment Date, (b) the aggregate Principal Collections on the Mortgage Loans, each for such Payment Date and (c) on the first Payment Date following the end of the Pre-Funding Period, the amount on deposit in the Pre-Funding Account, and (ii) during the Rapid Amortization Period, the sum of (a) Principal Collections received on the Mortgage Loans for such Payment Date and (b) the lesser of (i) the Principal Collections received on the Revolving Credit Loans during the related Billing Cycle and (ii) the Investor Revolving Amount on such Payment Date (before giving effect to payments of principal on that Payment Date).

      "Investor Revolving Amount" With respect to any Payment Date following the Closing Date, an amount equal to the Original Investor Revolving Amount minus the excess of

                  (A) the sum of (i) the aggregate Investor Principal
            Collections for all prior Payment Dates and (ii) any Investor Liquidation Loss Amounts for all prior Payment Dates over

                  (B) the sum of (i) the aggregate Principal Collections on
            the Mortgage Loans for all prior Payment Dates and (ii) the aggregate Liquidation Loss Amounts for the Mortgage Loans for all prior Payment Dates.

      A "Liquidated Home Equity Loan" means, as to any Payment Date, any Home Equity Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the related Billing Cycle that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

      "Liquidation Loss Amount" With respect to any Payment Date and any Home Equity Loan that became a Liquidated Home Equity Loan during the related Billing Cycle, the unrecovered portion of the related Loan Balance at the end of such Billing Cycle, after giving effect to the net liquidation proceeds applied in reduction of the Loan Balance.

      "Managed Amortization Period" is the period from the Closing Date through the earlier to occur of (i) the Payment Date in February 2012 and (ii) the occurrence of a Rapid Amortization Event.

      "Net Draws" for a Payment Date is the excess of the aggregate amount of Additional Balances on the Revolving Credit Loans in that Billing Cycles minus the aggregate amount of Principal Collections received on the Revolving Credit Loans during that Billing Cycle.

      "Net Liquidation Proceeds" with respect to a Liquidated Home Equity Loan or Charged-off Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any such Home Equity Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Home Equity Loan at the end of the Billing Cycle immediately preceding the Billing Cycle in which such Home Equity Loan became a Liquidated Home Equity Loan or Charged-off Mortgage Loan, as applicable. Net Liquidation Proceeds shall not be an amount less than zero.

      "Net Principal Collections" With respect to any Payment Date during the Managed Amortization Period and the Revolving Credit Loans, the excess, if any, of the aggregate Principal Collections on the Revolving Credit Loans for such Payment Date over the aggregate amount of Additional Balances created during the related Billing Cycle and conveyed to the Issuing Entity.

      "Original Investor Revolving Amount" An amount equal to the excess of
(i) the Original Investor Amount over (ii) the Cut-off Date Balance of the Mortgage Loans.

      The "Overcollateralization Amount" is, with respect to any date of determination, the amount, if any, by which the Investor Amount exceeds the Note Principal Amount of the Notes. As of the Closing Date, the
Overcollateralization Amount is expected to be approximately $4,250,000, which represents approximately 0.50% of the Original Investor Amount.

      The "Overcollateralization Deficit" on any Payment Date is the amount, if any, by which the Note Principal Amount of the Notes (after giving effect to principal payments to be made on such Payment Date) on such Payment Date exceeds the Investor Amount (less Investor Principal Collections and Investor Liquidation Loss Amounts for that Payment Date) as of such Payment Date, in each case after giving effect to distributions of principal and application of Liquidation Loss Amounts on that Payment Date.

      The "Overcollateralization Floor" is an amount equal to 0.50% of the Original Investor Amount.

      The "Overcollateralization Shortfall" with respect to any Payment Date, is the amount by which (i) the Required Overcollateralization Amount exceeds
(ii) the Overcollateralization Amount for such Payment Date.

      "Principal Collections" with respect to any Payment Date and any Home Equity Loan, is the aggregate of the following amounts:

            (i) the total amount of payments made by or on behalf of the Mortgagor, received and applied as payments of principal on the Home Equity Loan during the related Billing Cycle, as reported by the Servicer;

            (ii) any Net Liquidation Proceeds, allocable as a recovery of principal, received in connection with the Home Equity Loan during the related Billing Cycle;

            (iii) if the Home Equity Loan was purchased by the Servicer pursuant to the Servicing Agreement, or was repurchased by the Seller pursuant to the Home Equity Loan Purchase Agreement, during the related Billing Cycle, 100% of the Loan Balance of the Home Equity Loan as of the date of such purchase or repurchase and any Substitution Adjustment Amounts received for such Billing Cycle;

            (iv) any other amounts received as payments on or proceeds of the Home Equity Loan during the Billing Cycle to the extent applied in reduction of the principal amount thereof; and

            (v) on the first Payment Date following the end of the Pre-Funding Period, the amount on deposit in the Pre-Funding Account,reduced by certain amounts the Servicer is allowed to withdraw from the Collection Account.

      The "Principal Reduction Amount" is, with respect to any Payment Date, the lesser of (a) the Investor Principal Collections and (b) the excess, if any, of the Overcollateralization Amount over the Required
Overcollateralization Amount, each for such Payment Date.

      "Rapid Amortization Period" is the period commencing at the end of the Managed Amortization Period and concluding upon the later of (i) the termination of the Trust and (ii) the date on which all amounts due and owing to the Noteholders and the Credit Enhancer have been paid.

      The "Required Overcollateralization Amount" for any Payment Date

            (a) prior to the Stepdown Date, the Initial Overcollateralization Target Amount; or

            (b) on or after the Stepdown Date, the lesser of

                  (1) the Initial Overcollateralization Target Amount; and

                  (2) the greatest of (i) 3.20% of the current Investor Amount net of current period Investor Principal Collections and Investor Liquidation Loss Amounts, (ii) the Overcollateralization Floor and
            (iii) the lesser of (x) the sum of the three largest outstanding Principal Balances of the Home Equity Loans or (y) 0.75% of the Original Investor Amount; or

            (c) if a Trigger Event is in effect, the Required
      Overcollateralization Amount in effect on the prior Payment Date.

      "Security Collections" for any Payment Date will equal the sum of (a) Interest Collections for such Payment Date and (b) (i) during the Managed Amortization Period, the sum of (A) the Net Principal Collections for such Payment Date with respect to the Revolving Credit Loans and (B) the Principal Collections on the Mortgage Loans, and (ii) during the Rapid Amortization Period, the Principal Collections for such Payment Date with respect to the Home Equity Loans.

      "Seller P&I Collections" for any Payment Date shall be the excess of Security Collections over the Investor P&I Collections for such Payment Date.

      The "Stepdown Date" is the later of (1) the Payment Date in September 2009 or (2) the first Payment Date on which the Overcollateralization Amount is greater than or equal to 3.20% of the Investor Amount for that Payment Date, net of current period Investor Principal Collections and Investor Liquidation Loss Amounts, so long as a Trigger Event is not in effect for that Payment Date.

      A "Trigger Event" is in effect on a Payment Date if either (a) the six-month rolling 60 day plus delinquencies (including foreclosures and REO Properties) exceed 4.00% of the current Pool Balance or (b) the cumulative losses through such Payment Date exceed the respective cumulative loss amount percentages indicated below:

Month of Payment Date                    Cumulative Loss Percentage
---------------------------------------- ------------------------------------

September 2009 through February 2010     1.025%

March 2010 through February 2011         1.400%

March 2011 through February 2012         2.000%

March 2012 and thereafter                2.500%

Overcollateralization

      On the Closing Date, the Original Investor Amount will exceed the Original Note Principal Balance, thereby creating overcollateralization, but at a level that is less than the Required Overcollateralization Amount. On each Payment Date, to the extent of funds available therefor, the Accelerated Principal Payment Amount will be used to increase the Overcollateralization Amount until such amount is equal to the Required Overcollateralization Amount for such Payment Date.

Rapid Amortization Events

      As described above, the Managed Amortization Period will continue through and including the Payment Date in February 2012, unless a Rapid Amortization Event occurs prior to such date. "Rapid Amortization Event" refers to any of the following events:

            (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Purchase Agreement within five Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Purchase Agreement, which failure continues unremedied for a period of 60 days after written notice and such failure materially and adversely affects the interests of the Securityholders or the Credit Enhancer;

            (b) if any representation or warranty made by the Seller in the Purchase Agreement proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days with respect to any representation or warranty of the Seller as to itself in the Purchase Agreement or 90 days with respect to any representation or warranty made as to the Home Equity Loans in the Purchase Agreement after written notice and as a result of which the interests of the Noteholders or the Credit Enhancer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Seller has repurchased or caused to be repurchased or substituted for the related Home Equity Loans or all Home Equity Loans, if applicable, during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Credit Enhancer) in accordance with the provisions of the Indenture;

            (c) the entry against the Seller or the Issuing Entity of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

            (d) the Seller or the Issuing Entity shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or the Issuing Entity or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Issuing

      Entity and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Seller or the Issuing Entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (e) the Issuing Entity becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

            (f) an Event of Servicing Termination relating to the Servicer occurs under the Servicing Agreement;

            (g) any draw on the Policy;

            (h) the Issuing Entity is determined to be an association taxable as a corporation for federal income tax purposes; or

            (i) an Event of Default under the Indenture has occurred and is continuing.

      In the case of any event described in (a), (b), (f), or (i) a Rapid Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the Credit Enhancer or, with the consent of the Credit Enhancer, Securityholders evidencing not less than 51% of the Security Balance of the Notes, by written notice to the Seller, the Servicer, the Indenture Trustee, the Depositor and the Owner Trustee, declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e),
(g) or (h), an Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Noteholders or the Credit Enhancer immediately upon the occurrence of such event; provided, that any Rapid Amortization Event may be waived and deemed of no effect with the written consent of the Credit Enhancer and Standard & Poor's, and written notice to Moody's, subject to the satisfaction of any conditions to such waiver.

      Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Seller and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Seller, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

The Paying Agent

      The Paying Agent shall initially be the Indenture Trustee, or any successor thereto. The Paying Agent shall have the power to withdraw funds from the Payment Account for the purpose of making payments to the Noteholders.

Maturity and Optional Redemption

      The Notes will be payable in full on the Scheduled Final Payment Date, to the extent of the related outstanding Note Principal Amount on such date, if any. In addition, a principal payment may be made in full redemption of the Notes after the Note Principal Amount (after application of principal payments on such Payment Date) is reduced to an amount less than or equal to 10% of the Original Investor Amount (such date, the "Optional Redemption Date"), upon the exercise by the Servicer of its option to purchase all of the Home Equity Loans and related assets. In the event that all of the outstanding Home Equity Loans are purchased by the Servicer, the purchase price will be equal to the sum of (i) the unpaid Principal Balance of each Home Equity Loan plus accrued and unpaid interest thereon at the Weighted Average Net Loan Rate up to the day preceding the Payment Date on which such amounts are to be distributed to Securityholders and (ii) all amounts due and owing to the Indenture Trustee and the Credit Enhancer (including, with respect to the Credit Enhancer, the unpaid Reimbursement Amount and any draw under the Policy that would have to be made on that Payment Date).

Reports to Noteholders

            On each Payment Date, the Indenture Trustee will make available via its website at http://www.ctslink.com to the Depositor, the Credit Enhancer, each Noteholder and Certificateholder and the Rating Agencies a statement (based on information received from the Servicer) generally setting forth, among other things:

      o the aggregate amount of (a) Interest Collections, (b) Principal Collections, (c) Substitution Adjustment Amounts and (d) Investor P&I Collections;

      o the aggregate Loan Balance of the Home Equity Loans as of the end of the preceding Billing Cycle, (b) the Investor Amount, (c) the aggregate Loan Balance of the Mortgage Loans and (d) the aggregate Loan Balance of the Revolving Credit Loans;

      o with respect to the Revolving Credit Loans, the aggregate amount of Additional Balances created during the previous Billing Cycle conveyed to the Issuing Entity;

      o the number and aggregate Loan Balances of Home Equity Loans (a) as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (b) that are foreclosed and (c) that have become REO, in each case as of the end of the preceding Billing Cycle; provided, however, that such information will not be provided on the statements relating to the first Payment Date;

      o the aggregate Liquidation Loss Amounts with respect to the related Billing Cycle, the amount of any Liquidation Loss Distribution Amounts with respect to the Notes, and the aggregate of the Liquidation Loss Amounts from all Billing Cycles to date expressed as dollars and as a percentage of the aggregate Cut-off Date Balance;

      o the aggregate Servicing Fees for the related Billing Cycle and the aggregate amount of Draws for the related Billing Cycle;

      o the aggregate outstanding principal balance of the three Home Equity Loans having the largest outstanding principal balances or Credit Limits, as applicable for the related Billing Cycle;

      o the number and aggregate outstanding principal balances of the Home Equity Loans that are 180 or more days delinquent in the payment of all or any portion of the scheduled interest or principal for the related Billing Cycle;

      o the 60+ Delinquency Percentage (Rolling Six Month) for the related Billing Cycle;

      o the number and the aggregate Loan Balances of Liquidated Home Equity Loans and Charged-off Mortgage Loans for the related Billing Cycle;

      o the number and the aggregate Loan Balances of Home Equity Loans having an outstanding principal balance (or any other amounts owing but otherwise unpaid) as of or following the final maturity date as set forth in the Related Documents respecting such Home Equity Loans;

      o     the amount of any distribution of principal to the Noteholders;

      o the amount of any distribution of interest to the Noteholders, separately stating the portion thereof in respect of overdue accrued interest;

      o the amount of any draw on the Policy, if any, for such Payment Date and the aggregate amount of prior draws thereunder not yet reimbursed;

      o the amount of such distribution as principal and interest to the Certificateholders of each Class of Certificates, separately stating the portion thereof which resulted in a reduction of the Class Principal Balance thereof;

      o     the Weighted Average Net Loan Rate for the related Billing Cycle;

      o the Note Principal Amount of the Notes and the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Payment Date;

      o     the Net Funds Cap for the related Distribution Date;

      o the Required Overcollateralization Amount for the related Payment Date; and

      o     the Overcollateralization Amount for the related Payment Date.

      The Indenture Trustee's website will be located at http://www.ctslink.com, and assistance in using the website can be obtained by calling the Indenture Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Indenture Trustee at the following address: Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Indenture Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Indenture Trustee will provide timely and adequate notification to such parties regarding any such changes.

      The Indenture Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

      As a condition to access to the Indenture Trustee's internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee will not be liable for the dissemination of information in accordance with the Indenture.

      In addition, within a reasonable period of time after the end of each calendar year, the Indenture Trustee will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

      The Indenture Trustee will make available on its website statements to the certificateholders containing information with respect to principal and interest payments and the Issuing Entity, as is described above. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity as an exhibit to the monthly distribution reports on Form 10-D for the Certificates for so long as that Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

      In addition, the Depositor will cause to be filed, on behalf of the Issuing Entity, the reports required under the Securities Act and under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. These reports include (but are not limited to):

      o Reports on Form 8-K (Current Report), following the issuance of the Notes of the Issuing Entity, including as Exhibits to the Form 8-K the agreements described in this prospectus supplement;

      o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the payment and pool performance information required on Form 10-D, which are required to be filed 15 days following each Distribution Date; and

      o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the Depositor nor the Servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. The Issuing Entity will have a separate file number assigned by the SEC, which will be available after the Closing Date, and all of the above filings will be made under that file number.

                                  THE POLICY

      The following information has been supplied by the Credit Enhancer for inclusion in this prospectus supplement. No representation is made by the Underwriter, the Depositor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates as to the accuracy or completeness of such information. The Credit Enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the insurance policy (the "Policy") and the Credit Enhancer set forth under the heading "The Credit Enhancer" and "The Policy" in this prospectus supplement. Additionally, the Credit Enhancer makes no representation regarding the Notes or the advisability of investing in the Notes. The following summary of the Policy is qualified in its entirety by reference to the Policy itself.

      The Credit Enhancer will issue a certificate guaranty insurance policy for the benefit of the holders of the Notes. The Credit Enhancer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally and irrevocably guarantees the payment of Insured Amounts to the Indenture Trustee on behalf of the holders of the Notes. The Credit Enhancer will pay Insured Amounts which are Due for Payment to the Indenture Trustee on the later of (1) the payment date the Insured Amount is Due for Payment, and (2) the second Business Day following the Business Day on which the Credit Enhancer has received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Indenture Trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received for purposes of the Policy, and the Credit Enhancer will promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended or corrected Notice.

      Notwithstanding anything to the contrary contained in the Policy, the aggregate Deficiency Amount that may be paid under the Policy shall not exceed the Maximum Insured Amount.

      The Credit Enhancer's obligation under the Policy will be discharged to the extent that funds are received by the Indenture Trustee for payment to the holders of the Notes whether or not those funds are properly applied by the Indenture Trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Credit Enhancer.

      For purposes of the Policy, a "holder" does not and may not include the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Depositor, the Servicer or the Seller.

      The Policy will not cover Net Funds Cap Carryover Amounts, Relief Act Shortfalls, default interest or interest shortfalls due to the partial or full prepayment of the Home Equity Loans, nor does the Policy guarantee to the holders of the Notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuing Entity, the Indenture Trustee or any Noteholder for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment, including the failure of the Indenture Trustee to make any payment required under the Indenture to the holder of a Note.

      The Credit Enhancer will be subrogated to the rights of each holder of a Note to the extent of any payment by the Credit Enhancer under the Policy.

      The Credit Enhancer agrees that if it is subrogated to the rights of the holders of the Notes by virtue of any payment under the Policy, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such Payment Date can be made. In so doing, the Credit Enhancer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Insurance Agreement, the Indenture and the Servicing Agreement.

      The Policy and the obligations of the Credit Enhancer thereunder will terminate without any action on the part of the Credit Enhancer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Notes have been paid in full and (ii) the Scheduled Final Payment Date. Upon termination of the Policy, the Indenture Trustee will forthwith deliver the original of the Policy to the Credit Enhancer.

      Pursuant to the Policy, the Credit Enhancer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the second Business Day following receipt by the Credit Enhancer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Indenture Trustee, or holder of a Note, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or holder of a Note (the "Order"), (ii) a certificate by or on behalf of the Indenture Trustee or holder of a Note that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Credit Enhancer, duly executed and delivered by the Indenture Trustee and holder of such Note, irrevocably assigning to the Credit Enhancer all rights and claims of the Indenture Trustee or holder of such Note relating to or arising under the Indenture and the Servicing Agreement against the estate of the Issuing Entity or otherwise with respect to such Preference Amount and
(iv) a Notice (in the form provided in the Policy) appropriately completed and executed by the Indenture Trustee; provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day; provided further, that the Credit Enhancer will not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Notes prior to the time the Credit Enhancer would have been required to make a payment in respect of such principal pursuant to the Policy. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the holders of the Notes directly, unless the Indenture Trustee or a holder of a Note, as applicable, has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Credit Enhancer will pay the Indenture Trustee or a holder of the Note, as applicable, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Credit Enhancer and (b) evidence satisfactory to the Credit Enhancer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

      As used in the Policy, the following terms will have the following meanings:

      "Deficiency Amount" means with respect to the Notes, the sum of (i) for any Payment Date the excess, if any, of (a) interest accrued during the related Interest Period at the Note Rate on the Note Principal Amount of the Notes immediately prior to such Payment Date (other than Net Funds Cap Carryover Amounts, any Relief Act Shortfalls, and any interest shortfalls resulting from prepayments on the Home Equity Loans and any default interest) over (b) the portion of the Investor P&I Collections for such Payment Date remaining after payment of the Indenture Trustee fee, the Premium, the Servicing Fee and the Owner Trustee fee, and (ii) the Guaranteed Principal Distribution Amount.

      "Due for Payment" shall mean, (i) with respect to an Insured Amount, the Payment Date on which Insured Amounts are due and payable pursuant to the terms of the Indenture and (ii) with respect to a Preference Amount, the Business Day on which the documentation required by the Insurer has been received by the Insurer.

      "Guaranteed Principal Distribution Amount" means with respect to any Payment Date (other than the Scheduled Final Payment Date), the amount, if any, by which the Note Principal Amount of the Notes (after giving effect to all other amounts paid and allocated to principal on the Notes) exceeds the Investor Amount as of such Payment Date (after giving effect to all other amounts paid and allocated as principal on the Notes). With respect to the Scheduled Final Payment Date (after giving effect to all other amounts paid and allocated as principal on the Notes including amounts paid hereunder), any amount necessary to pay in full the outstanding Note Principal Amount of the Notes on such Payment Date.

       "Insured Amounts" means, with respect to any Payment Date and the Notes, the Deficiency Amount for such Payment Date.

      "Insured Payments" means the aggregate amount actually paid by the Credit Enhancer to the Indenture Trustee in respect of (i) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

      "Maximum Insured Amount" means the Original Note Principal Amount in respect of principal plus interest thereon calculated at the applicable Note Rate for the Notes.

      "Nonpayment" means, with respect to any Payment Date, that an Insured Amount is Due for Payment but has not been paid pursuant to the Indenture.

      "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount or Preference Amount which is due and owing on the applicable Payment Date.

      "Preference Amount" means any payment of principal or interest previously distributed to a holder on a Note, which would have been covered under the Policy as an Insured Amount, that has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

      "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state or local law.

      "Scheduled Final Payment Date" means the Payment Date in December 2031, which is the Payment Date occurring in the month immediately following the month in which the latest stated maturity for any Home Equity Loan occurs.

      Capitalized terms used in the Policy and not otherwise defined in the Policy will have the meanings set forth in the Indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Indenture unless the amendment or modification has been approved in writing by the Credit Enhancer.

      The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

      The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

      Prospective noteholders should consider, among other things, the items discussed under "Risk Factors" in this prospectus supplement, "Yield and Prepayment Considerations" in the Prospectus and the following factors in connection with the purchase of the Notes.

      Noteholders will be entitled to receive on each Payment Date payments of principal in the amounts described under "Description of the Notes--Payments on the Notes," until the outstanding Note Principal Amount of the Notes is reduced to zero. During the Managed Amortization Period, the Principal Collections from the Revolving Credit Loans will be applied first, to purchase Additional Balances and then to pay principal of the Notes. In addition, the funds remaining in the Additional Loan Account at the end of the Funding Period after the purchase of any Additional Revolving Credit Loans will be used to prepay the Notes on the first Payment Date.

      The rate and timing of defaults on the Home Equity Loans will affect the rate and timing of principal payments on the Home Equity Loans and thus the yield on the Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Home Equity Loans. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of Home Equity Loans with high Combined Loan-to-Value Ratios or low Junior Ratios. In addition, because Mortgagors under most of the Revolving Credit Loans are required to make a relatively large single payment upon maturity, the default risk associated with the Revolving Credit Loans is greater than that associated with fully amortizing home equity loans. See "Risk Factors" in this prospectus supplement. To the extent that any losses are incurred on any of the Home Equity Loans that are not covered by excess interest allocable to investors or the Policy, Holders of the Notes will bear all risk of such losses resulting from default by Mortgagors. See "Risk Factors--The credit enhancement features may be inadequate to provide protection for the securities" in the Prospectus. Even where the Policy covers shortfalls on the Notes caused by certain losses incurred on the Home Equity Loans, the effect of losses may be to increase prepayment rates on the Home Equity Loans, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the Home Equity Loans and the yield to investors on the Notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

      Although substantially all of the Loan Rates on the Home Equity Loans are subject to adjustment, the Loan Rates on the Revolving Credit Loans adjust based on the Prime Rate and the Loan Rates on the adjustable-rate Mortgage Loans adjust based on one-month LIBOR, six-month LIBOR and one-year LIBOR, while the Notes adjust based on one-month LIBOR. Changes in one-month LIBOR may not correlate with changes in the Prime Rate, six-month LIBOR or one-year LIBOR and neither may correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate, six-month LIBOR or one-year LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Notes. The rate of prepayment of the Notes will also be affected if the Seller or Servicer is required to repurchase Home Equity Loans, including, in the case of the Servicer, if the Revolving Credit Loans that are subject to the program described under "The Servicer - Servicing of Home Equity Loans -- Modification of Loan Rate for certain Revolving Credit Loans" exceed 15% of the Original Investor Amount.

      There can be no assurance as to the rate of principal payments and Draws on the Revolving Credit Loans. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

      Generally, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the Revolving Credit Loans may be much more volatile than for typical first lien mortgage loans. See "Yield and Prepayment Considerations" in the Prospectus and "Risk Factors" in this prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate of principal payments and Draws on the Revolving Credit Loans.

      The model used in this Prospectus Supplement with respect to the Revolving Home Equity Loans and the Adjustable Rate Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. To assume 40% of CPR or any other CPR Percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. 0% CPR assumes no prepayments.

      A 100% prepayment assumption ("PPC" and PPC and CPR are each referred to as a "Prepayment Assumption") with respect to the Fixed Rate Mortgage Loans used in this prospectus supplement assumes a CPR of 20% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately 1.3636363636% (precisely 15%/11) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% PPC with respect to the Mortgage Loans assumes a CPR of 35% per annum each month. 0% PPC assumes no prepayments. There is no assurance that prepayments on any of the Mortgage Loans will occur at any PPC rate or at any other constant rate.

      No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Home Equity Loans. There is no assurance that prepayments of any of the Home Equity Loans will occur at any constant prepayment rate. Moreover, discrepancies may exist between the characteristics of the actual Home Equity Loans which will be delivered to the Trustee and characteristics of the home equity loans used in preparing the tables.

      In addition, the model assumes that the amount of Additional Balances on the Revolving Credit Loans drawn each month is drawn at a specified annual rate (the "Constant Draw Rate" or "CDR"). This rate is converted to a constant monthly rate. To assume a 16% Constant Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the Revolving Credit Loans at that or any other rate.

      The tables set forth below are based on CPR, PPC, CDR and optional redemption assumptions as indicated in the tables below. For the following tables, it was assumed that the Home Equity Loans are forty-three home equity loans with the following characteristics:


                                                                              Remaining
                                                            Original Interest   Term    Frequency
                                                 Remaining    Term     Only      to        of
                             Current    Gross     Term to      to    Original   Reset     Reset    Maximum    Minimum       Credit
               Principal      Loan      Margin    Maturity  Maturity   Term     Date      Dates      Loan       Loan     Utilization
     Index    Balance($)     Rate (%)     (%)     (months)  (months) (months)  (months) (months)   Rate (%)   Rate (%)      Rate (%)
----------- --------------   --------   -------- ---------  -------- -------- --------- ---------  --------   --------   -----------
1 Mo. LIBOR   3,110,746.16    6.87500    1.50000       282       300      120     1        1       12.00000    1.50000           N/A
1 Mo. LIBOR     519,962.18    6.87500    1.50000       297       300      120     1        1       12.00000    1.50000           N/A
6 Mo. LIBOR   1,983,897.95    6.90564    1.53064       215       300      120     3        6       12.18871    1.53064           N/A
1 Yr. LIBOR   1,701,620.38    7.00000    2.00000       236       300      120     8        12      12.00000    2.00000           N/A
Fixed         4,776,931.20    7.75329        N/A       182       189      N/A    N/A      N/A           N/A        N/A           N/A
Fixed            58,194.35    7.75000        N/A       165       169      N/A    N/A      N/A           N/A        N/A           N/A
Fixed        51,052,286.45    7.91774        N/A       176       182      N/A    N/A      N/A           N/A        N/A           N/A
Fixed         2,778,932.98    7.87976        N/A       173       179      N/A    N/A      N/A           N/A        N/A           N/A
Prime        71,834,651.18    7.75891   (0.49109)      115       120      120     1        1       17.97156    0.00365      48.84134
Prime        70,708,713.05    7.72962   (0.52038)      119       120      120     1        1        9.23324    0.00191      41.38455
Prime         5,627,280.75    7.59791   (0.65209)      118       120      120     1        1        9.34053    0.00000      48.54326
Prime         3,148,609.36    7.60454   (0.64546)      115       120      120     1        1       18.00000    0.00000      38.19042
Prime         2,401,151.48    7.89594   (0.35406)      105       120      120     1        1       18.00000    0.00000      38.44303
Prime            26,000.00    7.75000   (0.50000)       99       120      120     1        1       18.00000    0.00000      12.29896
Prime            98,754.00    8.20970   (0.04030)       80       120      120     1        1       18.00000    0.00000      10.61871
Prime         4,355,109.93    8.40406    0.15406        41       120      120     1        1       17.74585    0.15406      49.13074
Prime            24,555.48    8.25000    0.00000        37       120      120     1        1       18.00000    0.00000      22.22215
Prime         2,393,426.47    8.44044    0.19044        32       120      120     1        1       17.79672    0.19044      73.54207
Prime            24,709.06    9.00000    0.75000        28       120      120     1        1       18.00000    0.75000      98.83624
Prime           605,352.07    9.90720    1.65720        20       120      120     1        1       17.52833    1.65720      58.11668
Prime            30,163.10    9.00000    0.75000        18       120      120     1        1       18.00000    0.75000      30.16310
Prime       238,240,083.93    7.83209   (0.41817)      116       120      120     1        1       17.98319    0.04020      54.11832
Prime       147,294,534.08    7.72466   (0.52534)      119       120      120     1        1        9.22824    0.00240      40.03956
Prime        46,710,610.04    7.61322   (0.63678)      119       120      120     1        1        9.11465    0.00172      44.90599
Prime        38,411,620.69    7.65687   (0.59313)      115       120      120     1        1       17.99550    0.00935      55.70383
Prime         9,116,655.11    8.11076   (0.13924)      104       120      120     1        1       17.99518    0.10095      36.77666
Prime            36,550.00    8.12500   (0.12500)      107       120      120     1        1        9.62500    0.00000       4.87333

                                                                              Remaining
                                                            Original Interest   Term    Frequency
                                                 Remaining    Term     Only      to        of
                             Current    Gross     Term to      to    Original   Reset     Reset    Maximum    Minimum       Credit
               Principal      Loan      Margin    Maturity  Maturity   Term     Date      Dates      Loan       Loan     Utilization
     Index    Balance($)     Rate (%)     (%)     (months)  (months) (months)  (months) (months)   Rate (%)   Rate (%)      Rate (%)
----------- --------------   --------   -------- ---------  -------- -------- --------- ---------  --------   --------   -----------
Prime         1,335,433.31    7.90335   (0.34665)      103       120      120     1        1       17.95105    0.02958      34.29420
Prime         3,155,545.99    8.28675    0.03675        89       120      120     1        1       18.00000    0.09731      67.33455
Prime           129,747.48    8.07966   (0.17034)       89       120      120     1        1       18.00000    0.00000      71.70350
Prime         1,498,099.33    8.49120    0.24120        79       120      120     1        1       18.00000    0.24120      55.97442
Prime           167,802.16    8.84157    0.59157        76       120      120     1        1       18.00000    0.59157      58.04295
Prime           306,185.34    8.87424    0.62424        71       120      120     1        1       18.00000    0.62424      94.64771
Prime           106,887.07    9.00000    0.75000        69       120      120     1        1       18.00000    0.75000      61.07833
Prime           196,750.94    9.19210    0.94210        55       120      120     1        1       18.00000    0.94210      73.91094
Prime        12,194,946.63    8.45797    0.20797        41       120      120     1        1       17.82390    0.20797      57.38205
Prime         1,344,357.81    8.34146    0.09146        40       120      120     1        1       18.00000    0.09146      80.27071
Prime         1,232,721.84    9.32268    1.07268        31       120      120     1        1       18.00000    1.07268      55.80449
Prime           112,392.52    8.33678    0.08678        33       120      120     1        1       18.00000    0.08678      99.19905
Prime         1,191,746.24   10.25618    2.00618        19       120      120     1        1       18.00000    2.00618      69.87259
Prime           333,076.28    9.50856    1.25856        18       120      120     1        1       18.00000    1.25856      57.72553
Prime        11,962,320.56    7.86000   (0.38662)      120       120      120     1        1       17.97320    0.05420      47.28155
Prime       107,660,885.07    7.70000   (0.54588)      120       120      120     1        1        9.21232    0.00211      47.28155


      In addition, in creating the tables below the following assumptions (the "Structuring Assumptions") were made: (i) payments are made in accordance with the description set forth under "Description of the Securities," (ii) payments on the Notes will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs, commencing March 2007,
(iii) no extension past the scheduled maturity date of a Home Equity Loan is made, (iv) no delinquencies or defaults occur, (v) monthly Draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments, (vi) the Home Equity Loans pay on the basis of a 30-day month and a 360-day year, (vii) no Rapid Amortization Event occurs, (viii) the scheduled Due Date for each of the Home Equity Loans is the first day of each month, (ix) the Closing Date is February 27, 2007, (x) for each Payment Date on or prior to the Optional Redemption Date, the Note Rate is equal to 5.43% per annum, and for each Payment Date after the Optional Redemption Date, the Note Rate is equal to 5.54% per annum, (xi) the prime rate index with respect to the Revolving Credit Loans remains constant at 8.25%, one-month LIBOR remains constant at 5.32%, six-month LIBOR remains constant at 5.40% and one-year LIBOR remains constant at 5.41%, (xii) the Original Note Principal Amount of the Notes is approximately $845,750,000,
(xiii) no optional redemption occurs, (xiv) the Notes are due on the Scheduled Final Payment Date, (xv) the Home Equity Loans are subject to a servicing fee of 0.50% per annum, (xvi) there are no initial periodic rate caps, (xvii) the Funding Period ends on May 31, 2007, (xviii) Additional Revolving Credit Loans have the characteristics shown in the last two lines in the above table, they are not purchased until the end of the Funding Period and the amounts on deposit in the Pre-Funding Account do not accrue interest during the Funding Period, (xix) none of the Revolving Credit Loans of which the borrowers are employees of Morgan Stanley will have their Loan Rates reduced, and (xx) the Credit Enhancer Premium is calculated based on the Note Principal Amount of the Notes prior to giving effect to any payments of principal on that Payment Date.

      The actual characteristics and performance of the Home Equity Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and Draw scenarios. For example, it is very unlikely that all of the Home Equity Loans will prepay and that the Revolving Credit Loans will experience Draws at a constant rate until maturity or that all of the Home Equity Loans will prepay or that the Revolving Credit Loans will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the Home Equity Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Home Equity Loans, or actual prepayment experience, will affect the percentages of initial Security Balance outstanding over time and the weighted average life of the Notes.

      Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Notes, and sets forth the percentages of the initial Security Balance of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR, PPC and CDR.

                  Percent of Initial Note Balance Outstanding

                                                                    Prepayment Assumption(1) (2)
                                           -------------------------------------------------------------------------------

             Revolving Credit Loans (CPR)     0.0%      15.0%       20.0%      30.0%       40.0%       50.0%      60.0%
     Adjustable Rate Mortgage Loans (CPR)     0.0%       7.5%       10.0%      15.0%       20.0%       25.0%      30.0%
          Fixed Rate Mortgage Loans (PPC)     0.0%      37.5%       50.0%      75.0%      100.0%      125.0%     150.0%

Payment Date
Initial Percentage....................       100        100         100        100         100        100         100
February 25, 2008.....................        99         98          93         82          71         60          48
February 25, 2009.....................        98         97          88         68          50         35          22
February 25, 2010.....................        98         95          82         55          35         21          11
February 25, 2011.....................        97         93          76         45          25         12           5
February 25, 2012.....................        97         92          72         37          18          7           2
February 25, 2013.....................        96         76          56         25          10          3           1
February 25, 2014.....................        95         60          41         15           4          1           0
February 25, 2015.....................        94         43          27          7           0          0           0
February 25, 2016.....................        90         26          13          0           0          0           0
February 25, 2017.....................         3          1           0          0           0          0           0
February 25, 2018.....................         3          0           0          0           0          0           0
February 25, 2019.....................         2          0           0          0           0          0           0
February 25, 2020.....................         1          0           0          0           0          0           0
February 25, 2021.....................         1          0           0          0           0          0           0
February 25, 2022.....................         0          0           0          0           0          0           0
February 25, 2023.....................         0          0           0          0           0          0           0
February 25, 2024.....................         0          0           0          0           0          0           0
February 25, 2025.....................         0          0           0          0           0          0           0
February 25, 2026.....................         0          0           0          0           0          0           0
February 25, 2027.....................         0          0           0          0           0          0           0
February 25, 2028.....................         0          0           0          0           0          0           0
February 25, 2029.....................         0          0           0          0           0          0           0
February 25, 2030.....................         0          0           0          0           0          0           0
February 25, 2031.....................         0          0           0          0           0          0           0
February 25, 2032.....................         0          0           0          0           0          0           0
February 25, 2033.....................         0          0           0          0           0          0           0
Weighted Average Life to Maturity (in
years) (3)(4)                                9.39       7.33        6.00       3.86        2.65       1.89        1.38
Weighted Average Life to Call (in years)
(3)(5)                                       9.30       7.32        5.97       3.79        2.55       1.76        1.27

      ---------------
      (1) Assumes (i) that no optional redemption is exercised on the first Payment Date when the outstanding Note Balance is less than or equal to 10% of the Original Investor Amount and (ii) with respect to the Revolving Credit Loans only, a Constant Draw Rate of 16%.
      (2)   All percentages are rounded to the nearest 1%.
      (3) The weighted average life of the Notes is determined by (i) multiplying the net reduction, if any, of the Security Balance by the number of years from the date of issuance of the Notes to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Security Balance described in (i) above.
      (4)   Assumes the optional redemption is not exercised.
      (5) Assumes the optional redemption is exercised on the first Payment Date when the outstanding Note Balance is less than or equal to 10% of the Original Investor Amount

      This table has been prepared based on the Structuring Assumptions (including the assumptions regarding the characteristics and performance of the Home Equity Loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                Weighted Average Life ("WAL")(1) and Final Expected
                                     Payment Date (2) Sensitivity of the Notes
                                            to Prepayments and Draws

 --------------------------------------------------------------------------------------------------------------------

                                            Prepayment Assumption(3)
--------------------------------------------------------------------------------------------------------------------
Revolving          0.0%      15.0%     20.0%     25.0%     30.0%     35.0%     40.0%    45.0%     50.0%     60.0%
Credit Loans
(CPR)
--------------------------------------------------------------------------------------------------------------------
Adjustable Rate
Mortgage Loans
(CPR)              0.0%      7.5%      10.0%     12.5%     15.0%     17.5%     20.0%    22.5%     25.0%     30.0%
--------------------------------------------------------------------------------------------------------------------
Fixed Rate         0.0%      37.5%     50.0%     62.5%     75.0%     87.5%    100.0%    112.5%   125.0%    150.0%
Mortgage Loans
(PPC)
--------------------------------------------------------------------------------------------------------------------
    Draws (CDR)
--------------------------------------------------------------------------------------------------------------------
WAL        0.00%      9.35      4.75      3.88      3.09      2.52      2.12      1.80     1.55      1.36      1.03
Maturity           05/2017   12/2016   09/2016   12/2014   06/2013   06/2012   08/2011  12/2010   07/2010   08/2009
Window               1-123     1-118     1-115      1-94      1-76      1-64      1-54     1-46      1-41      1-30
--------------------------------------------------------------------------------------------------------------------
WAL        10.0%      9.27      6.30      5.02      3.99      3.23      2.65      2.21     1.86      1.57      1.17
Maturity           01/2017   10/2016   09/2016   07/2015   06/2014   06/2013   08/2012  10/2011   01/2011   01/2010
Window               1-119     1-116     1-115     1-101      1-88      1-76      1-66     1-56      1-47      1-35
--------------------------------------------------------------------------------------------------------------------
WAL        15.0%      9.29      7.40      5.79      4.58      3.69      3.01      2.49     2.07      1.73      1.25
Maturity           01/2017   09/2016   06/2016   07/2015   09/2014   11/2013   01/2013  04/2012   06/2011   03/2010
Window               1-119     1-115     1-112     1-101      1-91      1-81      1-71     1-62      1-52      1-37
--------------------------------------------------------------------------------------------------------------------
WAL        16.0%      9.30      7.32      5.97      4.72      3.79      3.10      2.55     2.12      1.76      1.27
Maturity           01/2017   09/2016   05/2016   07/2015   09/2014   12/2013   02/2013  05/2012   07/2011   04/2010
Window               1-119     1-115     1-111     1-101      1-91      1-82      1-72     1-63      1-53      1-38
--------------------------------------------------------------------------------------------------------------------
WAL        20.0%      9.28      6.79      6.78      5.33      4.26      3.46      2.83     2.33      1.93      1.36
Maturity           01/2017   10/2015   02/2016   06/2015   10/2014   02/2014   06/2013  09/2012   12/2011   07/2010
Window               1-119     1-104     1-108     1-100      1-92      1-84      1-76     1-67      1-58      1-41
--------------------------------------------------------------------------------------------------------------------
WAL        25.0%      9.23      6.32      6.24      6.31      5.01      4.02      3.26     2.66      2.19      1.48
Maturity           12/2016   12/2014   11/2014   04/2015   10/2014   04/2014   09/2013  02/2013   06/2012   10/2010
Window               1-118      1-94      1-93      1-98      1-92      1-86      1-79     1-72      1-64      1-44
--------------------------------------------------------------------------------------------------------------------
WAL        30.0%      9.22      6.21      5.89      5.89      5.99      4.76      3.81     3.09      2.51      1.64
Maturity           12/2016   10/2014   03/2014   04/2014   09/2014   04/2014   11/2013  06/2013   11/2012   03/2011
Window               1-118      1-92      1-85      1-86      1-91      1-86      1-81     1-76      1-69      1-49
--------------------------------------------------------------------------------------------------------------------

--------------
(1) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction in the Note Balance described in (i) above.

(2) The final expected payment date of the Notes is the date on which the Note Balance thereof is reduced to zero.

(3) Assumes that an optional redemption is exercised on the first Payment Date when the outstanding Note Balance is less than or equal to 10% of the Original Investor Amount.

(4)   Assumes no optional redemption is exercised.

                                Weighted Average Life ("WAL")(1) and Final Expected
                                   Payment Date (2) Sensitivity of the Notes
                                            to Prepayments and Draws

--------------------------------------------------------------------------------------------------------------------

                                            Prepayment Assumption(3)
--------------------------------------------------------------------------------------------------------------------
Revolving          0.0%      15.0%     20.0%     25.0%     30.0%     35.0%     40.0%    45.0%     50.0%     60.0%
Credit Loans
(CPR)
--------------------------------------------------------------------------------------------------------------------
Adjustable Rate
Mortgage Loans
(CPR)              0.0%      7.5%      10.0%     12.5%     15.0%     17.5%     20.0%    22.5%     25.0%     30.0%
--------------------------------------------------------------------------------------------------------------------
Fixed Rate         0.0%      37.5%     50.0%     62.5%     75.0%     87.5%    100.0%    112.5%   125.0%    150.0%
Mortgage Loans
(PPC)
--------------------------------------------------------------------------------------------------------------------
    Draws (CDR)
--------------------------------------------------------------------------------------------------------------------
WAL        0.00%      9.43      4.78      3.91      3.24      2.72      2.30      1.97     1.70      1.48      1.14
Maturity           11/2021   09/2019   04/2018   05/2017   05/2017   01/2017   10/2016  04/2016   02/2015   04/2013
Window               1-177     1-151     1-134     1-123     1-123     1-119     1-116    1-110      1-96      1-74
--------------------------------------------------------------------------------------------------------------------
WAL        10.0%      9.36      6.31      5.03      4.07      3.34      2.78      2.34     1.99      1.70      1.27
Maturity           11/2021   09/2019   04/2018   11/2016   09/2016   04/2016   10/2015  04/2015   10/2014   08/2013
Window               1-177     1-151     1-134     1-117     1-115     1-110     1-104     1-98      1-92      1-78
--------------------------------------------------------------------------------------------------------------------
WAL        15.0%      9.38      7.41      5.81      4.63      3.76      3.10      2.59     2.18      1.85      1.36
Maturity           11/2021   09/2019   04/2018   11/2016   02/2016   09/2015   05/2015  12/2014   08/2014   09/2013
Window               1-177     1-151     1-134     1-117     1-108     1-103      1-99     1-94      1-90      1-79
--------------------------------------------------------------------------------------------------------------------
WAL        16.0%      9.39      7.33      6.00      4.76      3.86      3.18      2.65     2.23      1.89      1.38
Maturity           11/2021   09/2019   04/2018   11/2016   01/2016   08/2015   04/2015  12/2014   07/2014   09/2013
Window               1-177     1-151     1-134     1-117     1-107     1-102      1-98     1-94      1-89      1-79
--------------------------------------------------------------------------------------------------------------------
WAL        20.0%      9.37      6.82      6.81      5.36      4.31      3.51      2.90     2.42      2.04      1.47
Maturity           11/2021   09/2019   04/2018   11/2016   09/2015   04/2015   01/2015  09/2014   06/2014   09/2013
Window               1-177     1-151     1-134     1-117     1-103      1-98      1-95     1-91      1-88      1-79
--------------------------------------------------------------------------------------------------------------------
WAL        25.0%      9.32      6.36      6.27      6.33      5.03      4.06      3.31     2.73      2.27      1.59
Maturity           11/2021   09/2019   04/2018   11/2016   08/2015   12/2014   09/2014  06/2014   04/2014   09/2013
Window               1-177     1-151     1-134     1-117     1-102      1-94      1-91     1-88      1-86      1-79
--------------------------------------------------------------------------------------------------------------------
WAL        30.0%      9.31      6.26      5.92      5.91      6.01      4.78      3.85     3.13      2.56      1.76
Maturity           11/2021   09/2019   04/2018   11/2016   08/2015   09/2014   07/2014  04/2014   02/2014   09/2013
Window               1-177     1-151     1-134     1-117     1-102      1-91      1-89     1-86      1-84      1-79
--------------------------------------------------------------------------------------------------------------------

--------------
(1) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction in the Note Balance described in (i) above.

(2) The final expected payment date of the Notes is the date on which the Note Balance thereof is reduced to zero.

(3) Assumes that an optional redemption is exercised on the first Payment Date when the outstanding Note Balance is less than or equal to 10% of the Original Investor Amount.

(4)   Assumes no optional redemption is exercised.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

      The Home Equity Loans and the Additional Balances related to the Revolving Credit Loans to be transferred to the Issuing Entity by the Depositor will be purchased by the Depositor from the Seller pursuant to a home equity loan purchase agreement (the "Purchase Agreement").

Transfer of Home Equity Loans

      Pursuant to the Purchase Agreement, at the time of issuance of the Notes, the Seller will transfer and assign to the Depositor any amounts to be deposited into the Additional Loan Account and all of its right, title and interest in and to the Initial Home Equity Loans, the related mortgage notes, mortgages and other related documents (collectively, the "Related Documents") and all of the Additional Balances on the Revolving Credit Loans thereafter created, and including all collections received on each Initial Home Equity Loan after the Initial Cut-off Date (exclusive of payments of accrued interest due on or before the Initial Cut-off Date).

      Subsequent closings may occur for the purchase of Additional Revolving Credit Loans on the dates specified by the Depositor during the Funding Period. On those subsequent transfer dates the Depositor will transfer to the Issuing Entity all of its interest in the Additional Revolving Credit Loans being acquired by the Issuing Entity that day (including any Additional Balances arising in the future), the Related Documents, and all collections received on the Additional Revolving Credit Loans after the subsequent cut-off date specified in the related transfer agreement (each such date, a "Subsequent Cut-off Date" or, together with the Initial Cut-off Date, a "Cut-off Date").

      The purchase price of the Home Equity Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor as provided in the Purchase Agreement or the related transfer agreement. The purchase price of each Additional Balance is the amount of the related new advance and is payable by the Issuing Entity, either in cash or in the form of an increase in the Security Balance of the Certificates, as provided in the Purchase Agreement. During the Rapid Amortization Period, Principal Collections with respect to the Revolving Credit Loans will no longer be applied to acquire Additional Balances.

      The Purchase Agreement will require that, within the time period specified therein, the Seller deliver to the Indenture Trustee (as the Issuing Entity's agent for such purpose) the Home Equity Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof if the original mortgage is out for recording or if the original recorded mortgage was retained by the public recording office. In addition, under the terms of the Purchase Agreement, the Seller will deliver to the Custodian, in blank and in recordable form assignments of mortgages relating to the Home Equity Loans as required by the Purchase Agreement. Within 120 days of the Closing Date, with respect to the Initial Home Equity Loans, and within 120 days of the relevant subsequent transfer date with respect to the Additional Revolving Credit Loans, the Indenture Trustee, as custodian, (the "Custodian") will review the file for the Home Equity Loans and determine whether certain documents are missing. Upon the occurrence of certain events, and subject to the exceptions, as described in the Purchase Agreement, the Seller will record, or cause to be recorded, the assignments of mortgage relating to the mortgages in a subordinate lien position.

Representations and Warranties

      The Seller will also represent and warrant to the Depositor that, among other things, (a) the information with respect to the Home Equity Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Home Equity Loans to the Depositor, the Seller was the sole owner and holder of the Home Equity Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) upon payment therefor, the Purchase Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the Home Equity Loans and the proceeds thereof. The benefit of the representations and warranties made to the Depositor by the Seller in the Purchase Agreement will be assigned by the Depositor to the Trust.

      If any Home Equity Loan or Related Document is found to be defective in any material respect which may materially and adversely affect the value of the related Home Equity Loan, or the interests of the Indenture Trustee (as pledgee of the Trust), the Noteholders, the Certificateholders or the Credit Enhancer in such Home Equity Loan and such defect is not cured within 90 days following notification thereof to the Seller and the Trust by the Custodian, the Seller will be obligated under the Purchase Agreement to deposit the Repurchase Price into the Collection Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of such Home Equity Loan required to be removed from the Trust (each such Home Equity Loan, a "Deleted Loan"). The obligation of the Seller to remove a Deleted Loan from the Trust is the sole remedy regarding any defects in the Home Equity Loans and Related Documents available to the Issuing Entity, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

      With respect to any Home Equity Loan, the "Repurchase Price" is equal to the Principal Balance of such Home Equity Loan (without reduction for any amounts charged off) at the time of any removal described above plus accrued and unpaid interest thereon to the first day of the month following the month of purchase and any costs and damages incurred by the Issuing Entity resulting from any violation of any predatory or abusive lending law in connection with such Home Equity Loan. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Collection Account an amount (the "Substitution Adjustment Amount") equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Eligible Substitute Loan.

      An "Eligible Substitute Loan" is a home equity loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution:

            (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Home Equity Loan for a Deleted Loan, an aggregate Principal Balance) not in excess of the Principal Balance relating to such Deleted Loan;

            (ii) have a Loan Rate and Net Loan Rate no lower than and not more than 1% in excess of the Loan Rate and Net Loan Rate, respectively, of such Deleted Loan, and if the Deleted Loan has an adjustable Loan Rate, shall have the same rate index and a Gross Margin no lower than and not more than 1% in excess of the Gross Margin of such Deleted Loan;

            (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution;

            (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;

            (v) comply with each representation and warranty as to the Home Equity Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution);

            (vi) not be 30 days or more delinquent;

            (vii) have the same lien status as the Deleted Loan;

            (viii) have a Credit Score no more than 10 points lower than the Credit Score of the Deleted Loan; and

            (ix) if the Deleted Home Equity Loan is a Revolving Credit Loan, shall also be a revolving credit loan and if the Deleted Home Equity Loan is a Mortgage Loan, shall also be a closed-end mortgage loan and, if such Deleted Home Equity Loan is a Mortgage Loan with an adjustable Loan Rate, shall have the same Index as the Deleted Home Equity Loan.

      In addition, the Seller will be obligated to deposit the Repurchase Price or substitute an Eligible Substitute Loan with respect to a Home Equity Loan as to which there is a breach of a representation or warranty in the Purchase Agreement and such breach is not cured by the Seller within the time provided in the Purchase Agreement.

      The Seller has also agreed to indemnify the Depositor and the Issuing Entity from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.

Assignment to the Issuing Entity

      The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Home Equity Loans and its obligation to pay for the Additional Balances on the Revolving Credit Loans under the Purchase Agreement to the Issuing Entity, the Issuing Entity's pledge of its interest in the Purchase Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Seller.

Optional Transfers of Revolving Credit Loans to the Class L Certificateholder

      In order to permit the Class L Certificateholder to remove Revolving Credit Loans from the Issuing Entity at such times, if any, as the Class O Certificateholder Interest exceeds the level required by the Credit Enhancer and the Rating Agencies, on any Payment Date the Class L Certificateholder may, but shall not be obligated to, remove on such Payment Date (the "Transfer Date") from the Issuing Entity, certain Revolving Credit Loans without notice to the Noteholders. The Class L Certificateholder is permitted to randomly select the Revolving Credit Loans to be removed. Revolving Credit Loans so designated will only be removed upon satisfaction of the following conditions:

      o     no Rapid Amortization Event has occurred;

      o the Class O Certificateholder Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Class O Certificateholder Interest;

      o the removal of any Revolving Credit Loans on any Transfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Class L Certificateholder, cause a Rapid Amortization Event;

      o the Class L Certificateholder shall have delivered to the Indenture Trustee a "Loan Schedule" containing a list of all Revolving Credit Loans removed from the Trust;

      o the Class L Certificateholder shall represent and warrant the Revolving Credit Loans to be removed were not selected in any manner which the Class L Certificateholder reasonably believes was adverse to the interests of the Noteholders or the Credit Enhancer;

      o in connection with such transfer of Revolving Credit Loans, the Rating Agencies and the Credit Enhancer shall have been notified of the proposed transfer and prior to the Transfer Date each Rating Agency has confirmed in writing that such transfer would not result in a reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy;

      o the average CLTV of the Home Equity Loans, after giving effect to the proposed transfer of Home Equity Loans on the Transfer Date, shall be equal to or less than the average CLTV of the Home Equity Loans prior to the Transfer Date and the average Credit Score of the Home Equity Loans, after giving effect to the proposed transfer of Home Equity Loans on the Transfer Date, shall be equal to or greater than the average Credit Score of the Home Equity Loans prior to the Transfer Date; and

      o the Class L Certificateholder shall have delivered to the Indenture Trustee and the Credit Enhancer an officer's certificate confirming the conditions set forth in the first six bullet points above.

      As of any date of determination, the "Minimum Class O Certificateholder Interest" is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) 2% of the Cut-off Date Pool Balance of the Home Equity Loans. The term Minimum Class O Certificateholder Interest is only used in connection with the removal of Revolving Credit Loans.

                    DESCRIPTION OF THE SERVICING AGREEMENT

      The following summary describes certain terms of the servicing agreement, dated as of the Initial Cut-off Date (the "Servicing Agreement"), among the Issuing Entity, the Indenture Trustee and the Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. See "The Agreements" in the Prospectus.

Hazard Insurance

      The Servicing Agreement provides that the Servicer maintain certain hazard insurance on the Mortgaged Properties relating to Home Equity Loans that either (i) are in the first lien position or (ii) have a credit limit at origination in excess of $50,000. The Servicer will not monitor the existence or continued validity of any hazard insurance on the Mortgaged Properties relating to the other Home Equity Loans.

      With respect to any Mortgaged Property for which the Servicer is required to maintain hazard insurance, the Servicing Agreement requires the Servicer to maintain hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Home Equity Loan plus the outstanding balance on any mortgage loan senior to such Home Equity Loan; provided, that in any case the hazard insurance maintained by the Servicer must provide, on a replacement cost basis, full compensation for the loss incurred. The Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Home Equity Loan, hazard insurance with extended coverage. The Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. As set forth above, all amounts collected by the Servicer (net of any reimbursements to the Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

Evidence as to Compliance

      The Servicer and the other transaction parties specified in the Servicing Agreement are required to deliver to the Depositor, the Servicer (who will deliver a copy thereof to the Credit Enhancer) and the rating agencies in March of each year, starting in 2008, an officer's certificate stating that:

      o a review of the activities of the Servicer during the preceding calendar year and of performance under the Servicing Agreement has been made under such officer's supervision; and

      o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the Servicer to remedy such default.

      In addition, in March of each year, commencing with March 2008, the Servicer, each custodian, the Owner Trustee and the Indenture Trustee, to the extent they provide a "servicing" function (as defined in Regulation AB (17 CFR 229.1100 et seq.) ("Reg AB") to the Issuing Entity, will be required to deliver to the Depositor an Assessment of Compliance, with respect to each Form 10-K filed, that contains the following:

      o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      o a statement that the party used the criteria in Item 1122(d) of Reg AB to assess compliance with the applicable servicing criteria;

      o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an assessment of compliance will also be required to simultaneously deliver to the Depositor an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. The Depositor shall make available to the Credit Enhancer a copy of the assessment of compliance and the attestation report. You may obtain copies of these statements and reports for a particular Issuing Entity without charge upon written request to the Indenture Trustee at the address provided in this prospectus supplement.

Certain Matters Regarding the Servicer

      The Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions:(a) the Servicer has proposed a successor servicer to the Issuing Entity, the Credit Enhancer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuing Entity and the Indenture Trustee; (b) the Rating Agencies have confirmed to the Issuing Entity, the Indenture Trustee and the Credit Enhancer that the appointment of such proposed successor servicer as the Servicer will not result in the qualification, reduction or withdrawal of the then current rating of the Notes (without regard to the Policy); and (c) such proposed successor servicer is acceptable to the Credit Enhancer. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Servicing Agreement.

      The Servicer may perform any of its duties and obligations under the Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Issuing Entity for the Servicer's duties and obligations under the Servicing Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

      The Servicing Agreement provides that the Servicer will indemnify the Credit Enhancer, the Issuing Entity, the Owner Trustee and the Indenture Trustee, as the case may be, from and against any loss, liability or expense, imposed by reason of its willful misfeasance, bad faith or negligence in the performance of its duties under the Servicing Agreement or by reason of its reckless disregard of its obligations and duties under the Servicing Agreement. The Servicing Agreement provides that neither the Servicer nor its directors, officers, employees or agents will be under any other liability to the Owner Trustee, the Indenture Trustee, or any other person for any action taken or for refraining from taking any action pursuant to the Servicing Agreement. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific Home Equity Loan or Home Equity Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties thereunder or by reason of its reckless disregard of its obligations and duties thereunder. In addition, the Servicing Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Servicing Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto.

      Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Servicing Agreement to the contrary notwithstanding.

Events of Servicing Termination

      "Events of Servicing Termination" will consist of, among other events, the following:

            (i) any failure by the Servicer to (a) deposit in the Collection Account, or Payment Account any deposit required to be made under the Servicing Agreement or (b) to pay when due any amount payable by it under the terms of the Insurance Agreement, which failure continues unremedied for (x) five Business Days with respect to deposits to be made in the Collection Account or payments under the Insurance Agreement, or (y) one Business Day with respect to deposits to be made in the Payment Account after the giving of written notice of such failure to the Servicer by the Issuing Entity or Indenture Trustee, or to the Servicer, the Issuing Entity and the Indenture Trustee by the Credit Enhancer;

            (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or Insurance Agreement which, in each case, materially and adversely affects the interests of the Noteholders or the Credit Enhancer and continues unremedied for 45 days or 60 days, respectively, after the giving of written notice of such failure to the Servicer by the Issuing Entity or the Indenture Trustee, or to the Servicer, the Issuing Entity and the Indenture Trustee by the Credit Enhancer; or

            (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations;

            (iv) the long-term unsecured debt rating of Morgan Stanley or any successor and surviving entity with Controlling Interest in the Servicer is suspended, terminated or downgraded below "Baa3" by Moody's or "BBB-" by S&P and certain performance tests with respect to the Servicer or such successor entity are not satisfied.; or

            (v) there has been a change of ownership of the Servicer to an entity with a long-term, unsecured debt rating below "BBB-" from S&P and "Baa2" from Moody's, and certain performance tests with respect to the Servicer or such successor entity are not satisfied.

      Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for the applicable periods referred to therein or referred to under clause (ii) above for the applicable periods referred to therein, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Servicer shall provide the Issuing Entity, the Credit Enhancer and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination

      So long as an Event of Servicing Termination remains unremedied, the Indenture Trustee with the consent of the Credit Enhancer, or the Credit Enhancer may terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Home Equity Loans, whereupon the Indenture Trustee or another successor designated by the Credit Enhancer in a period not to exceed 90 days, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement or, if the Credit Enhancer does not designate a successor Servicer, appoint any other person as successor Servicer, as provided in the Servicing Agreement and will be entitled to the compensation arrangements and reimbursements provided in the Servicing Agreement. During such 90 day period, neither the Indenture Trustee nor any successor Servicer shall be responsible for any lack of information or documents that it cannot reasonably obtain on a practical basis under the circumstances. Neither the Indenture Trustee nor any successor Servicer shall be liable for any action taken by the terminated Servicer during such 90 day period. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act or to appoint a successor Servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of at least $10,000,000 and reasonably acceptable to the Credit Enhancer to act as successor to the Servicer under the Servicing Agreement; provided such appointment does not result in the qualification, reduction or withdrawal of the rating on the Notes without regard to the Policy. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity or to appoint a successor Servicer acceptable to the Credit Enhancer unless prohibited by law. Such successor Servicer will be entitled to receive the compensation and reimbursements provided in the Servicing Agreement (or such other compensation as the Issuing Entity and such successor may agree).

Amendment

      The Servicing Agreement may be amended from time to time by the Servicer, the Issuing Entity and the Indenture Trustee, with the consent of the Credit Enhancer.

               DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

      The following summary describes certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and the Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the prospectus.

The Trust

      Simultaneously with the issuance of the Notes, the Issuing Entity will pledge the Home Equity Loans and funds on deposit in the Payment Account and the Collection Account to the Indenture Trustee as collateral for the Notes. As pledgee of the Home Equity Loans, the Indenture Trustee will be entitled to direct the Issuing Entity in the exercise of all rights and remedies of the Depositor against the Seller under the Purchase Agreement and against the Servicer under the Servicing Agreement, subject to the rights of the Credit Enhancer.

Events of Default; Rights Upon Event of Default

      With respect to the Notes, "Events of Default" occur under the Indenture at any time when any one of the following events occurs:

            (i) a default in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days;

            (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, and such default continues for a period of five days;

            (iii) a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect as of the time when the same shall have been made, which has a material adverse effect on the Noteholders or the Credit Enhancer, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or the Credit Enhancer or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% in Note Principal Amount of the Notes then outstanding or the Credit Enhancer, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

            (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Issuing Entity in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Issuing Entity, or ordering the winding-up or liquidation of the Issuing Entity's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            (v) the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the Issuing Entity, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing; or

            (vi) any other events specified in the Indenture.

      If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the Note Rate until such principal is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in Note Principal Amount of Notes then outstanding, with the consent of the Credit Enhancer, or the Credit Enhancer may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in Note Principal Amount of the Notes then outstanding, with the consent of the Credit Enhancer, or by the Credit Enhancer. If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on property of the Issuing Entity or exercise remedies as a secured party with the prior written consent of the Credit Enhancer.

      If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. The Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default unless

        o   the Credit Enhancer directs the Indenture Trustee to do so,

        o the holders of 100% of the Notes and the Credit Enhancer consent to the sale, or

        o the proceeds of the sale or liquidation are sufficient to pay all amounts due to the Noteholders and the Credit Enhancer, or

        o the Indenture Trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all payments on the Notes as they become due and the Indenture Trustee obtains the consent of a majority of the Noteholders and the Credit Enhancer.

      Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Credit Enhancer or the holders of a majority in Note Principal Amount of the outstanding Notes (with the consent of the Credit Enhancer) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the Credit Enhancer or the holders of a majority in Note Principal Amount of the Notes then outstanding (with the consent of the Credit Enhancer) may, in certain cases, waive any default with respect thereto. No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless the Credit Enhancer consents to such proceeding and:

            (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default;

            (ii) the holders of not less than 25% in Note Principal Amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

            (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity;

            (iv) the Indenture Trustee has for 60 days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding; and

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in Note Principal Amount of the Notes or by the Credit Enhancer.

      In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Issuing Entity, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Holder representing an ownership interest in the Issuing Entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.

Certain Covenants

      The Indenture will provide that the Issuing Entity may not consolidate with or merge into any other entity, unless the Credit Enhancer consents thereto and:

            (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

            (ii) such entity expressly assumes, by an indenture supplemental to the Indenture, the Issuing Entity's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuing Entity under the Indenture;

            (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation;

            (iv) the Issuing Entity has received consent of the Credit Enhancer and has been advised that the ratings of the Securities (without regard to the Policy) then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation;

            (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken;

            (vi) the Issuing Entity has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any Noteholder or Certificateholder; and

            (vii) the Issuing Entity has delivered to the Indenture Trustee an officer's certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with the Indenture and that all conditions precedent, as provided in the Indenture, relating to such transaction have been complied with.

      The Issuing Entity will not, among other things:

            (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity, unless directed to do so by the Indenture Trustee or the Credit Enhancer;

            (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuing Entity;

            (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby;

            (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part thereof, or any interest therein or the proceeds thereof;

            (v) permit the lien of the Indenture not to constitute a valid first priority security interest in the Issuing Entity; or

            (vi) impair or cause to be impaired the Issuing Entity's interest in the Home Equity Loans, the Purchase Agreement or the Servicing Agreement, if that action would materially and adversely affect the interests of Noteholders or the Credit Enhancer.

      The Issuing Entity may not engage in any activity other than as specified under "The Issuing Entity" in this prospectus supplement.

Modification of Indenture

      With the consent of the holders of a majority of the outstanding Notes and the Credit Enhancer, the Issuing Entity and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders; provided, however, that so long as the Credit Enhancer is not in default, the Credit Enhancer will have the right to exercise all rights of the Noteholders under the Indenture without any consent of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby and the Credit Enhancer, however, no supplemental indenture will:

            (i) change the due date of any installment of principal of or interest on any Note or reduce the Note Principal Amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable;

            (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

            (iii) reduce the percentage of the Security Balance of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

            (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, the Depositor or an affiliate of any of them;

            (v) decrease the percentage of the Security Balance of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate Note Principal Amount of the Notes necessary to amend the Indenture or certain other related agreements;

            (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note (including the calculation of any of the individual components of such calculation);

            (vii) reduce the percentage of the Security Balances of the Notes required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate;

            (viii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture; or

            (ix) reduce the percentage of the aggregate amount of the outstanding Notes required to direct the Indenture Trustee to direct the Issuing Entity to liquidate or sell the Trust Estate.

      The Issuing Entity and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Credit Enhancer and without obtaining the consent of the Noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision therein or to conform the Indenture to this prospectus supplement.

      Voting rights will be allocated among the Notes and Certificates in proportion to their respective Security Balances, and among each of such class in proportion to their Percentage Interests.

      The "Percentage Interest" of a Note will be a fraction, expressed as a percentage, the numerator of which is that Note's Note Principal Amount, and the denominator of which is the Note Principal Amount.

      Pursuant to the Indenture, so long as an event of default has not occurred and is not continuing under the Policy, the Credit Enhancer will be entitled to exercise the voting, consent, directing and other control rights of the holders of the Notes without the consent of such holders, and the holders of the Notes may exercise such voting, consent, directing and other control rights only with the prior written consent of Credit Enhancer.

Satisfaction and Discharge of Indenture

      The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes and all amounts due the Credit Enhancer.

      The Indenture will cease to be of further effect (except for certain exceptions specified in the Indenture) and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, when:

      1. either:

            (A) all Notes previously authenticated and delivered have been delivered to the Indenture Trustee for cancellation (other than Notes that have been destroyed, lost, stolen, replaced, or paid as provided in the Indenture and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Indenture Trustee and later repaid to the Issuing Entity or discharged from the Trust Estate as provided in the Indenture); or

            (B) all Notes not previously delivered to the Indenture Trustee for cancellation (i) have become payable, (ii) will become payable at their scheduled maturity date within one year or
                  (iii) have been declared immediately due and payable with respect to the occurrence of an Event of Default pursuant to the terms of the Indenture, and, in the cases of clauses (i) or (ii), and the Issuing Entity has irrevocably deposited with the Indenture Trustee sufficient cash or direct obligations of or obligations guaranteed by the United States (which will mature before the date the amounts are payable), in trust for these purposes and in an amount sufficient to discharge any indebtedness with respect thereto;

      2. the Issuing Entity has paid all other sums payable under the Indenture by the Issuing Entity; and

      3. the Issuing Entity has delivered to the Indenture Trustee and the Credit Enhancer an officer's certificate, a counsel's opinion, and (if required by the TIA, the Indenture Trustee or the Credit Enhancer) and independent accountant's certificate each affirming compliance with all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture.

Certain Matters Regarding the Indenture Trustee and the Owner Trustee

      Neither the Indenture Trustee nor the Owner Trustee nor any director, officer or employee thereof will be under any liability to the Issuing Entity or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or the Trust Agreement or for errors in judgment; provided, however, that neither of the Indenture Trustee nor the Owner Trustee nor any director, officer or employee thereof will be protected against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture, in the case of the Indenture Trustee, or the Trust Agreement, in the case of the Owner Trustee. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture or the Servicing Agreement other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of its duties under such Trust Agreement or by reason of reckless disregard of its obligations and duties under the Indenture or the Servicing Agreement. Subject to certain limitations set forth in the Trust Agreement, the Owner Trustee and any director, officer, employee or agent of the Owner Trustee shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Trust Agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence or grossly negligent failure to act in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Trust Agreement. All persons into which the Indenture Trustee or the Owner Trustee may be merged or with which either of them may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under the Indenture or the successor of the Owner Trustee under the Trust Agreement, as applicable.

      Neither the Owner Trustee nor the Indenture Trustee is obligated to appear in, prosecute or defend any legal action that is not incidental to their respective duties which may involve it in any expense or liability, provided that, in accordance with the related agreement. The Owner Trustee and the Indenture Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of their respective rights and duties, as set forth in the related agreement. In the event that the Owner Trustee or the Indenture Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Issuing Entity, and Owner Trustee and the Indenture Trustee, as applicable, will be entitled to be reimbursed for such expenses, costs and liabilities out of the Assets of the Issuing Entity.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Note Owners in light of their personal investment circumstances or to certain types of Note Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

Characterization of the Notes as Indebtedness

      Based on the application of existing law to the facts as set forth in the Indenture, the Trust Agreement and the Servicing Agreement (collectively, the "Agreements") and other relevant documents and assuming compliance with the terms of the Agreements as in effect on the date of issuance of the Notes, Sidley Austin LLP, special tax counsel to the Trust ("Tax Counsel") and counsel to the Underwriter, is of the opinion that (i) the Notes will be treated as debt instruments for federal income tax purposes as of such date and (ii) the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. Accordingly, upon issuance, the Notes will be treated as "Debt Securities" as described in the Prospectus. See "Federal Income Tax Consideration" in the Prospectus.

Taxation of Interest Income of Note Owners

      The Notes generally will be treated and taxable as Debt Securities. See "Material Federal Income Tax Consequences-Taxation of Debt Securities" in the prospectus. While it is not anticipated that the Notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as unconditionally payable under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Notes would be includible in income of Note Owners as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consideration--Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Notes will be treated as Pay-Through Securities.

Possible Classification of the Trust Estate as a Partnership or a Corporation

      Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation or publicly traded partnership taxable as a corporation. See "Federal Income Tax Considerations" in the prospectus. The opinion of Tax Counsel, however, is not binding on the courts or the IRS. It is possible the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus supplement and the accompanying prospectus with respect to the notes constitutes a sale of the Home Equity Loans to the trust estate and a sale of interests in the trust estate to the investors (that is, the Note Owners). Moreover, the IRS could assert that the trust estate is properly treated as a corporation or partnership and that the investors are properly treated as stockholders or partners. Since Tax Counsel has advised that the notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust estate would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Home Equity Loans, which would reduce the amounts available for payment to the Note Owners. Cash payments to the Note Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the trust estate was treated as a partnership between the Note Owners and the holder of the Depositor's interest, the partnership itself would not be subject to U.S. federal income tax (unless it was characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each investor would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits . In addition, as a partner, the amount and timing of the investor's items of income and deductions could differ from the amount and timing of the investor's items of income and deduction as a debt holder.

Possible Classification of the Trust Estate as a Taxable Mortgage Pool

      In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

      Assuming that all of the provisions of the Purchase Agreement, Servicing Agreement and Trust Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be a taxable mortgage pool under Section 7701(i) of the Code. The opinion of Tax Counsel, however, is not binding on the IRS or the courts. If the IRS were to contend successfully that the arrangement created by the purchase agreement, the servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Home Equity Loans. That tax might reduce amounts available for payments to Note Owners. The amount of the tax would depend upon whether payments to Note Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Foreign Investors

      Except in the case of a non-United States person that is a direct or indirect holder of 10% or more of the Certificates, or a "controlled foreign corporation" related within the meaning of Section 864 of the Code to the Depositor, interest (including OID) paid on a note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the note owner provides the required foreign person information certification. See "Federal Income Tax Consideration--Tax Treatment of Foreign Investors" in the prospectus.

      Interest paid (or accrued) to a Note Owner who is a non-U.S. Person will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (ii) the non-U.S. Person provides the trust estate or other person who is otherwise required to withhold U.S. tax with respect to the Note with an appropriate statement (on Form W-8 BEN or other similar form), signed under penalties of perjury, certifying that the Note Owner is a foreign person and providing the non-U.S. Person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the Note. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust estate, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.

      If the interests of the Note Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. A corporate foreign partner also would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability. In addition, the interest paid on Notes could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the Home Equity Loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if the interest on the Home Equity Loans were to be treated as portfolio interest, interest payments on the Notes could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

      If the trust estate were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable income tax treaty.

Backup Withholding

      Certain Noteholders may be subject to backup withholding with respect to interest paid on the Notes if the Note Owner, upon issuance, fails to supply the Indenture Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Indenture Trustee or his broker with a certified statement, under penalties of perjury, that he is not subject to backup withholding.

      The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt Holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Noteholder" of record is Cede & Co., as nominee for DTC, Note Owners and the IRS will receive tax and other information including the amount of interest paid on the Notes owned from Participants and Indirect Participants rather than from the Indenture Trustee. (The Indenture Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalties of perjury, an IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Participants or Indirect Participants (or the paying agent) will be required to withhold a portion of the interest (and principal) otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

                                  OTHER TAXES

      The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

      Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

      The acquisition and holding of Notes by, on behalf, of or with plan assets of a Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code if the Trust, the Owner Trustee, the Indenture Trustee, the Underwriter, a holder of 50% or more of the Certificates or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan. In this case certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan.

      Each Purchaser of a Note, by its acceptance of such Note, shall be deemed to have represented that the acquisition and holding of the Note by such Purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Code, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

      Insurance companies contemplating the investment of general account assets in the Notes should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company Purchasers" in the Prospectus. The DOL published final regulations under Section 401(c) on January 5, 2000, which regulations generally became applicable on July 5, 2001.

      The Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter or an affiliate of any of these parties may be the sponsor or the investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, any benefit plan for which the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter or any of their respective affiliates

      o has investment or administrative discretion with respect to plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to plan assets, and will be based on the particular investment needs for the plan; or

      o     is an employer maintaining or contributing to the plan

should consult with its counsel about potential prohibited transactions under ERISA and Section 4975 of the Code before investing in the Notes.

      The sale of any of the Notes to a Plan is in no respect a representation by the depositor or the underwriter that such an investment meets all legal requirements relating to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                USE OF PROCEEDS

      The Depositor intends to use the net proceeds to be received from the sale of the Notes to acquire the Home Equity Loans and to pay other expenses associated with creating the Trust and the issuance of the Notes. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                               LEGAL INVESTMENT

      Although, as a condition to their issuance, the Notes will be rated in the highest rating category of each of the Rating Agencies, the Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because some of the mortgages securing the mortgage loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Notes, which, because they evidence interests in a pool that includes junior mortgage loans, are not "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in the prospectus.

                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Morgan Stanley & Co. Incorporated (the "Underwriter"), the Depositor has agreed to sell the Notes to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Notes.

      The Notes may be distributed from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. Proceeds to the Depositor from the sale of the Notes are expected to be approximately [ ]% of the Original Note Principal Amount of the Notes, before deducting expenses payable by the Depositor. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

      In addition, the Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Notes are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Notes if any of the Notes are purchased.

      The Underwriting Agreement and certain indemnity letters provide that the Depositor and the Sponsor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

      Currently, no secondary market for the Notes exists. The Underwriter has informed the Depositor that it intends to make a secondary market in the Notes, as permitted by applicable laws and regulations. However, the Underwriter is not obligated to make a market in the Notes and any market making may be discontinued at any time in its sole discretion. We cannot assure you, nor can you assume, that such a market will develop or, if one does develop, that it will continue to operate in the future or provide you with a sufficient level of liquidity for your investment.

      The Underwriter or its affiliates may purchase a portion of the Notes for its own account.

      The Underwriter is an affiliate of the Depositor and of the Sponsor, Seller and Servicer.

                                    EXPERTS

      The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                 LEGAL MATTERS

      The validity of the Notes will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by Sidley Austin LLP. Sidley Austin LLP will act as counsel for the Underwriter.

                                    RATINGS

      It is a condition to issuance that the Notes be rated "Aaa" by Moody's Investors Services, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P", and, together with Moody's, the "Rating Agencies").

      A securities rating addresses the likelihood of the receipt by Holders of Notes of distributions on the Home Equity Loans. The rating takes into consideration the structural and legal aspects associated with the Notes. The ratings on the Notes depends primarily on an assessment by the rating agencies of the Home Equity Loans and the financial strength of the Credit Enhancer. The ratings on the Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield or the timing of the receipt of principal. In addition, such ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Net Funds Cap Carryover Amounts or Relief Act Interest Shortfalls. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

      The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

      The Depositor has requested that S&P and Moody's maintain ongoing surveillance of the ratings assigned to the Notes in accordance with their respective policies, but we cannot assure you that either S&P or Moody's will continue their surveillance of the ratings assigned to the Notes.

                         INDEX OF CERTAIN DEFINITIONS

Accelerated Principal Payment Amount.............S-64
Account Balance..................................S-27
Additional Balances........................S-23, S-50
Additional Charges...............................S-27
Additional Loan Account....................S-23, S-25
Additional Revolving Credit Loans................S-23
Adjustable-Rate Mortgage Loans...................S-23
Adjustment Date..................................S-26
Agreements.......................................S-92
Ambac............................................S-53
Ambac Financial Group............................S-53
Appraised Value..................................S-26
Billing Cycle........................S-24, S-26, S-27
Billing Date...............................S-24, S-26
Book-Entry Notes.................................S-56
Business Day.....................................S-62
CDR..............................................S-76
Charged-off Mortgage Loan........................S-44
Charge-off Date..................................S-44
Class L Certificateholder........................S-56
Class L Liquidation Amount.......................S-64
Class O Certificateholder........................S-56
Class Principal Balance..........................S-56
Clearstream, Luxembourg..........................S-58
Closing Date.....................................S-23
CLTV.............................................S-25
Code.............................................S-92
Collection Account...............................S-60
Combined Loan-to-Value Ratio.....................S-25
Constant Draw Rate...............................S-76
CPR..............................................S-75
Credit Enhancer Premium..........................S-45
Credit Enhancer Premium Rate.....................S-46
Credit Limit.....................................S-24
Credit Limit Utilization Rate....................S-24
Credit Scores....................................S-27
Custodian........................................S-81
Cut-off Date...............................S-23, S-81
Deficiency Amount................................S-73
Definitive Note..................................S-56
Deleted Loan.....................................S-82
Determination Date...............................S-60
Draw Period......................................S-26
Draws............................................S-23
DTC..............................................S-56
Due Date.........................................S-26
Due for Payment..................................S-74
Eligible Substitute Loan.........................S-82
European Depositaries............................S-56
Events of Default................................S-87
Events of Servicing Termination..................S-86
Expense Fee Rate.................................S-46
Final Payment Date...............................S-63
Finance Charge...................................S-27
Financial Intermediary...........................S-57
Fixed Rate Mortgage Loans........................S-23
FSMA..............................................iii
Funding Period...................................S-23
Global Securities...................................2
Gross Margin...............................S-26, S-27
Guaranteed Principal Distribution Amount...S-64, S-74
Holder...........................................S-56
Indenture Trustee................................S-52
Initial Cut-off Date.............................S-23
Initial Cut-off Date Balance.....................S-23
Initial Cut-off Date Balance.....................S-23
Initial Cut-off Date Pool Balance................S-23
Initial Home Equity Loans........................S-23
Initial Overcollateralization Target Amount......S-65
Insured Amounts..................................S-74
Insured Payments.................................S-74
Interest Collections.............................S-65
Interest Period..................................S-62
Investor Amount..................................S-56
Investor Floating Allocation Percentage..........S-65
Investor Interest Collections....................S-65
Investor Liquidation Loss Amount.................S-65
Investor P&I Collections.........................S-65
Investor Principal Collections...................S-65
Investor Revolving Amount........................S-65
Issuing Entity...................................S-23
Junior Ratio.....................................S-26
LIBOR Business Day...............................S-63
Liquidated Home Equity Loan......................S-65
Liquidation Loss Amount..........................S-65
Loan Rate........................................S-26
Loan Schedule....................................S-83
Managed Amortization Period......................S-66
Maximum Insured Amount...........................S-74
Maximum Loan Rate................................S-26
Minimum Class O Certificateholder Interest.......S-83
Moody's..........................................S-97
Mortgage.........................................S-23
Mortgage Loans...................................S-23
Mortgagor........................................S-23
Net Draws........................................S-66
Net Funds Cap................................iv, S-62
Net Funds Cap Carryover Amount...................S-62
Net Liquidation Proceeds.........................S-66
Net Loan Rate....................................S-46
net prepayment interest shortfalls...............S-47
Net Principal Collections........................S-66
Nonpayment.......................................S-74
Non-U.S. Person.....................................5
Note Owners......................................S-56
Note Principal Amount............................S-56
Note Rate........................................S-62
Noteholder.......................................S-56

Notice...........................................S-74
OID..............................................S-93
OID Regulations..................................S-93
one-month LIBOR..................................S-27
one-year LIBOR...................................S-27
Optional Redemption Date.........................S-69
Order............................................S-73
Original Investor Amount.........................S-56
Original Investor Revolving Amount...............S-66
Original Note Principal Amount...................S-55
OTS Delinquency Calculation Method...............S-24
Overcollateralization Amount.....................S-66
Overcollateralization Deficit....................S-66
Overcollateralization Floor......................S-66
Overcollateralization Shortfall..................S-66
Owner Trustee....................................S-50
Payment Account..................................S-61
Percentage Interest..............................S-91
Permitted Investments............................S-60
Policy...........................................S-72
Pool Balance.....................................S-23
PPC..............................................S-76
Preference Amount................................S-74
Prepayment Assumption............................S-76
Prime Rate.......................................S-26
Principal Balance................................S-23
Principal Collections............................S-66
Principal Reduction Amount.......................S-67
Prospectus Directive..............................iii
Purchase Agreement...............................S-81
Rapid Amortization Event.........................S-68
Rapid Amortization Period........................S-67
Rating Agencies..................................S-97
Record Date......................................S-61
Reference Bank Rate..............................S-63
Reg AB...........................................S-84
Reimbursement Amounts............................S-46
Related Documents................................S-81
Relevant Depositary..............................S-56
Relevant Implementation Date......................iii
Relevant Member State.............................iii
Relevant Persons..................................iii
Relief Act Shortfalls............................S-74
Repurchase Price.................................S-82
Required Overcollateralization Amount............S-67
Revolving Credit Loans...........................S-23
Rules............................................S-57
S&P..............................................S-97
Scheduled Final Payment Date.....................S-74
Security Balance.................................S-56
Security Collections.............................S-67
Seller P&I Collections...........................S-67
Servicing Agreement..............................S-84
Servicing Fee Rate...............................S-46
six-month LIBOR..................................S-27
Sponsor..........................................S-47
Stepdown Date....................................S-67
Structuring Assumptions..........................S-77
Subsequent Cut-off Date..........................S-81
Substitution Adjustment Amount...................S-82
Tax Counsel......................................S-93
Telerate Screen Page 3750........................S-62
Transfer Date....................................S-83
Trigger Event....................................S-67
Trust Estate.....................................S-50
U.S. Person.........................................5
Underwriter......................................S-96
WAL........................................S-79, S-80
Weighted Average Net Loan Rate...................S-46
Wells Fargo......................................S-52
Wilmington Trust.................................S-50

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                                     I-1

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered MSCC HELOC Asset-Backed Notes, Series 2007-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

      Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuing Entity nor the Indenture Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

      Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

      Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the Global Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

      Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

      (a) borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing interests in Global Securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

      Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

      A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      o Exemption for non-U.S. Persons (W-8BEN). Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

      o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding).

      o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

      Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Person. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

Prospectus


----------------------------------
Consider carefully the risk           Morgan Stanley ABS Capital I Inc.
factors beginning on page 7 of        (Depositor)
this prospectus.
                                      Asset Backed Securities
The securities represent              (Issuable in Series by Separate Issuing Entities)
interests in or obligations of        _________________
the issuing entity only and do
not represent an interest in or       Morgan Stanley ABS Capital I Inc. may periodically
obligation of Morgan Stanley ABS      establish issuing entities, each of which will be a trust
Capital I Inc., the sponsor, the      that will issue securities.  The securities may be in the
master servicer or any of their       form of asset-backed certificates or asset-backed notes.
affiliates.                           Each issue of securities will have its own series designation.

This prospectus may be used to        Each series of securities will:
offer and sell the securities
only if accompanied by a              o     be backed by one or more pools of mortgage loans,
prospectus supplement.                manufactured housing contracts or mortgage backed
                                      securities
No market will exist for the
securities of any series before       o     consist of one or more classes of securities.
the securities are issued.  In
addition, even after the              Each class of securities:
securities of a series have been
issued and sold, there can be no      o     will be entitled to all, some or none of the interest
assurance that a resale market        payments and principal payments on the assets of the trust;
will develop.
                                      o     may be senior or subordinate in right of payment to
                                      other classes; and

                                      o     may receive payments from an insurance policy, cash
                                      account or other form of credit enhancement to cover losses on the trust assets.
----------------------------------


Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February 21, 2007

             Important Notice About Information Presented In This
             Prospectus and the Accompanying Prospectus Supplement


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We provide information to you about the securities in two separate documents that progressively provide more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of securities and

     o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 166 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.


                                                  TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

Risk Factors......................................................................................................7
         The limited resale market for the securities could adversely affect your ability to liquidate your investment.............................................................................7
         Protection against losses is limited since the securities will receive payments only from specified sources................................................................................7
         The timing and level of prepayments on the loans could adversely affect your yield.......................8
         If your securities are interest only securities, the return on your investment will be especially sensitive to prepayments on the loans...................................................9
         Prepayments on the loans could lead to shortfalls in the distribution of interest on your securities....................................................................................9
         If the trust includes a pre-funding account and if the funds on deposit in the pre-funding account are not used to purchase additional loans, those funds will be distributed as a payment of principal, which may adversely affect the yield on the affected securities...........................................................................10
         Your investment will be subject to counterparty risk if payments on your securities are dependant to any degree on payment on cash flow agreements.......................................11
         The credit enhancement features may be inadequate to provide protection for the securities..............11
         The interest rates of the securities with adjustable interest rates may be limited by the effect of interest rates on the loans and other factors..............................................11
         If the credit enhancement for your securities is provided in whole or in part by overcollateralization, the interest generated by the loans may be insufficient to maintain the required level of overcollateralization. ............................................13
         The value of your securities may be adversely affected by losses on the loans even if losses are not allocated to your securities.....................................................................14
         Newly originated loans may be more likely to default, which may cause losses on the securities...........................................................................................14
         Additional risks associated with the mezzanine and subordinate securities...............................14
         Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to you or result in losses.................................................15
         The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior liens to experience losses...................................................16
         The loans will be underwritten using varying standards, and less stringent underwriting standards and the resultant potential for delinquencies on the loans could lead to losses on your securities....................................................16
         Some types of loans may be more prone to defaults and the trust may contain large concentrations of these loans..................................................................17
         Increased use of new mortgage loan products by borrowers may result in decline in real estate values generally......................................................................18
         Geographic concentration of the loans may increase the risk of loss.....................................18
         High loan-to-value ratios increase risk of loss.........................................................18
         The loans may be subject to negative amortization, which may affect your yield and result in increased delinquencies and losses.........................................................18
         The loans may have an initial interest-only period, which may result in increased delinquencies and losses.............................................................................19
         If consumer protection laws are violated in the origination or servicing of the loans, losses on your investment could result...............................................................20
         Some pools may include a small portion of commercial mortgage loans; commercial loans present different risks than residential mortgage loans..............................................21


                                                         3


         The collateral securing cooperative loans may be more likely to diminish in value.......................21
         Losses could result if violations of environmental laws occurred affecting the mortgaged properties.....22
         Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the loan balance........22
         The bankruptcy of the depositor or a seller may delay or reduce collections on loans....................22
         The loan seller or other responsible parties may not be able to repurchase defective loans..............23
         The servicing fee may be insufficient to engage replacement servicers...................................24
         External events may increase the risk of loss on the loans..............................................24
         Drug, RICO and money laundering violations could lead to property forfeitures...........................24
         The ratings on your securities could be reduced or withdrawn............................................25
         The securities may not be suitable investments..........................................................25

The Trust Fund...................................................................................................25
         General.................................................................................................25
         The Loans...............................................................................................28
         Modification of Loans...................................................................................35
         Agency Securities.......................................................................................35
         Private Mortgage-Backed Securities......................................................................41
         Representations by Sellers or Originators; Repurchases..................................................44
         Substitution of Trust Fund Assets.......................................................................46

Use of Proceeds..................................................................................................46

The Depositor....................................................................................................46

The Sponsor......................................................................................................47

Description of the Securities....................................................................................48
         General.................................................................................................49
         Distributions on Securities.............................................................................51
         Advances................................................................................................53
         Reports to Securityholders..............................................................................54
         Categories of Classes of Securities.....................................................................55
         Indices Applicable to Floating Rate and Inverse Floating Rate Classes...................................59
         LIBOR...................................................................................................59
         COFI 60
         Treasury Index..........................................................................................62
         Prime Rate..............................................................................................63
         Book-Entry Registration of Securities...................................................................63

Credit Enhancement and Derivatives...............................................................................68
         General.................................................................................................68
         Subordination...........................................................................................68
         Letter of Credit........................................................................................70
         Insurance Policies, Surety Bonds and Guaranties.........................................................70
         Over-Collateralization..................................................................................71
         Spread Account..........................................................................................71
         Reserve Accounts........................................................................................71
         Pool Insurance Policies.................................................................................73
         Cross-Collateralization.................................................................................75


                                                         4


         Other Insurance, Surety Bonds, Guaranties, and Letters of Credit........................................75
         Derivative Products.....................................................................................76

Yield and Prepayment Considerations..............................................................................76

The Agreements...................................................................................................79
         Assignment of the Trust Fund Assets.....................................................................79
         No Recourse to Sellers, Originators, Depositor, Sponsor or Master Servicer..............................82
         Payments on Loans; Deposits to Security Account.........................................................82
         Pre-Funding Account.....................................................................................85
         Servicing...............................................................................................87
         Hazard Insurance........................................................................................87
         Realization Upon Defaulted Loans........................................................................90
         Servicing and Other Compensation and Payment of Expenses................................................91
         Evidence as to Compliance...............................................................................92
         Matters Regarding the Master Servicer and the Depositor.................................................93
         Events of Default; Rights Upon Event of Default.........................................................94
         Amendment...............................................................................................97
         Termination; Optional Termination.......................................................................98
         The Trustee.............................................................................................99

Material Legal Aspects of the Loans..............................................................................99
         General.................................................................................................99
         Foreclosure/Repossession...............................................................................100
         Environmental Risks....................................................................................103
         Rights of Redemption...................................................................................104
         Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders..........................105
         Due-on-Sale Clauses....................................................................................106
         Enforceability of Prepayment and Late Payment Fees.....................................................106
         Applicability of Usury Laws............................................................................107
         The Contracts..........................................................................................107
         Installment Contracts..................................................................................110
         Servicemembers Civil Relief Act and the California Military and Veterans Code..........................111
         Junior Mortgages; Rights of Senior Mortgagees..........................................................112
         Commercial Loans.......................................................................................113
         The Title I Program....................................................................................115
         Consumer Protection Laws...............................................................................119
         "High Cost" Loans and Predatory Lending Laws...........................................................119

Material Federal Income Tax Consequences........................................................................120
         General................................................................................................120
         Taxation of Debt Securities............................................................................122
         Taxation of the REMIC and Its Holders..................................................................129
         REMIC Expenses; Single Class REMICS....................................................................130
         Taxation of the REMIC..................................................................................131
         Taxation of Holders of Residual Interest Securities....................................................132
         Administrative Matters.................................................................................137
         Tax Status as a Grantor Trust..........................................................................137
         Sale or Exchange.......................................................................................141
         Miscellaneous Tax Aspects..............................................................................141
         Tax Treatment of Foreign Investors.....................................................................142
         Tax Characterization of the Trust Fund as a Partnership................................................143
         Tax Consequences to Holders of the Notes...............................................................144


                                                         5


         Tax Consequences to Holders of the Certificates........................................................146
         Reportable Transactions................................................................................152

State and Local Tax Considerations..............................................................................152

ERISA Considerations............................................................................................152
         General................................................................................................152
         Prohibited Transactions................................................................................153
         Plan Asset Regulation..................................................................................153
         Exemption 83-1.........................................................................................154
         The Underwriter's Exemption............................................................................156
         Insurance Company Purchasers...........................................................................159
         Consultation with Counsel..............................................................................159

Legal Investment................................................................................................160

Method of Distribution..........................................................................................162

Legal Matters...................................................................................................163

Financial Information...........................................................................................163

Rating..........................................................................................................164

Where You Can Find More Information.............................................................................165

Incorporation Of Certain Documents By Reference.................................................................165

Glossary........................................................................................................166


                                 RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

The limited resale market for the securities could adversely affect your ability to liquidate your investment.

     The underwriters intend to make a secondary market in the securities, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     Certain classes of securities may not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in such securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities. We refer you to "Legal Investment" for additional information.

Protection against losses is limited since the securities will receive payments only from specified sources.

     The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

     The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

     You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

The timing and level of prepayments on the loans could adversely affect your yield.

     The loans contained in the trust generally may be prepaid in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans.

     The yield on the securities of each series will depend in part on the rate of principal payment on the loans held by the trust for that series, including borrower prepayments, liquidations due to defaults and loan repurchases due to breaches of representations and warranties or the exercise of a purchase option on the loans. In particular:

     o If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o The yield on classes of securities entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related loans.

     o The yield on certain classes of securities may be relatively more sensitive to the rate of prepayment of specified loans than other classes.

     The rate of prepayments on loans is influenced by a number of factors.

     o The rate of prepayments on the loans will be sensitive to prevailing interest rates. Generally, for fixed-rate loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate loans, the fixed-rate loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate loans may decrease.

     o The prepayment behavior of adjustable-rate loans and of fixed-rate loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any adjustable-rate loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate loans. The adjustable-rate loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

     o Prepayments may also be affected by local and national economic conditions, homeowner mobility, and the ability of the borrower to obtain refinancing.

     The related prospectus supplement will indicate the extent to which prepayment of the loans may be subject to a prepayment charge. A prepayment charge may or may not discourage a borrower from prepaying the related loan during the applicable period.

     In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement.

     To the extent specified in the related prospectus supplement, certain parties may be entitled to purchase all of the loans when the aggregate stated principal balance of the loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the loans as of the cut-off date.

     We refer you to "Yield and Prepayment Considerations" for additional information.

If your securities are interest only securities, the return on your investment will be especially sensitive to prepayments on the loans.

     An investment in interest only securities is especially sensitive to prepayments on the loans held by the related trust because payments on interest only securities depend entirely on the interest payments received on the loans. When borrowers prepay their loans, no further interest payments are made on such loans, and therefore no further amounts from such loans are available to make payments on the interest only securities. If borrowers prepay their loans at a particularly high rate, investors in interest only securities may not recover their initial investments.

Prepayments on the loans could lead to shortfalls in the distribution of interest on your securities.

     When a voluntary principal prepayment is made by the borrower on a loan (excluding any payments made upon liquidation of any loan), the borrower is generally charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. If and to the extent described in the related prospectus supplement, the applicable servicer will be obligated, without any right of reimbursement, for the amount of shortfalls in interest collections that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments and thirty (or such other number as may be specified in the related prospectus supplement) days' interest on the prepaid loans, but only to the extent those shortfalls do not exceed all or the specified percentage set forth in the prospectus supplement of the servicing fees for that distribution date payable to that servicer.

     For trusts to which this obligation of the servicer is applicable, if the servicer fails to make such payments or the resulting shortfall exceeds the applicable portion of the servicing fees payable to that servicer for the month, there will be fewer funds available for the distribution of interest on the securities. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as liquidation of a defaulted loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction the yield on your securities.

If the trust includes a pre-funding account and if the funds on deposit in the pre-funding account are not used to purchase additional loans, those funds will be distributed as a payment of principal, which may adversely affect the yield on the affected securities.

     If, as described in the related prospectus supplement, the trust includes a pre-funding account and if all of the money originally deposited in the pre-funding account has not been used by the end of the pre-funding period as described in the related prospectus supplement, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the securities in the manner described in the prospectus supplement. If the amount of cash is substantial, the affected securities will receive a significant unexpected early payment of principal. These payments could adversely affect your yield, particularly if you purchased the affected securities at a premium.

     Any purchase of additional loans by the trust using funds on deposit in the pre-funding account will be subject to the following conditions, among others:

     o each additional loan must satisfy specified statistical criteria and representations and warranties; and

     o additional loans will not be selected in a manner that is believed to be adverse to the interests of the holders of the securities.

     The ability of the related seller to acquire subsequent loans meeting the requirements for inclusion in the loan pool may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, we cannot assure you as to whether or to what extent economic or social factors will affect the seller's ability to acquire additional loans and therefore the ability of the trust to fully utilize the amount deposited into the pre-funding account.

Your investment will be subject to counterparty risk if payments on your securities are dependant to any degree on payment on cash flow agreements.

     The assets of the trust may, if specified in the related prospectus supplement, include agreements, such as interest rate swaps, caps, floors or other similar agreements which will require the provider of such instrument to make payments to the trust under the circumstances described in the prospectus supplement. If payments on one or more classes of the securities of the related series depend in part on payments to be received under such a cash flow agreement, the ability of the trust to make payments on the applicable classes will be subject to the credit risk of the provider of the cash flow agreement. The related prospectus supplement will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a cash flow agreement upon the default or credit impairment of the provider of the agreement. However, there can be no assurance that any such mechanism will be successful in enabling the related trust to obtain a replacement cash flow agreement in the event the credit of its provider becomes impaired, and the yield on the affected classes of securities could be adversely affected as a result.

The credit enhancement features may be inadequate to provide protection for the securities.

     The credit enhancement features for the securities are described in the related prospectus supplement and may include, among other things, senior-subordinated structures, application of excess cash flow to losses, overcollateralization or external credit support such as financial guaranty insurance policies, mortgage insurance policies, guarantees or letters of credit. Such credit enhancements are intended to enhance the likelihood that the intended beneficiaries of such credit enhancement (including, for senior-subordinated structures, holders of senior securities, and to a limited extent, the holders of mezzanine securities and, to a lesser degree, the holders of certain subordinated securities), will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your securities. No servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if the advances are not likely to be recovered. Accordingly, if substantial losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses.

The interest rates of the securities with adjustable interest rates may be limited by the effect of interest rates on the loans and other factors.

     The securities may accrue interest at interest rates based on an index plus a specified margin as specified in the related prospectus supplement, but are subject to certain limitations. Those limitations on the interest rates for such securities may, in part, be based on the weighted average of the interest rates on the loans net of certain fees and expenses of the trust.

     A variety of factors, in addition to those described in the next Risk Factor, could limit the interest rates and adversely affect the yield to maturity on such securities. Some of these factors are described below:

     o The interest rates on fixed-rate loans will not adjust, and the interest rates on adjustable-rate loans may be based on a variety of indexes, as specified in the related prospectus supplement. Adjustable-rate loans generally have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the next Risk Factor, most adjustable-rate loans will not have the first adjustment to their interest rates for some period of time after the origination of those loans. As a result of the limit on the interest rates for the securities bearing an adjustable interest rate, these securities may accrue less interest than they would accrue if their interest rates were based solely on the applicable index plus the specified margins.

     o The index for the loans may change at different times and in different amounts than the index for the securities. As a result, it is possible that interest rates on certain of the adjustable-rate loans may decline while the interest rates on such securities are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate loans and the interest rates for such securities may decline or increase during the same period, but that the interest rates on such securities may decline more slowly or increase more rapidly.

     o If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates than on the loans with relatively lower interest rates, the interest rates on the securities with adjustable interest rates that are subject to cap based on weighted average net-mortgage rates are more likely to be limited.

     o To the extent specified in the related prospectus supplement, if the interest rates on securities with adjustable interest rates are limited for any distribution date due to a cap based on the weighted average net interest rates of the loans or any particular groups, the resulting interest shortfalls may be recovered by the holders of these securities on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the securities and the payment of certain fees and expenses of the trust. These shortfalls suffered by such securities may, to the extent specified in the related prospectus supplement, also be covered by amounts payable under an interest rate cap or other similar agreement relating to such securities. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

If the credit enhancement for your securities is provided in whole or in part by overcollateralization, the interest generated by the loans may be insufficient to maintain the required level of overcollateralization.

     For securities credit enhanced by overcollateralization, the weighted average of the net interest rates on the loans is expected to be higher than the weighted average of the interest rates on the securities. In such cases, the loans are expected to generate more interest than is needed to pay interest owed on the securities and to pay certain fees and expenses of the trust. Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans. After these financial obligations of the trust are covered, the available excess interest generated by the loans will be used to maintain overcollateralization at the required level determined as provided in the related agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the previous Risk Factor, will affect the amount of excess interest that the loans will generate:

     o Every time a loan is prepaid in full, excess interest may be reduced because the loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, the loan will be generating less interest.

     o Every time a loan is liquidated or written off, excess interest may be reduced because those loans will no longer be outstanding and generating interest.

     o If the rates of delinquencies, defaults or losses on the loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the securities.

     o To the extent the mortgage pool includes adjustable-rate loans, such loans may have interest rates that adjust based on an index that is different from the index used to determine the interest rates on the securities that bear adjustable rates of interest, and any fixed-rate loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for any adjustable rate loans may not occur for a significant period after the date of origination. As a result, the interest rates on any adjustable rate securities may increase relative to the weighted average of the interest rates on the loans, or the interest rate on any adjustable rate securities may remain constant as the weighted average of the interest rates on the loans declines. In either case, this would require that more of the interest generated by the loans be applied to cover interest on the securities.

     o If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates that on the loans with relatively lower interest rates, the amount of excess interest generated by the loans will be less than would otherwise be the case.

     o Investors in securities, and particularly subordinate securities, should consider the risk that the overcollateralization may not be sufficient to protect your securities from losses.

The value of your securities may be adversely affected by losses on the loans even if losses are not allocated to your securities.

     o If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect. Liquidations of defaulted loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to senior securities and are likely to influence the yield on such securities in a manner similar to the manner in which principal prepayments on the loans would influence the yield on such securities. You may be particularly affected if credit enhancement is provided in the form of overcollateralization as described in the applicable prospectus supplement. Such overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the securities then entitled to principal distributions at any time that the overcollateralization provided by the loan pool falls below the required level. An earlier return of principal to the holders of the securities as a result of the overcollateralization provisions will influence the yield on the securities in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the securities.

     o The value of your securities may be reduced if the rate of default or the amount of losses is higher than expected. If the performance of loans is substantially worse than assumed by the rating agencies, the ratings of any class of the securities may be lowered or withdrawn in the future. This may reduce the value of those securities. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the securities.

Newly originated loans may be more likely to default, which may cause losses on the securities.

     Defaults on loans tend to occur at higher rates during the early years of the loans. The loans described in the related prospectus supplement may primarily have been originated within the 12 months prior to their sale to the trust. In any such case, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

Additional risks associated with the mezzanine and subordinate securities.

     The weighted average lives of, and the yields to maturity on, mezzanine and subordinate securities will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the loans. If the actual rate and severity of losses on the loans is higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. If so specified in the related prospectus supplement, realized losses on the loans, to the extent they exceed the amount of any overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the subordinate and mezzanine securities in inverse order of severity. Once a realized loss is allocated to security, no principal or interest will be distributable with respect to such written down amount, except to such extent and in such priority as may be specified in the related prospectus supplement in the event of any subsequent recoveries received on liquidated loans after they are liquidated.

     In addition, to the extent mezzanine and subordinate securities are issued in the multiple classes, as described in the related prospectus supplement, the yield of such classes may be particularly sensitive to changes in the rates of prepayments of the loans. Distributions of principal will be made to the holders of such securities according to the priorities described in the related prospectus supplement and the yield to maturity on such classes of securities will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of securities will also be extremely sensitive to losses due to defaults on the loans (and the timing of those losses), to the extent such losses are not covered by excess interest, overcollateralization, more subordinate securities or other credit enhancement. Furthermore, as described in the related prospectus supplement, the timing of receipt of principal and interest by such securities may be adversely affected by losses even if such classes of securities do not ultimately bear such loss.

Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to you or result in losses.

     o Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

          There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

     o Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

     We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior liens to experience losses.

     The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

The loans will be underwritten using varying standards, and less stringent underwriting standards and the resultant potential for delinquencies on the loans could lead to losses on your securities.

     The trust may contain loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These loans may be considered to be of a riskier nature than loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk than if the loans were made to other types of borrowers. In this event, the underwriting standards used in the origination of the loans held by the trust will generally be less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the loans purchased by the trust for your series of securities may experience higher rates of delinquencies, defaults and foreclosures than loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Some types of loans may be more prone to defaults and the trust may contain large concentrations of these loans.

     Because your securities represent an interest in the loans held by the related trust, your investment may be affected by a decline in real estate values and changes in individual borrowers' financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. If the residential real estate market experiences an overall decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by borrowers.

     In addition, certain types of loans which have higher than average rates of default may be included in the trust that issues your securities. The following types of loans may be included:

     o loans that are subject to "negative amortization." The principal balances of such loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

     o loans that for a specified period after origination require the borrower to only make interest payments. During the interest-only period there will be no scheduled reduction in the principal balance of these loans and at the end of the period the scheduled monthly payment on these loans will increase. This increases the likelihood of default and the potential severity of loss associated with the default.

     o loans that do not fully amortize over their terms to maturity, which are sometimes referred to as balloon loans. Such loans require a large payment at their stated maturity. These loans involve a greater degree of risk because the ability of a borrower to make this final payment typically depends on the ability to refinance the loan or sell the related mortgaged property;

     o loans that provide for escalating or variable interest payments by the borrower. The borrower may have qualified for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase; and

     o loans that are concentrated in certain regions, states or zip code areas of the United States. Such geographic units may experience weak economic conditions and housing markets. This may cause higher rates of loss and delinquency.

     We refer you to "The Trust Fund - The Loans" for additional information. The related prospectus supplement will disclose the extent to which any of these or other types of special risk loans are present in the pool applicable to your securities.

Increased use of new mortgage loan products by borrowers may result in decline in real estate values generally.

     In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Geographic concentration of the loans may increase the risk of loss.

     The loans underlying a series of securities may be concentrated in certain regions, states or zip codes. This concentration may present risks of losses on the related securities that are greater than those generally present for similar asset-backed securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets than the nation generally and this weakness may result in losses on the related loans being higher than those in the nation generally. In addition, particular areas may be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots, industrial accidents or terrorism. Loans in areas adversely affected by these factors will experience higher rates of loss and delinquency than loans generally. The related prospectus supplement will contain information regarding the geographic concentration of the loans.

High loan-to-value ratios increase risk of loss.

     Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. The related prospectus supplement will identify the extent to which loans in the trust have high loan-to-value ratios. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

The loans may be subject to negative amortization, which may affect your yield and result in increased delinquencies and losses.

     The trust may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related securities on the related distribution date.

     If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more slowly.

     In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

The loans may have an initial interest-only period, which may result in increased delinquencies and losses.

     To the extent specified in the related prospectus supplement, certain loans may be interest-only until for a period of months or years after the date of origination. During this period, the payment made by the related borrower will be less than it would be if the principal of the loan was required to amortize. In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these loans during their interest-only period unless there is a principal prepayment.

     After the initial interest-only period, the scheduled monthly payment on these loans will increase, which may result in increased delinquencies by the related borrowers. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans. Although the amount of principal included in each scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by available credit enhancement, will be allocated to the securities in reverse order of seniority.

     Loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these loans may be significantly different from loans that amortize from origination. In particular, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these loans.

If consumer protection laws are violated in the origination or servicing of the loans, losses on your investment could result.

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

     The loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the borrowers regarding the terms of the loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal, state or local laws could subject the trust (and other assignees of the loans) to monetary penalties, and result in the obligors' rescinding the loans against either the trust or subsequent holders of the loans.

     The loan seller, and other responsible parties making representations with respect to the mortgage loans, will represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations. In addition, such party will represent that none of the mortgage loans sold by it are covered by the Home Ownership and Equity Protection Act of 1994 or are classified as a "high cost home," "threshold," "covered," "high risk home," "predatory," or similar loan under any other applicable federal, state or local law. In the event of a breach of any such representations, such party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in the related prospectus supplement.

Some pools may include a small portion of commercial mortgage loans; commercial loans present different risks than residential mortgage loans.

     Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, the diversity of types of businesses operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

     Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

The collateral securing cooperative loans may be more likely to diminish in value.

     Certain of the mortgage loans may be cooperative loans. A cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

Losses could result if violations of environmental laws occurred affecting the mortgaged properties.

     Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

     We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the loan balance.

     Substantial delays could be encountered in connection with the liquidation of delinquent loans. Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

The bankruptcy of the depositor or a seller may delay or reduce collections on loans.

     Neither the United States Bankruptcy Code nor similar applicable state insolvency laws prohibit the depositor or any seller, including the sponsor of each securitization, from filing a voluntary application for bankruptcy relief under applicable law. However, the transactions contemplated by the related prospectus will be structured so that

     o the voluntary or involuntary application for bankruptcy relief by the depositor is unlikely,

     o in the event of a bankruptcy filing by the depositor, the loans backing your series of securities should be treated by the bankruptcy court as property of the related trust and not as part of the bankrupt estate of the depositor, and

     o a bankruptcy filing by a seller which is an affiliate of the depositor from whom the depositor acquires the loans should not result in consolidation of the assets and liabilities of the depositor with those of such seller.

     These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors and the structuring of each transfer of loans from the depositor to the related trust as a sale rather than a pledge. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of such a seller, or that the transfer of loans to the trust would in fact be treated by a court as a sale.

     The trust assets will be acquired by the depositor, either directly or through affiliates, from sellers. Each seller will transfer its related loans to the depositor and the depositor will transfer the loans to the related trust. If a seller were to become a debtor in a bankruptcy case, a creditor or trustee, or the debtor itself, may take the position that the transfer of the loans by the seller should be characterized as a pledge of the related loans to secure a borrowing of such debtor, with the result that the depositor or the trust is deemed to be a creditor of such seller, secured by a pledge of the applicable loans.

     An attempt to recharacterize the loan transfers related to your series of securities, if successful, could result in delays in payments of collections on the loans or reductions in the amount of such payments which could result in losses on the securities, or in a trustee in bankruptcy electing to accelerate payment by liquidating the loans. Even if such an attempt were unsuccessful, delays in payments on the loans and resulting delays or losses on the securities could result.

The loan seller or other responsible parties may not be able to repurchase defective loans.

     Each loan seller or another responsible party identified in the prospectus supplement will make various representations and warranties related to the loans. If any such loan seller or responsible party fails to cure a material breach of its representations and warranties with respect to any loan in a timely manner, then it would be required to repurchase or, if so specified in the related prospectus supplement, substitute for the defective loan. It is possible that any such loan seller or responsible party may not be capable of repurchasing or substituting any defective loans, for financial or other reasons. The inability of any such party to repurchase or substitute for defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the securities could occur.

The servicing fee may be insufficient to engage replacement servicers.

     The prospectus supplement will specify the servicing fee payable by the related trust. In the event it becomes necessary to replace a servicer, no assurance can be made that the servicing fee will be sufficient to attract replacement servicers to accept an appointment for the related trust. In addition, to the extent the loans of any series have amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the trust.

External events may increase the risk of loss on the loans.

     In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Generally, substantially all of the loans in the trust for a series of securities are expected to have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the loans, which may result in shortfalls of interest on your securities.

Drug, RICO and money laundering violations could lead to property forfeitures.

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The ratings on your securities could be reduced or withdrawn.

     Each rating agency rating the securities of any series may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. If your securities have the benefit of a surety bond, such as a note or certificate insurance policy, the ratings of the securities will depend primarily on the creditworthiness of the insurer as the provider of the bond or policy relating to the securities. In that event, any reduction in the insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the securities. In all cases, no person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

The securities may not be suitable investments.

     The securities are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                                THE TRUST FUND

General

     The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

     o    single family mortgage loans, including

          o mortgage loans secured by first, second and/or more subordinate liens on one to four-family residential properties,

          o closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

          o home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

          o manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

     o commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

     o mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

     o privately issued mortgaged-backed securities representing interests in any of the above asset types; and

     o all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

     The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The trust fund assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sponsor may be an affiliate of the depositor and may have acquired the loans from other sellers. If so specified in the related prospectus supplement, the sponsor or other sellers may be originators of some or all of the loans. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

     Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933. In any securitization where private mortgage-backed securities are included in a trust fund, the offering of the private mortgage-backed securities will be registered if required in accordance with Rule 190(b) under the Securities Act of 1933.

     As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund will engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund will have any source of capital other than its assets and any related credit enhancement.

     In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sponsor, the sellers and/or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of securities and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." The only ongoing responsibilities of the depositor with respect to any series of securities will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

     The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

     The following, together with the discussion under "Credit Enhancement and Derivatives" in this prospectus, is a brief description of the assets that will be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

The Loans

     General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

     In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     Any loans that provide for payments to be allocated to principal and interest based on the "sum of the digits" or "Rule of 78s" method will be described in the related prospectus supplement. Generally, for any loan, the "sum of the digits" or "Rule of 78s" refers to a method of allocating the total monthly payment due from the borrower between interest due on the loan and the repayment of principal. Under this method, during the early months of the loan, the portion of each payment allocable to interest is higher, and the portion of each payment allocable to principal is correspondingly lower that would be the case for a loan that fully amortizes on a level debt service basis. During the later months the situation reverses with the portion of each payment allocable to interest lower and the portion allocable to principal higher than would be the case for a loan that fully amortizes on a level debt service basis.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be established at the origination of loan in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. For any trust fund that acquires buydown loan, the related prospectus supplement will state whether the related buydown fund has been acquired by the trust along with the buydown loan. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed use properties that are primarily residential. Any mixed use property that is classified for purposes of the trust fund's assets as primarily residential and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Mixed use properties not meeting these characteristics will be treated as being predominately used for commercial purposes and will be classified for purposes of the trust fund's assets as commercial properties. Properties may include vacation and second homes, investment properties, leasehold interests and, to the limited extent described under "Commercial Loans" below, commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence, or a finding that the address of the underlying property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

     The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets, commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of

     o primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties,

     o retail stores and establishments, that are primarily for commercial purposes

     o    office buildings, or

     o hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.

     The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

     Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

     Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

     Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

     o the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

     o    the original terms to maturity of the loans,

     o the largest principal balance and the smallest principal balance of any of the loans,

     o the earliest origination date and latest maturity date of any of the loans,

     o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

     o the loan interest rates or range of loan interest rates borne by the loans,

     o    the maximum and minimum per annum loan interest rates, and

     o    the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

     No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

     Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sponsor which may have acquired the loans from one or more sellers or originators. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Modification of Loans

     The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

Agency Securities

     Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     o    fixed-rate level installment conventional mortgage loans;

     o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

     o    adjustable rate conventional mortgage loans; or

     o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

     Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a

Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or
(3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

Private Mortgage-Backed Securities

     General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

     The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If the depositor or any of its affiliates participated in the original issuance of any of the private mortgage-backed securities underlying any series of securities offered under the prospectus, the related prospectus supplement will disclose this fact. Any private mortgage-backed securities acquired by the depositor will be acquired in the secondary market and not pursuant to an initial offering of the securities. In addition, private mortgage-backed securities will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

     Where the related PMBS issuer is not an affiliate of the depositor, it will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences. The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related PMBS trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to by it or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

     o no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

     o the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

     o the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

     o the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

     Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

     (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

     (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

     (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

     (5) the pass-through or certificate rate of the private mortgage-backed securities;

     (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

     (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

     (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

Representations by Sellers or Originators; Repurchases

     Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

     o that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

     o that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

     o that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

     o that there were no delinquent tax or assessment liens against the property;

     o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

     If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either

     o to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or

     o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

     If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

     Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of the Trust Fund Assets."

Substitution of Trust Fund Assets

     Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o    to purchase the related trust fund assets;

     o to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

     o to pay certain costs of issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement and Derivatives".

     The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     Morgan Stanley ABS Capital I Inc. is a direct, wholly-owned subsidiary of Morgan Stanley. Morgan Stanley ABS Capital I Inc. will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the trust fund assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

     The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will obtain representations and warranties from the sponsor or other sellers or originators regarding the loans or other trust fund assets. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  THE SPONSOR

     The prospectus supplement for each series of securities will identify the sponsor for the related series. If specified in the related prospectus supplement, the sponsor will be Morgan Stanley Mortgage Capital Inc., a New York corporation. Morgan Stanley Mortgage Capital Inc is an affiliate of the depositor and a direct wholly owned subsidiary of Morgan Stanley (NYSE:MS). The executive offices of Morgan Stanley Mortgage Capital Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. Morgan Stanley Mortgage Capital Inc. provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Morgan Stanley Mortgage Capital Inc. also originates commercial mortgage loans. Morgan Stanley Mortgage Capital Inc. does not currently service loans. Instead, Morgan Stanley Mortgage Capital Inc. contracts with other entities to service the loans on its behalf.

     Morgan Stanley Mortgage Capital Inc. acquires residential mortgage loans through bulk purchases and also through purchases of single loans through Morgan Stanley Mortgage Capital Inc.'s conduit loan purchase program. The mortgage loans purchased through its conduit program generally conform to the conduit origination standards.

     Prior to acquiring any residential mortgage loans, Morgan Stanley Mortgage Capital Inc. conducts a review of the related loan seller that is based upon the credit quality of the selling institution. Morgan Stanley Mortgage Capital Inc.'s review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the loans.

     The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

     As mentioned above, Morgan Stanley Mortgage Capital Inc. currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

     As a sponsor, Morgan Stanley Mortgage Capital Inc. acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Morgan Stanley & Co. Incorporated, Morgan Stanley Mortgage Capital Inc. works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                         DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. A trust that only issues notes, or that issues both notes and certificates, will be formed under a trust agreement. A trust that issues only certificates will be formed under a pooling and servicing agreement. Each pooling and servicing agreement and indenture will be governed by New York law and each trust agreement will be governed by Delaware law. Each trust, as issuer of securities under the applicable agreement, will therefore be subject to the governing law of the agreement. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.

General

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

     o the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

     o the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements--Payments on Loans; Deposits to Security Account";

     o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

     o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement and Derivatives" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee either represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

     As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

Advances

     If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

     If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

Reports to Securityholders

     Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

     o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and liquidation proceeds and any applicable prepayment penalties included in that distribution;

     o the amount of the distribution allocable to interest, including any shortfalls in the payment of interest due on the securities or any interest that is accrued but is not then payable or has been carried forward because of any cap on the amount of interest that is currently payable;

     o    the amount of any advance;

     o the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date, or withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

     o the outstanding principal balance or notional amount of each class of the related series before and after giving effect to the distribution of principal on that distribution date;

     o the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

     o the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

     o the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o the number and aggregate principal balances of loans that are delinquent but not in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that are 31 to 60 days, 61 to 90 days or 91 or more days delinquent;

     o the number and aggregate principal balances of loans that are in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that have been in foreclosure for 1 to 30 days, 31 to 60 days, 61 to 90 days or 91 or more days;

     o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

     o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

     o the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

     o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to the aggregate of amounts reported under the first and second bullets above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

     The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.


Categories of Classes
---------------------

Principal Types
---------------

Accretion Directed....................................       A class that receives principal payments from the
                                                             accreted interest from specified accrual classes.  An
                                                             accretion directed class also may receive principal
                                                             payments from principal paid on the underlying trust
                                                             fund assets for the related series.


                                                          55


Component Securities..................................       A class consisting of components.  The components of a
                                                             class of component securities may have different
                                                             principal and/or interest payment characteristics but
                                                             together constitute a single class.  Each component of
                                                             a class of component securities may be identified as
                                                             falling into one or more of the categories in this
                                                             chart.

Notional Amount Securities............................       A class having no principal balance and bearing
                                                             interest on a notional amount.  The notional amount is
                                                             used for purposes of the determination of interest
                                                             distributions.

Planned Principal Class or PACs.......................       A class that is designed to receive principal payments
                                                             using a predetermined principal balance schedule
                                                             derived by assuming two constant prepayment rates for
                                                             the underlying trust fund assets.  These two rates are
                                                             the endpoints for the "structuring range" for the
                                                             planned principal class.  The planned principal classes
                                                             in any series of securities may be subdivided into
                                                             different categories--e.g., primary planned principal
                                                             classes, secondary planned principal classes and so
                                                             forth--having different effective structuring ranges and
                                                             different principal payment priorities.  The
                                                             structuring range for the secondary planned principal
                                                             class of a series of securities will be narrower than
                                                             that for the primary planned principal class of that
                                                             series.

Scheduled Principal Class.............................       A class that is designed to receive principal payments
                                                             using a predetermined principal balance schedule but is
                                                             not designated as a planned principal class or targeted
                                                             principal class.  In many cases, the schedule is
                                                             derived  by assuming two constant prepayment rates for
                                                             the underlying trust fund assets.  These two rates are
                                                             the endpoints for the "structuring range" for the
                                                             scheduled principal class.


                                                          56


Sequential Pay Class..................................       Classes that receive principal payments in a prescribed
                                                             sequence, that do not have predetermined principal
                                                             balance schedules and that under all circumstances
                                                             receive payments of principal continuously from the
                                                             first distribution date on which they receive principal
                                                             until they are retired.  A single class that receives
                                                             principal payments before or after all other classes in
                                                             the same series of securities may be identified as a
                                                             sequential pay class.

Strip.................................................       A class that receives a constant proportion, or "strip,"
                                                             of the principal payments on the underlying trust fund
                                                             assets.

Support Class or Companion Class......................       A class that receives principal payments on any
                                                             distribution date only if scheduled payments have been
                                                             made on specified planned principal classes, targeted
                                                             principal classes and/or scheduled principal classes on
                                                             that distribution date.

Targeted Principal Class or TACs......................       A class that is designed to receive principal payments
                                                             using a predetermined principal balance schedule
                                                             derived by assuming a single constant prepayment rate
                                                             for the underlying trust fund assets.

Interest Types
--------------

Fixed Rate............................................       A class with an interest rate that is fixed throughout
                                                             the life of that class.

Floating Rate.........................................       A class with an interest rate that resets periodically
                                                             based upon a designated index and that varies directly
                                                             with changes in that index as specified in the related
                                                             prospectus supplement.  Interest payable to a floating
                                                             rate class on a distribution date may be subject to a
                                                             cap based on the amount of funds available to pay
                                                             interest on that distribution date.


                                                         57


Inverse Floating Rate.................................       A class with an interest rate that resets periodically
                                                             based upon a designated index as specified in the
                                                             related prospectus supplement and that varies inversely
                                                             with changes in that index.

Variable Rate.........................................       A class with an interest rate that resets periodically
                                                             and is calculated by reference to the rate or rates of
                                                             interest applicable to specified assets or
                                                             instruments--e.g., the loan rates borne by the
                                                             underlying loans.

Auction Rate..........................................       A class with an interest rate that resets periodically
                                                             to an auction rate that is calculated on the basis of
                                                             auction procedures described in the related prospectus
                                                             supplement.

Interest Only.........................................       A class that receives some or all of the interest
                                                             payments made on the underlying trust fund assets or
                                                             other assets of the trust fund and little or no
                                                             principal.  Interest only classes have either a nominal
                                                             principal balance or a notional amount.  A nominal
                                                             principal balance represents actual principal that will
                                                             be paid on the class.  It is referred to as nominal
                                                             since it is extremely small compared to other classes.
                                                             A notional amount is the amount used as a reference to
                                                             calculate the amount of interest due on an interest
                                                             only class that is not entitled to any distributions in
                                                             respect of principal.

Principal Only........................................       A class that does not bear interest and is entitled to
                                                             receive distributions in respect of principal only.

Partial Accrual.......................................       A class that accretes a portion of the amount of
                                                             accrued interest with respect to that class.  The
                                                             accreted interest will not be distributed but will
                                                             instead be added to the principal balance of that class
                                                             on each applicable distribution date, with the
                                                             remainder of the accrued interest to be distributed
                                                             currently as interest on that class.  This partial
                                                             accrual without distribution may continue until a
                                                             specified event has occurred or until the partial
                                                             accrual class is retired.


                                                         58


Accrual...............................................       A class that accretes the full amount of accrued
                                                             interest with respect to that class.

                                                             The accreted interest will not be distributed but will
                                                             instead be added as principal to the principal balance
                                                             of that class on each applicable distribution date.
                                                             This accrual without distribution may continue until
                                                             some specified event has occurred or until the accrual
                                                             class is retired.


Indices Applicable to Floating Rate and Inverse Floating Rate Classes

     The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBO Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

     LIBOR will be established as follows:

     (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o    LIBOR as determined on the previous LIBOR determination date or

          o    the reserve interest rate.

     The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

          o    savings deposits,

          o    time deposits,

          o    FHLBSF advances,

          o    repurchase agreements, and

          o    all other borrowings.

     Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

     (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

     (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Book-Entry Registration of Securities

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

     The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

     Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each security owner is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate. security owners will not receive written confirmation from DTC of their purchase, but security owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the security owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of security owners. security owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

     To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual security owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the security owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to security owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to security owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the security owners shall be the responsibility of Participants and indirect participants.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government

Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

     Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 37 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

     Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

     Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

     DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of Securities Intermediaries whose holdings include those book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that


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


event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                      CREDIT ENHANCEMENT AND DERIVATIVES

General

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts and/or spread accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, other third party guarantees or insurance, overcollateralization, excess interest, or any combination of the foregoing. In addition, derivatives in the form of interest rate swap agreements, interest rate caps, floors and collars, currency swap agreements, currency exchange agreements or any combination of the foregoing may be used by the related trust fund to alter the payment characteristics of the loans or other trust fund assets. Credit enhancement and derivatives will not provide protection against all risks of loss or interest rate or currency movements, as applicable, and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses or other shortfalls occur which exceed the amount covered by credit enhancement or such derivatives or which are not covered by the credit enhancement or such derivatives, securityholders will bear their allocable share of any deficiencies.

Subordination

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:


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


     o reducing the ownership interest, if applicable, of the related subordinated securities;

     o    a combination of the immediately preceding sentence and the above;
          or

     o another subordination method described in the related prospectus supplement.

     If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

     o    in the order of their scheduled final distribution dates;

     o    in accordance with a schedule or formula;

     o    in relation to the occurrence of events; or

     o by another method of allocating distributions as specified in the related prospectus supplement.


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


As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

Letter of Credit

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the trust fund assets;

     o    paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed


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


with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Spread Account

     If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

Reserve Accounts

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

          The reserve account for a series will be funded:

     o by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

     o by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

     o in any other manner of funding as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

          (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;


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


          (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

          (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

          (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

          (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

          (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

          (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

          (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

          (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

          (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

     If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

     Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy. Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

     The pool insurance policy may provide that no claims may be validly presented unless:

     o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

     o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

     o the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

     The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

     The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Cross-Collateralization

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

     If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

     o    paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.


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Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

Derivative Products

     If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

     The derivative products may consist of any combination of interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates and currency swap agreements or currency exchange agreements, in each case the purpose of which will be to convert payments to be made on the loans or other trust fund assets or of one or more classes of securities from one currency into another currency. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including


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general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may

     (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or

     (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.


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


     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

     Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

     If a funding period is established for the related series of securities as described under "The Agreements - Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire sufficient loans during the pre-funding period, the amounts remaining in the pre-funding account at the end of the funding period will be applied as a prepayment of principal in the manner and priority specified in the related prospectus supplement.

     The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                THE AGREEMENTS

     Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of the Trust Fund Assets

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor


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


on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The depositor will have acquired the loans directly or through one or more entities, from one or more sellers identified in the prospectus supplement, one of which shall be identified as the sponsor of the securitization. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

     If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

          (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

          (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

          (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

          (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses
(1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

     If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.


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


     If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

     The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

     If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either purchase the related loan from the trust fund at the purchase price or if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach


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


also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

No Recourse to Sellers, Originators, Depositor, Sponsor or Master Servicer

     As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, the sponsor or other seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

     o maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;


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


     o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

     o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

     o    an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

     o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o all payments on account of interest on the loans, net of applicable servicing compensation;

     o all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;


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


     o all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

     o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

     o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

     o to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

     o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     o to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;


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


     o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

     o to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

     o to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

     If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

     The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-


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funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

     For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and Prepayment Considerations."

     The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

     In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on


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the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

Servicing

     For each series of securities, the servicing of the related loans may be provided, as specified in the prospectus supplement, either by the master servicer directly, by one or more servicers under supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for the series and services the loans directly or through one or more subservicers. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

     If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

     If so specified in the related prospectus supplement the originator or other seller of a loan in connection with a series of securities may act as the servicer in connection with that series pursuant to a servicing agreement. That servicing agreement may be solely between the master servicer and the servicer or may be with or assigned directly to the trustee.

Hazard Insurance

     Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of

     (1) the maximum insurable value of the improvements securing the loan or

     (2) the greater of (y) the outstanding principal balance of the loan and
(z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

     All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion,


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smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

     (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or

     (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

     In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

     If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master


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servicer is not required to expend its own funds to restore the damaged property unless it determines

     (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and

     (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

     In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

     o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;


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     o    second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

     o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

     o    fourth, as a recovery of principal of that loan.

     The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

Realization Upon Defaulted Loans

     General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

     The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to


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renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

     The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the fee described in the related prospectus supplement, which may vary, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or other servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

     The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of other servicers and sellers. The


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master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

Evidence as to Compliance

     The master servicer will be required to deliver to the depositor and the trustee by not later than March 15th of each year, starting in the year following the year of issuance of the related series of securities, an officer's certificate stating that:

     o a review of the activities of the master servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

     o to the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the master servicer to remedy such default.

     In addition, on or prior to March 15th of each year, commencing with the year following the year of issuance of the related series of securities , the master servicer will be required to deliver to the depositor an Assessment of Compliance that contains the following:

     o a statement of the master servicer's responsibility for assessing compliance with the servicing criteria applicable to it;

     o a statement that the master servicer used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

     o the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the master servicer; and

     o a statement that a registered public accounting firm has issued an attestation report on the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     The master servicer will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the master servicer's assessment of compliance with the applicable servicing criteria.

     In addition, the related prospectus supplement will identify each other party performing a servicing function that will be required to provide either or both of the above evidences of compliance. You will be able to obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in the prospectus supplement.


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Matters Regarding the Master Servicer and the Depositor

     The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

     Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

     Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.


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Events of Default; Rights Upon Event of Default

     Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

     o failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

     o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

     o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

     If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement and Derivatives" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the


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


appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

     No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

     Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

     o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

     o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

     If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:


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


     o the holders of 100% of the voting interests of the notes of that series consent to the sale;

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

     In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

     In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.


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

Amendment

     Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

     o    to cure any ambiguity;

     o to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

     o to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

     Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may

     (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

     (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.


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Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of
(1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

     Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Internal Revenue Code.

     Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of


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that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

     The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

General

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as


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


project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure/Repossession

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default


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until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

     Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of


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trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially


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reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

     Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.


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     The Asset Conservation, Lender Liability and Deposit Insurance Protection
Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

     A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently,


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the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

     Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the


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debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

     The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

     The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

     The Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a


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lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts.

     In addition, some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision , referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003. The late charges and prepayment fees described above are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Contracts

     General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant


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to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.


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     Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured


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home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

     The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with


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mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

Servicemembers Civil Relief Act and the California Military and Veterans Code

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status, In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief


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Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest or principal on certain of the mortgage loans.

     Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and Veterans Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a home improvement contract or manufactured housing contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or home improvement contract or manufactured housing contract goes into default, there may be delays and losses occasioned as a result.

Junior Mortgages; Rights of Senior Mortgagees

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.


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     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Commercial Loans

     The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the


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tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject


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to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

     The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

The Title I Program

     General. If so specified in the related prospectus supplement, all or a specified percentage of the loans contained in a trust fund may be loans insured under the Title I Program, which is formally known as the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. For any series of securities backed by loans that are insured under the Title I Program, the related trust fund will be assigned the benefits of the credit enhancement provided to the holders of the loans under the Title I Program. The following describes the material terms of the Title I Programs with respect to the benefits securityholders will receive and the limitations to which they will be subject should the trust fund hold loans insured under the Title I Program.

     Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly


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to the borrower and the dealer or other parties. With respect to a dealer
Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at


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least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by the amount of the FHA insurance claims approved for payment relating to the insured loans and the amount of insurance coverage attributable to insured loans sold by the lender. The insurance coverage may also be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or


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acquiring the eligible loans registered with the FHA for insurance under the
Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and


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enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

     o the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

     o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

     o    the uncollected court costs;

     o    the attorney's fees not to exceed $500; and

     o the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Depository Institutions Deregulation and Monetary Control Act, Gramm-Leach-Bliley Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

"High Cost" Loans and Predatory Lending Laws

     Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or the Homeownership Act,


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which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys' fees.

     In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor. The discussion is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

     The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors in the


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securities are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to holders of securities will vary depending on whether:

     (1) the securities of a series are classified as indebtedness;

     (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

     (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

     (4) the trust fund relating to a particular series of certificates is treated as a partnership.

     Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor, are of the opinion that, for federal income tax purposes:

          o    securities issued as notes will be treated as indebtedness;

          o securities issued as certificates will be treated as one of the following:

               -    indebtedness;

               - beneficial ownership interests in the related trust fund or in its assets; or

               -    "REMIC regular interests" or "REMIC residual interests".

The latter treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its Holders". Each prospectus supplement will specify if this treatment applies to the securities being issued. Subject to the discussion under " --Taxation of the REMIC and Its Holders", Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP are of the opinion that securities representing REMIC "regular interests" are taxable to the holders of those securities in substantially the same manner as indebtedness issued by the REMIC.

     In all cases, each trust fund will be structured to not be subject to an entity level tax, and Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP are of the opinion that each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.


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Taxation of Debt Securities

     General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued counsel to the depositor will deliver an opinion generally to that effect.

     Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, special counsel to the depositor identified in the prospectus supplement will have advised the depositor that:

     (1) Debt securities held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and

     (2) Debt securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

     Debt Securities that are Compound Interest Securities--generally, securities on which all or a portion of the interest is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations thereunder. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.


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     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt


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Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

     (1) the interest is unconditionally payable at least annually at a "current value" of the index;

     (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

     (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

     (4) the principal payments are not contingent.

     In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.


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     The amount of OID to be included in income by a holder of a Pay-Through
Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of

     (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and

     (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.

     The present value of the remaining payments is to be determined on the basis of three factors:

     (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

     (2) events which have occurred before the end of the accrual period and

     (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.


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     A subsequent holder of a Debt Security will also be required to include
OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

     Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" above.

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

     (1)  the yield to maturity of those Debt Securities and

     (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.


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     Because the proper method of adjusting accruals of OID on a variable rate
Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either

     (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or

     (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt


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Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

     Consequences of Realized Losses. Under Section 166 of the Code, both corporate holders of Debt Securities and noncorporate holders that acquire Debt Securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such securities become wholly or partially worthless as the result of one or more realized losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Security in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such security becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short term capital loss. Moreover, the character and timing of any such losses by holders of Debt Securities of a series in which no REMIC election has been made may be governed by Code Section 165(g) relating to worthless securities, rather than by Code Section 166, if such securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Security will be required to accrue OID on such security without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a realized loss is allocated to such Debt Security or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Security could exceed


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significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Security eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of Debt Securities should consult with their own tax advisors with respect to the federal income tax consequences of realized losses attributable to OID.

Taxation of the REMIC and Its Holders

     General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP or Thacher Proffitt & Wood LLP will deliver an opinion to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Subject to the discussion below, REMIC regular interests are treated for holders of those interests in substantially the same manner as debt issued by the REMIC for U.S. federal income tax purpose. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities,

     (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

     (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

     If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in
(1) or (2) in the proportion that those REMIC assets are qualifying assets.


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     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) can be treated as "qualified mortgages" of the REMIC.

     Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

     Outside Reserve Fund. To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

REMIC Expenses; Single Class REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either


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     (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

     In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt Securities" above. However, a REMIC that acquires


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


loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

     (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     (4) the receipt of any fees or other compensation for services rendered by the REMIC.

     It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC


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attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if


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the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors."

     Alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. In addition, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Moreover, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of 120% of the long term applicable Federal Rate on the startup day multiplied by the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by "Disqualified Organization. Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity), a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting


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that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and at the time of the transfer the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States Person and (iv) either the formula test or the assets test (each as described below) is satisfied.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Interest Security does not exceed the sum of: (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the related REMIC generates losses. However, the direct or indirect transfer of the Residual Interest Security to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee is not eligible for the formula test. For purposes of this calculation, (i) the


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transferee is assumed to pay tax at the highest rate currently specified in
Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the transferee has been subject to the alternative minimum tax under
Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and
(ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The asset test is satisfied if the transfer of the interest complies with Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly: (i) the transferee is an "eligible corporation," as defined in Treasury Regulations
Section 1.860E-1(c)(6)(i), as to which income from the interest will only be taxed in the United States; (ii) at the time of the transfer, and at the close of the transferee's two fiscal years preceding the year of the transfer, the transferee had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million (excluding any obligation of a person related to the transferee within the meaning of Treasury Regulations
Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy these minimum asset requirements); (iii) the transferee must agree in writing that it will transfer the interest only to another "eligible corporation," as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the three other requirements of the safe harbor identified above, and the transferor must not know or have reason to know that the transferee will not honor these restrictions on the subsequent transfer of the Residual Interest Security; and (iv) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Residual Interest Security will not be paid.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the REMIC residual interests should consult with their tax advisors regarding the effect of these regulations.

     Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security cannot be marked-to-market.


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Administrative Matters

     The REMIC's books must be maintained on a calendar year and accrual method basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under subpart E, Part I of subchapter J of the Code, in which case, Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the


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applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990 and is scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of

     (1) 3% of the excess of adjusted gross income over the applicable amount or

     (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.


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     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

     Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.


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     In light of the application of Section 1286 of the Code, a beneficial owners of a Stripped Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to them if they should fail to do so.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

     (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.


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Sale or Exchange

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

     (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over

     (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     (1) fails to furnish the trustee with its social security number or taxpayer identification number;

     (2) furnishes the trustee an incorrect social security number or taxpayer identification number;

     (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt


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organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

     On January 23, 2006 the IRS issued final regulations effective January 1, 2007 affecting the information reporting obligations of trustees of "widely-held fixed investment trusts" (that is, any grantor trust that is a United States person under Code Section 7701(a) (30) (E) an interest in which is held by one or more "middlemen") and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street).

     Under the final regulations, the trustee would be required to report to the IRS with respect to Certificateholders who are not "exempt recipients" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such Certificates through a middleman, the gross income of the trust fund and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to the Certificateholder. The same requirements would be imposed on middlemen holding on behalf of Certificateholders.

          The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) Certificateholders who do not hold such Certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or


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determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign person transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions" above.

Tax Characterization of the Trust Fund as a Partnership

     If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that

     (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation, and

     (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been


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structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation,

then assuming compliance with the related agreement and related documents and applicable law, Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Thacher Proffitt & Wood LLP, each special counsel to the depositor, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.

     OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes


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fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the


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relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.


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     A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

     (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

     (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     (3) prepayment premium payable to the holders of certificates for that month; and

     (4) any other amounts of income payable to the holders of certificates for that month.

     The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates


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on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

     Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.


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     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.


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     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

     Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner the name, address and identification number of that person, whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.


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     Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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Reportable Transactions

     Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                      STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                             ERISA CONSIDERATIONS

General

     ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

     Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

     Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law.


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However, any governmental or church plan which is qualified under Section
401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Prohibited Transactions

     Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes--for example,

     o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

     o PTCE 95-60, which exempts certain transactions by insurance company general accounts;

     o PTCE 91-38, which exempts certain transactions by bank collective investment funds;

     o PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

     o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

Plan Asset Regulation

     The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. ss.2510.3-101.) The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest"


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in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

Exemption 83-1

     In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for


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transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement and Derivatives" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

     Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.


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The Underwriter's Exemption

     The DOL has granted to Morgan Stanley & Co. Incorporated an administrative underwriter's exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990)) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Morgan Stanley Exemption.

     Among the conditions that must be satisfied for the underwriter's exemption to apply are the following:

     (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

     (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

     (4) the trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

     (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

     (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;


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     (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

     (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

     (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

     (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the Morgan Stanley Exemption receiving a lower credit rating from a Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

     (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

     (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

          (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the investment pool as of the closing date;


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     (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

     (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

     (8) the related prospectus or prospectus supplement must describe:

          (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          (b) the duration of the pre-funding period;

          (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

          (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and

     (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust, provided that, among other requirements:

     (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

     (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

     (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

     (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and


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


     (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     This relief under the Morgan Stanley Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

     The Morgan Stanley Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Morgan Stanley Exemption are met, including those within the control of the investor.

Insurance Company Purchasers

     Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

     There can be no assurance that the Morgan Stanley Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

     Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited


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transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Morgan Stanley Exemption and the availability of exemptive relief under any class exemption.

                               LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of securities will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities", will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.


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


     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented, thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R.
Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. sec. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the offered securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

     As to any offering of securities, in addition to the plan of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the offered securities


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


may be effected through one or more resecuritization transactions, in accordance with Rule 190(b) under the Securities Act of 1933.

     Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

     The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

     As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                 LEGAL MATTERS

     Certain legal matters with respect to each series of securities and the material federal income tax consequences with respect to that series will be passed upon for the depositor by Sidley Austin LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP or Thacher Proffitt & Wood LLP.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


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


                                    RATING

     It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and


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


losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                      WHERE YOU CAN FIND MORE INFORMATION

     The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-130694, under the Securities Act of 1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 100 F. Street, NE, Washington, D.C. 20549. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

     Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supersedes the information in this prospectus and the related prospectus supplement. All documents (other than Annual Reports on Form 10-K) filed with the SEC by the depositor or by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Security Exchange Act of 1934 will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.


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                                   GLOSSARY

     Whenever used in this prospectus, the following terms have the following meanings:

     "401(c) Regulations" means the final regulations published by DOL pursuant to Section 401(c) of ERISA.

     "Clearstream" is Clearstream Banking, societe anonyme.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

     "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

     "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

     "DTC" is The Depository Trust Company.

     "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

     "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

     "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

     "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

     "Morgan Stanley Exemption" or "Exemption" means the prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990), as amended by prohibited transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997) and 2000-58, 65 Fed. Reg. 67765 (2000) the administrative exemption that has granted to Morgan Stanley & Co. Incorporated.

     "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

     "Participants" are participating organizations through which a security owner can hold its book-entry security.


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     "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

     "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

     "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

     "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

     "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

     "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

     "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

     "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

     "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

     "Regular Security" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

     "Regular Securityholder" is a holder of a Regular Security.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

     "Restricted Group" means, for any series, the seller, the depositor, Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the


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trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of those parties.

     "Securities Intermediary" is an entity that maintains the security owner's account and records the security owner's ownership of securities on that account.

     "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

     "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

     "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

     "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

     "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.


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